                                                                     Exhibit 4.1

         Manufactured Housing Contract Senior/Subordinate Pass-Through
                         Certificates, Series 2002-1

                       POOLING AND SERVICING AGREEMENT

                                    among

                    CONSECO FINANCE SECURITIZATIONS CORP.
                                  as Seller

                             CONSECO FINANCE CORP.
                      as Originator and Initial Servicer

                       WELLS FARGO BANK MINNESOTA, N.A.
                              as Backup Servicer

                                      and

                        U.S. BANK NATIONAL ASSOCIATION
              not in its individual capacity but solely as Trustee

                           Dated as of April 1, 2002

                              TABLE OF CONTENTS

                                                                                                             Page
ARTICLE I             DEFINITIONS..............................................................................1-1

         SECTION 1.01               General....................................................................1-1
         SECTION 1.02               Specific Terms.............................................................1-1
         SECTION 1.03               Calculations..............................................................1-45

ARTICLE II            ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS............................................2-1

         SECTION 2.01               Closing....................................................................2-1
         SECTION 2.02               Conditions to the Closing..................................................2-2
         SECTION 2.03               Conveyance of the Subsequent Contracts.....................................2-4
         SECTION 2.04               Acceptance by Trustee......................................................2-6
         SECTION 2.05               REMIC Provisions...........................................................2-6

ARTICLE III           REPRESENTATIONS AND WARRANTIES...........................................................3-1

         SECTION 3.01               Representations and Warranties Regarding the Seller........................3-1
         SECTION 3.02               Representations and Warranties Regarding Each Contract.....................3-2
         SECTION 3.03               Additional Representations and Warranties..................................3-6
         SECTION 3.04               Representations and Warranties Regarding the Contracts in the
                                    Aggregate..................................................................3-7
         SECTION 3.05               Representations and Warranties Regarding the Contract Files and
                                    Land-and-Home Contract Files...............................................3-9
         SECTION 3.06               Repurchase of Contracts or Substitution of Contracts for Breach of
                                    Representations and Warranties.............................................3-9
         SECTION 3.07               No Repurchase or Substitution Under Certain Circumstances.................3-13
         SECTION 3.08               Staged-Funding Contract Reserve Account...................................3-14

ARTICLE IV            PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS..............................4-1

         SECTION 4.01               Custody of Contract Files and Land-and-Home Contract Files.................4-1
         SECTION 4.02               Filings....................................................................4-2
         SECTION 4.03               Name Change or Relocation..................................................4-2
         SECTION 4.04               Chief Executive Office.....................................................4-3
         SECTION 4.05               Costs and Expenses.........................................................4-3

ARTICLE V             SERVICING OF CONTRACTS...................................................................5-1

         SECTION 5.01               Responsibility for Contract Administration.................................5-1
         SECTION 5.02               Standard of Care...........................................................5-1
         SECTION 5.03               Records....................................................................5-1
         SECTION 5.04               Inspection; Computer Tape..................................................5-1
         SECTION 5.05               Certificate Account........................................................5-2
         SECTION 5.06               Enforcement................................................................5-3
         SECTION 5.07               Trustee to Cooperate.......................................................5-5
         SECTION 5.08               Costs and Expenses.........................................................5-5
         SECTION 5.09               Maintenance of Insurance...................................................5-6

                              TABLE OF CONTENTS
                                 (continued)

                                                                                                             Page
         SECTION 5.10               Repossession...............................................................5-7
         SECTION 5.11               Commingling of Funds.......................................................5-7
         SECTION 5.12               Retitling; Security Interests..............................................5-7
         SECTION 5.13               Covenants, Representations and Warranties of Servicer......................5-8
         SECTION 5.14               Advance Facility...........................................................5-9
         SECTION 5.15               Backup Servicer...........................................................5-12

ARTICLE VI            REPORTS AND TAX MATTERS..................................................................6-1

         SECTION 6.01               Monthly Reports............................................................6-1
         SECTION 6.02               Certificate of Servicing Officer...........................................6-1
         SECTION 6.03               Other Data.................................................................6-1
         SECTION 6.04               Annual Report of Accountants...............................................6-1
         SECTION 6.05               Statements to Certificateholders...........................................6-2
         SECTION 6.06               Payment of Taxes...........................................................6-7

ARTICLE VII           SERVICE TRANSFER.........................................................................7-1

         SECTION 7.01               Event of Termination.......................................................7-1
         SECTION 7.02               Transfer...................................................................7-3
         SECTION 7.03               Trustee to Act; Appointment of Successor...................................7-4
         SECTION 7.04               Notification to Certificateholders.........................................7-5
         SECTION 7.05               Effect of Transfer.........................................................7-5
         SECTION 7.06               Transfer of Certificate Account............................................7-5

ARTICLE VIII          PAYMENTS.................................................................................8-1

         SECTION 8.01               Monthly Payments...........................................................8-1
         SECTION 8.02               Permitted Withdrawals from the Certificate Account.........................8-1
         SECTION 8.03               Payments...................................................................8-2
         SECTION 8.04               [RESERVED].................................................................8-8
         SECTION 8.05               Class C Subsidiary Certificateholder's Purchase Option; Additional
                                    Principal Distribution Amount..............................................8-8
         SECTION 8.06               [RESERVED]................................................................8-10
         SECTION 8.07               Pre-Funding Account.......................................................8-10
         SECTION 8.08               Yield Maintenance Reserve Fund............................................8-11
         SECTION 8.09               Basis Risk Reserve Fund...................................................8-12

ARTICLE IX            THE CERTIFICATES AND UNCERTIFICATED SUBSIDIARY INTERESTS.................................9-1

         SECTION 9.01               The Certificates...........................................................9-1
         SECTION 9.02               Registration of Transfer and Exchange of Certificates......................9-2
         SECTION 9.03               No Charge; Disposition of Void Certificates................................9-6
         SECTION 9.04               Mutilated, Destroyed, Lost or Stolen Certificates..........................9-6
         SECTION 9.05               Persons Deemed Owners......................................................9-7
         SECTION 9.06               Access to List of Certificateholders' Names and Addresses..................9-7
         SECTION 9.07               Authenticating Agents......................................................9-7

                              TABLE OF CONTENTS
                                 (continued)

                                                                                                             Page
ARTICLE X             INDEMNITIES.............................................................................10-1

         SECTION 10.01              Seller's and Originator's Indemnities.....................................10-1
         SECTION 10.02              Liabilities to Obligors...................................................10-1
         SECTION 10.03              Tax Indemnification.......................................................10-1
         SECTION 10.04              Servicer's Indemnities....................................................10-1
         SECTION 10.05              Operation of Indemnities..................................................10-2
         SECTION 10.06              REMIC Tax Matters.........................................................10-2

ARTICLE XI            THE TRUSTEE.............................................................................11-1

         SECTION 11.01              Duties of Trustee.........................................................11-1
         SECTION 11.02              Certain Matters Affecting the Trustee.....................................11-2
         SECTION 11.03              Trustee Not Liable for Certificates or Contracts..........................11-3
         SECTION 11.04              Rights of Certificateholders to Direct Trustee and to Waive Event of
                                    Termination...............................................................11-3
         SECTION 11.05              The Servicer to Pay Trustee's Fees and Expenses...........................11-4
         SECTION 11.06              Eligibility Requirements for Trustee......................................11-4
         SECTION 11.07              Resignation or Removal of Trustee.........................................11-5
         SECTION 11.08              Successor Trustee.........................................................11-5
         SECTION 11.09              Merger or Consolidation of Trustee........................................11-6
         SECTION 11.10              Tax Returns...............................................................11-6
         SECTION 11.11              Obligor Claims............................................................11-6
         SECTION 11.12              Appointment of Co-Trustee or Separate Trustee.............................11-7
         SECTION 11.13              Agents of Trustee.........................................................11-8

ARTICLE XII           MISCELLANEOUS...........................................................................12-1

         SECTION 12.01              Servicer Not to Assign Duties or Resign; Delegation of Servicing
                                    Functions.................................................................12-1
         SECTION 12.02              Maintenance of Office or Agency...........................................12-1
         SECTION 12.03              Termination...............................................................12-2
         SECTION 12.04              Acts of Certificateholders................................................12-4
         SECTION 12.05              Calculations..............................................................12-5
         SECTION 12.06              Assignment or Delegation by Originator....................................12-5
         SECTION 12.07              Amendment.................................................................12-5
         SECTION 12.08              Notices...................................................................12-7
         SECTION 12.09              Merger and Integration....................................................12-9
         SECTION 12.10              Headings..................................................................12-9
         SECTION 12.11              Governing Law.............................................................12-9

         EXHIBIT A           -      Form of Class A Certificate.................................................A-1
         EXHIBIT B           -      Form of Class M-[1-A][1-F][2] Certificate...................................B-1
         EXHIBIT C-1         -      Form of Class B-[1][2] Certificate........................................C-1-1
         EXHIBIT C-2         -      Form of Class B-3I Certificate............................................C-2-1
         EXHIBIT D           -      Form of Assignment..........................................................D-1
         EXHIBIT E           -      Form of Certificate of Officer..............................................E-1
         EXHIBIT F           -      Form of Opinion of Counsel..................................................F-1
         EXHIBIT G           -      Form of Trustee's Acknowledgement...........................................G-1
         EXHIBIT H-1         -      Form of Custodian's Acknowledgement (Land-and-Home
                                    Contract Files)...........................................................H-1-1
         EXHIBIT H-2         -      Form of Custodian's Acknowledgement (Contract Files)......................H-2-1
         EXHIBIT I           -      Form of Certificate of Servicing Officer....................................I-1
         EXHIBIT J           -      Form of Class C [Subsidiary]
                                    [Master] Certificate........................................................J-1
         EXHIBIT K-1         -      Form of Certificate Regarding Repurchased Contracts.......................K-1-1
         EXHIBIT K-2         -      Form of Certificate Regarding Substituted Contracts.......................K-2-1
         EXHIBIT L           -      Form of Representation Letter...............................................L-1
         EXHIBIT M           -      Form of Monthly Report......................................................M-1
         EXHIBIT N           -      Form of Addition Notice.....................................................N-1
         EXHIBIT O           -      Form of Subsequent Transfer Instrument......................................O-1
         EXHIBIT P          -       Form of Officer's Certificate (Subsequent Transfer).........................P-1

         SCHEDULE           5.15-   Initial Description of Information to be Delivered to
                                    Backup Servicer................................................................

         AGREEMENT, dated as of April 1, 2002, among Conseco Finance Securitizations Corp., a corporation organized and existing under the laws of the State of Minnesota, as Seller (the "Seller"), Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware, as originator (directly or through a wholly owned subsidiary) of the manufactured housing installment sales contracts and installment loan agreements described herein (the "Originator"), and as the initial servicer (the "Servicer"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer") and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee").

         WHEREAS, in the regular course of its business, Conseco Finance Corp. originates, purchases and services manufactured housing installment sales contracts and installment loan agreements, which contracts provide for installment payments by or on behalf of the owner of the manufactured home and grant security interests in the related manufactured home (or, in certain cases, mortgages or deeds of trust on the real estate to which such manufactured home is deemed permanently affixed);

         WHEREAS, the Seller, the Originator, the Servicer, the Backup Servicer and the Trustee wish to set forth the terms and conditions pursuant to which the "Trust," as hereinafter defined, will acquire the "Contracts," as hereinafter defined, and the Servicer will manage and service the Contracts;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         SECTION 1.01      General.
                           -------

         For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of the Agreement.

         SECTION 1.02      Specific Terms.
                           --------------

         "Accrual Period" means with respect to any Remittance Date, the period
          --------------
from and including the prior Remittance Date (or, with respect to the first Remittance Date, from and including the Closing Date) to but excluding such Remittance Date.

         "Addition Notice" means, with respect to each transfer of Subsequent
          ---------------
Contracts to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit N, which shall be given not less than five Business Days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Contracts to be sold to the Trust and the aggregate Cut-off Date Principal Balances of such Subsequent Contracts.

         "Additional Contract" means a Contract identified in the List of
          -------------------
Contracts delivered pursuant to Section 2.02(i) that is not an Initial Contract.

         "Additional Monthly Servicing Fee" means, as of any Remittance Date, a
          --------------------------------
maximum of one-twelfth of the product of 0.50% and the Pool Scheduled Principal Balance for the immediately preceding Remittance Date.

         "Additional Principal Distribution Amount" means, as to any Remittance
          ----------------------------------------
Date beginning with the Remittance Date in July 2002, the Amount Available remaining after payment of the amounts described in clauses (i) through (xii) of
Section 8.03(a), subject to the limitations and conditions specified in
Section 8.03(a)(xiii).

         "Additional Principal Payment Date" has the meaning assigned in Section
          ---------------------------------
8.05(e).

         "Adjusted Amount Available" means, as to any Remittance Date, the
          -------------------------
Amount Available plus any amounts withdrawn from the Pre-Funding Account or the Staged-Funding Contract Reserve Account and deposited in the Certificate Account.

         "Advance Financing Person" has the meaning given in Section 5.14(a).
          ------------------------

         "Advance Payment" means any payment by an Obligor in advance of the
          ---------------
related Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment.

                                      1-1

    "Affiliate" of any specified Person means any other Person controlling
          ---------
or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Pooling and Servicing Agreement, as the same may
          ---------
be amended or supplemented from time to time.

         "Amount Available" means, as to any Remittance Date, an amount equal
          ----------------
to:

         (i)      the sum of

                  (A) the amount on deposit in the Certificate Account as of the close of business on the last day of the related Due Period,

                  (B) any amounts required to be deposited in the Certificate Account on the Business Day immediately preceding such Remittance Date pursuant to Section 5.09(b), and

                  (C) all collections in respect of principal on the Contracts received after the last day of the related Due Period up to and including the third Business Day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance Date), minus

         (ii) the sum as of the close of business on the Business Day preceding such Remittance Date of

                  (A)    the Amount Held for Future Distribution,

                  (B) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (ii)-(v), inclusive, of Section 8.02, and

                  (C) with respect to all Remittance Dates other than the Remittance Date in May 2002, all collections in respect of principal on the Contracts received on or after the first day of the related Due Period up to and including the third Business Day prior to the preceding Remittance Date (but in no event later than the 25th day of the month prior to the preceding Remittance Date).

         "Amount Held for Future Distribution" means, as to any Remittance Date,
          -----------------------------------
the total of the amounts held in the Certificate Account on the last day of the related Due Period on account of Advance Payments in respect of such related Due Period (not including any portion of Advance Payments received during such related Due Period that was distributed on the prior Remittance Date pursuant to clause (vi) of the definition of "Formula Principal Distribution Amount").

         "Applicants" has the meaning assigned in Section 9.06.
          ----------

                                      1-2

         "Appraised Value" means, with respect to any Manufactured Home, the
          ---------------
value of such Manufactured Home as determined by a professional appraiser (who may be an employee of the Originator).

         "Assumption Fee" means any assumption or other similar fee paid by the
          --------------
Obligor on a Contract.

         "Authenticating Agent" means any authenticating agent appointed
          --------------------
pursuant to Section 9.07.

         "Average Sixty-Day Delinquency Ratio" means the arithmetic average of
          -----------------------------------
the Sixty-Day Delinquency Ratios for such Remittance Date and for the two immediately preceding Remittance Dates.

         "Backup Servicer" means Wells Fargo Bank Minnesota, N.A., an affiliate
          ---------------
which engages in servicing practices on its behalf, or its successors and permitted assignees.

         "Backup Servicing Fee" means, for any Remittance Date, one-twelfth of
          --------------------
the product of 0.02% and the Pool Scheduled Principal Balance for the preceding Remittance Date (or, in the case of the first Remittance Date, the Cut-off Date Pool Principal Balance).

         "Basis Risk Reserve Fund" means a separate trust account created and
          -----------------------
maintained pursuant to Section 8.09 in the name of the Trust in an Eligible Institution.

         "Basis Risk Reserve Shortfall" means for any Remittance Date, the
          ----------------------------
lesser of (a) Excess Cashflow less distributions made on such Remittance Date pursuant to clauses (i) through (xi) of Section 8.03(a) and (b) the excess, if any, of (A) $5,000 over (B) the amount on deposit in the Basis Risk Reserve Fund, less the sum of the Unpaid Class M-1-A Basis Risk Carryover Shortfalls for such Remittance Date (after payments under Section 8.08 and before distributions pursuant to Section 8.09 on such Remittance Date).

         "Book-Entry Certificate" means any Certificate registered in the name
          ----------------------
of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         "Business Day" means any day other than (i) a Saturday or a Sunday, or
          ------------
(ii) another day on which banking institutions in the city in which a Person is taking action hereunder are authorized or obligated by law, executive order or governmental decree to be closed.

         "Calculation Agent" means the Person who establishes LIBOR with respect
          -----------------
to each Interest Reset Period. The Calculation Agent shall be the Trustee unless the Trustee is unable or unwilling so to act, in which case the Calculation Agent shall be a financial institution appointed by the Seller.

         "Cap Provider Fee" means, with respect to each Remittance Date
          ----------------
occurring prior to November 1, 2004, $135,000.

                                      1-3

         "Certificates" means the Class A, Class M, Class B, Class B-3I, and
          ------------
Class C Certificates, collectively.

         "Certificate Account" means the account established and maintained
          -------------------
pursuant to Section 5.05.

         "Certificate Owner" means the person who is the beneficial owner of a
          -----------------
Book-Entry Certificate.

         "Certificate Register" means the register maintained pursuant to
          --------------------
Section 9.02.

         "Certificate Registrar" or "Registrar" means the registrar appointed
          ---------------------      ---------
pursuant to Section 9.02.

         "Certificateholder" or "Holder" means the person in whose name a
          -----------------      ------
Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Regular Certificate registered in the name of the Originator or the Seller or any of their Affiliates shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Regular Certificates which the Trustee knows to be so owned shall be so disregarded.

         "Class," "Class A," "Class M," "Class B," "Class B-3I" or "Class C"
          -----------------------------------------------------------------
means pertaining to each Class of Class A Certificates, Class M Certificates, Class B Certificates, Class B-3I Certificates and/or Class C Certificates, as the case may be.

         "Class A Certificate" means the Class A Certificates executed and
          -------------------
delivered by the Trustee substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class A Cross-Over Date" means the Remittance Date on which the Class
          -----------------------
A Principal Balance (after giving effect to the distributions of principal on the Class A Certificates on such Remittance Date) is reduced to zero.

         "Class A Distribution Amount" means, as to any Remittance Date, the
          ---------------------------
lesser of:

         (i) the Adjusted Amount Available for such Remittance Date, (less any amounts distributed pursuant to clauses (i) and (ii) of
                Section 8.03(a), and

         (ii)   the Class A Formula Distribution Amount for such Remittance
                Date;

provided that after the Class A Cross-Over Date the Class A Distribution Amount shall be zero.

         "Class A Formula Distribution Amount" means, as to any Remittance Date,
          -----------------------------------
an amount equal to the sum of:

                                      1-4

         (i) one month's interest (or, as to the first Remittance Date, interest from and including the Closing Date to but excluding the first Remittance Date) (calculated in the manner specified in Section 1.03), at the Class A Remittance Rate on the Class A Principal Balance,

         (ii)   the aggregate Unpaid Class A Interest Shortfall, if any,

         (iii) the Class A Percentage of the Formula Principal Distribution Amount,

         (iv)   any Unpaid Class A Principal Shortfall, and

         (v) any Additional Principal Distribution Amount to be distributed to the Class A Certificates pursuant to Section 8.03(a)(xiv);

provided, however, that the aggregate of all amounts distributed for all Remittance Dates pursuant to clauses (iii), (iv) and (v) shall not exceed the sum of the Original Class A Principal Balance.

         "Class A Interest Distribution Amount" means, as to each class of Class
          ------------------------------------
A certificates and any Remittance Date, the sum of the amount specified in clauses (i)(A), (i)(B), (i)(C) and (i)(D) of the definition of the term "Class A Formula Distribution Amount."

         "Class A Interest Shortfall" means, as to any Remittance Date, the
          --------------------------
amount, if any, by which the amount distributed to Holders of Class A Certificates on such Remittance Date pursuant to Section 8.03(a)(iii) is less than the Class A Interest Distribution Amount.

         "Class A Percentage" means, as to any Remittance Date, a fraction,
          ------------------
expressed as a percentage, the numerator of which is the Class A Principal Balance and the denominator of which is the sum of:

         (i)      the Class A Principal Balance,

         (ii) if the Class M-1 Distribution Test is satisfied, the Class M-1 Principal Balance (minus the Unpaid Class M-1 Principal Shortfall, if any), otherwise zero,

         (iii) if the Class M-2 Distribution Test is satisfied, the Class M-2 Principal Balance (minus the Unpaid Class M-2 Principal Shortfall, if any), otherwise zero, and

         (iv) if the Class B Distribution Test is satisfied, the sum of the Class B Principal Balance (minus the Unpaid Class B-1 Principal Shortfall, if any, and the Unpaid Class B-2 Principal Shortfall, if any) and the Overcollateralization Amount, otherwise zero.

         "Class A Principal Balance" means, as to any Remittance Date, the
          -------------------------
Original Principal Balance of the Class A Certificates less all amounts distributed to holders of Class A Certificates on account of principal on prior Remittance Dates.

                                      1-5

         "Class A Principal Deficiency Amount" means, as to any Remittance Date,
          -----------------------------------
the amount, if any, by which the Pool Scheduled Principal Balance plus any Pre-Funded Amount is less than the Class A Principal Balance.

         "Class A Principal Shortfall" means, as to any Remittance Date, the
          ---------------------------
amount, if any, by which the amount distributed to Holders of Class A Certificates on such Remittance Date pursuant to Section 8.03(a)(vi)(A) or (C) is less than the Class A Percentage of the Formula Principal Distribution Amount for such Remittance Date. In no event, however, shall the Class A Principal Shortfall exceed the Class A Principal Balance.

         "Class A Remittance Rate" means 6.681% per annum.
          -----------------------

         "Class B Certificate" means any one of the Class B-1 or Class B-2
          -------------------
Certificates.

         "Class B Distribution Test" means, to be considered "satisfied" for any
          -------------------------
Remittance Date, that:

         (i)      such Remittance Date occurs in or after May 2006;

         (ii) the Average Sixty-Day Delinquency Ratio for such Remittance Date is less than or equal to 7.00%;

         (iii) the Cumulative Realized Losses Test for such Remittance Date is satisfied;

         (iv) the Current Realized Loss Ratio for such Remittance Date is less than or equal to 3.50%;

         (v)      the fraction, expressed as a percentage, the numerator of

                  which is the sum of the Class B Principal Balance and the Overcollateralization Amount as of such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date, is equal to or greater than 20.625%; and

         (vi) the Class B Principal Balance plus the Overcollateralization Amount as of such Remittance Date is greater than or equal to $12,000,000.

         "Class B Percentage" means:
          ------------------

         (i) as to any Remittance Date on which the Class B Distribution Test is not satisfied and the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not been reduced to zero, 0%, and

         (ii) as to any other Remittance Date, a fraction, expressed as a percentage, the numerator of which is the sum of the Class B Principal Balance and the Overcollateralization Amount and the denominator of which is the sum of:

                  (A)    the Class A Principal Balance,

                                      1-6

                  (B) the Class M-1 Principal Balance (minus the Unpaid Class M-1 Principal Shortfall, if any),

                  (C) the Class M-2 Principal Balance (minus the Unpaid Class M-2 Principal Shortfall, if any), and

                  (D) the sum of the Class B Principal Balance (minus the Unpaid Class B-1 Principal Shortfall, if any, and the Unpaid Class B-2 Principal Shortfall, if any) and the Overcollateralization Amount.

         "Class B Principal Balance" means, as to any Remittance Date, the sum
          -------------------------
of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

         "Class B-1 Adjusted Principal Balance" means, as of any Remittance
          ------------------------------------
Date, the Class B-1 Principal Balance as of that Remittance Date minus the Class B-1 Liquidation Loss Amount (if any) as of the prior Remittance Date.

         "Class B-1 Certificate" means any one of the Class B-1 Certificates
          ---------------------
executed and delivered by the Trustee substantially in the form set forth in Exhibit C-1 hereto and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class B-1 Cross-Over Date" means the Remittance Date on which the
          -------------------------
Class B-1 Principal Balance (after giving effect to the distributions of principal on the Class B-1 Certificates on such Remittance Date) is reduced to zero.

         "Class B-1 Formula Distribution Amount" means, as to any Remittance
          -------------------------------------
Date, an amount equal to the sum of:

         (i) one month's interest (or as to the first Remittance Date, interest from and including the Closing Date to but excluding the first Remittance Date) (calculated in the manner specified in Section 1.03) at the Class B-1 Remittance Rate on the
                  Class B-1 Adjusted Principal Balance,

         (ii)     any Unpaid Class B-1 Interest Shortfall,

         (iii) the Class B Percentage of the Formula Principal Distribution Amount,

         (iv)     any Unpaid Class B-1 Principal Shortfall,

         (v) any Additional Principal Distribution Amount to be distributed to the Class B-1 Certificates pursuant to Section 8.03(a)(x),

         (vi)     any Class B-1 Liquidation Loss Interest Amount, and

         (vii)    any Unpaid Class B-1 Liquidation Loss Interest Shortfall;

                                      1-7
provided, however, that on the Class M-2 Cross-Over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (iii), (iv) and (v) of the term "Class M-2 Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the second proviso to such term shall instead be included in clause (iii) or (v) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed pursuant to clauses (iii), (iv) and (v) of this definition shall not exceed the Original Class B-1 Principal Balance.

         "Class B-1 Interest Deficiency Amount" means, as to the Class B-1
          ------------------------------------
Certificates and any Remittance Date, the excess, if any, of:

         (i) the sum of the amounts described in clauses (i), (ii), (vi) and (vii) of the definition of the term "Class B-1 Formula Distribution Amount," over

         (ii) the amount available for distribution to the Class B-1 Certificateholders pursuant to Section 8.03(a)(vi)(A) and (B) and Section 8.03(a)(x)(C) and (D) on such Remittance Date.

         "Class B-1 Interest Distribution Amount" means, as to any Remittance
          --------------------------------------
Date, the amount specified in clause (i) of the definition of "Class B-1 Formula Distribution Amount" plus the Unpaid Class B-1 Interest Shortfall, if any.

         "Class B-1 Interest Shortfall" means, as to any Remittance Date, the
          ----------------------------
excess, if any, of:

         (i)      the sum of:

                  (A) the amount distributed to Holders of the Class B-1 Certificates on such Remittance Date pursuant to Sections 8.03(a)(vi)(A) and (B), over

                  (B) any amount distributed to the Holders of the Class B-1 Certificates pursuant to Section 8.03(d) on such Remittance Date, and

         (ii)     the Class B-1 Interest Distribution Amount for such Remittance
                  Date.

         "Class B-1 Liquidation Loss Amount" means, as of any Remittance Date,
          ---------------------------------
the lesser of:

         (i) the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance for such Remittance Date exceeds the sum of the Pre-Funded Amount plus the Pool Scheduled Principal Balance for such Remittance Date, less distributions of principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates on such Remittance Date, and

         (ii) the Class B-1 Principal Balance, less distributions of principal on the Class B-1 Certificates on such Remittance Date.

         "Class B-1 Liquidation Loss Interest Amount" means, as to any
          ------------------------------------------
Remittance Date, an amount equal to interest (calculated in the manner specified in Section 1.03) at the Class B-1

                                      1-8

Remittance Rate on the Class B-1 Liquidation Loss Amount (if any) for the immediately preceding Remittance Date.

         "Class B-1 Liquidation Loss Interest Shortfall" means, as to any
          ---------------------------------------------
Remittance Date, the amount, if any, by which the amount distributed to Holders of the Class B-1 Certificates on such Remittance Date pursuant to
Section 8.03(a)(x)(C) is less than the Class B-1 Liquidation Loss Interest Amount for such Remittance Date.

         "Class B-1 Principal Balance" means, as to any Remittance Date, the
          ---------------------------
Original Principal Balance of the Class B-1 Certificates less all amounts distributed to Holders of Class B-1 Certificates on account of principal on prior Remittance Dates.

         "Class B-1 Principal Shortfall" means, as to any Remittance Date, the
          -----------------------------
amount, if any, by which the amount distributed to Holders of Class B-1 Certificates on such Remittance Date pursuant to Section 8.03(a)(x)(B) is less than the Class B Percentage of the Formula Principal Distribution Amount for such Remittance Date. In no event, however, shall the Class B-1 Principal Shortfall exceed the Class B-1 Principal Balance.

         "Class B-1 Remittance Rate" means a rate equal to the lesser of
          -------------------------

         (i)      10.0% per annum, and

         (ii)     the Net WAC Cap Rate.

         "Class B-2 Certificate" means any one of the Class B-2 Certificates
          ---------------------
executed and delivered by the Trustee substantially in the form set forth in Exhibit C-1 hereto and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class B-2 Distribution Amount" means, as to any Remittance Date, the
          -----------------------------
lesser of (i) the Amount Available remaining after distributions pursuant to clauses (i) through (ix) of Section 8.03(a) and (ii) the Class B-2 Formula Distribution Amount for such Remittance Date.

         "Class B-2 Formula Distribution Amount" means, as to any Remittance
          -------------------------------------
Date, an amount equal to the sum of:

         (i) one month's interest (or as to the first Remittance Date, interest from and including the Closing Date to but excluding the first Remittance Date) (calculated in the manner specified in Section 1.03) at the Class B-2 Remittance Rate on the
                  Class B-2 Principal Balance as calculated immediately prior to such Remittance Date,

         (ii)     any Unpaid Class B-2 Interest Shortfall,

         (iii)    the amount set forth in (A) or (B) below, as applicable:

                  (A) if such Remittance Date is prior to or on the Class B-1 Cross-Over Date, zero, or

                                      1-9

                  (B) if such Remittance Date is after the Class B-1 Cross-Over Date, the Class B Percentage of the Formula Principal Distribution Amount,

         (iv)     any Unpaid Class B-2 Principal Shortfall, and

         (v) any Additional Principal Distribution Amount to be distributed to the Class B-2 Certificates pursuant to Section 8.03(a)(xii);

provided, however, that on the Class B-1 Cross-Over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (iii), (iv) and (v) of the term "Class B-1 Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the second proviso to such term shall instead be included in clause (iii) or (v) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed pursuant to clauses (iii), (iv) and (v) of this definition shall not exceed the Original Class B-2 Principal Balance.

         "Class B-2 Interest Shortfall" means, as to any Remittance Date, the
          ----------------------------
amount, if any, by which the amount distributed to Holders of Class B-2 Certificates on such Remittance Date pursuant to Sections 8.03(a)(xi)(A) and (B) is less than the sum of the amounts specified in clauses (i) and (ii) of the definition of the term "Class B-2 Formula Distribution Amount."

         "Class B-2 Liquidation Loss Amount" means, as to any Remittance Date,
          ---------------------------------
the lesser of

         (i) the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance for such Remittance Date exceeds the sum of the Pre-Funded Amount plus the Pool Scheduled Principal Balance for such Remittance Date, less distributions of principal on the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates on such Remittance Date, and

         (ii) the Class B-2 Principal Balance, less distributions of principal on the Class B-2 Certificates on such Remittance Date.

         "Class B-2 Principal Balance" means, as to any Remittance Date, the
          ---------------------------
Original Principal Balance of the Class B-2 Certificates less all amounts distributed to Holders of Class B-2 Certificates on account of principal on prior Remittance Dates.

         "Class B-2 Principal Shortfall" means, as to any Remittance Date, the
          -----------------------------
amount, if any, by which the amount distributed to Holders of Class B-2 Certificates on such Remittance Date pursuant to Section 8.03(a)(xi)(D) is less than the amount described in Section 8.03(a)(xi)(D) for such Remittance Date. In no event, however, shall the Class B-2 Principal Shortfall exceed the Class B-2 Principal Balance.

         "Class B-2 Remittance Rate" means a rate equal to the lesser of
          -------------------------

         (i)      9.860% per annum, and

                                      1-10

         (ii)     the Net WAC Cap Rate.

         "Class B-3I Certificate" means any one of the Class B-3I Certificates
          ----------------------
executed and delivered by the Trustee substantially in the form set forth in Exhibit C-2 hereto and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class B-3I Distribution Amount" means, for any Remittance Date, the
          ------------------------------
lesser of (a) the Class B-3I Formula Distribution Amount and (b) the Amount Available remaining after payment of the amounts described in clauses (i) through (xiii) of Section 8.03(a).

         "Class B-3I Formula Distribution Amount" means, as to any Remittance
          --------------------------------------
Date, an amount equal to the sum of (a) the product of (i) the Class B-3I Remittance Rate for such Remittance Date and (ii) the Class B-3I Notional Amount less (b) any amount distributed on that Remittance Date under Section 8.03(xiii) plus (c) on the Remittance Date on which the Class Principal Balance of the Certificates is reduced to zero, the excess of the Pool Scheduled Principal Balance over the aggregate Class Principal Balance of the Certificates on such Remittance Date, plus (d) the amount, if any, by which the Class B-3I Formula Distribution Amount on the preceding Remittance Date exceeds the Class B-3I Distribution Amount on that Remittance Date.

         "Class B-3I Notional Amount" means, as to any Remittance Date, the sum
          --------------------------
of the Pool Scheduled Principal Balance and the Pre-Funded Amount as of the immediately preceding Remittance Date.

         "Class B-3I Remittance Rate" means the excess of (i) the Net WAC Cap
          --------------------------
Rate over (ii) the product of (A) two and (B) the weighted average Remittance Rate of the Class S-Accrual Interest and the Subsidiary REMIC Accretion Directed Interests, provided that for this purpose the Remittance Rate for the Class S-Accrual Interest shall be subject to a cap of zero and the Remittance Rate for each Subsidiary REMIC Accretion Directed Interest shall not exceed the Remittance Rate on its Corresponding Certificate Class.

         "Class C Certificate" means any one of the Class C Subsidiary
          -------------------
Certificate, or Class C Master Certificate.

         "Class C Certificateholder" means the person in whose name a Class C
          -------------------------
Certificate is registered on the Certificate Register.

         "Class C Master Certificate" means a Class C Master Certificate
          --------------------------
executed and delivered by the Trustee substantially in the form of Exhibit J, and evidencing an interest designated as the "residual interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class C Master Distribution Amount" means, as to any Remittance Date,
          ----------------------------------
the amount, if any, distributable pursuant to Section 8.03(a)(xvi).

         "Class C Subsidiary Certificate" means a Class C Subsidiary Certificate
          ------------------------------
executed and delivered by the Trustee substantially in the form of Exhibit J, and evidencing an interest designated as the "residual interest" in the Subsidiary REMIC for purposes of the REMIC Provisions.

                                      1-11

         "Class C Subsidiary Distribution Amount" means, as to any Remittance
          --------------------------------------
Date, the amounts, if any, distributable pursuant to Section 8.03(b)(iii).

         "Class M Certificate" means any one of the Class M-1-A, M-1-F or M-2
          -------------------
Certificates executed and delivered by the Trustee.

         "Class M-1 Certificate" means any one of the Class M-1-A or Class M-1-F
          ---------------------
Certificates.

         "Class M-1 Cross-Over Date" means the Remittance Date on which the
          -------------------------
Class M-1 Principal Balance (after giving effect to the distributions of principal on the Class M-1 Certificates on such Remittance Date) is reduced to zero.

         "Class M-1 Distribution Test" means, to be considered "satisfied" for
          ---------------------------
any Remittance Date, that:

         (i)      such Remittance Date occurs in or after May 2006;

         (ii) the Average Sixty-Day Delinquency Ratio for such Remittance Date is less than or equal to 7.00%;

         (iii) the Cumulative Realized Losses Test for such Remittance Date is satisfied;

         (iv) the Current Realized Loss Ratio for such Remittance Date is less than or equal to 3.50%; and

         (v) the fraction, expressed as a percentage, the numerator of which is the sum of the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class B Principal Balance and the Overcollateralization Amount as of such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date, is equal to or greater than 43.875%.

         "Class M-1 Liquidation Loss Amount" means, as to any Remittance Date,
          ---------------------------------
the lesser of:

         (i) the amount, if any, by which the sum of the Class A Principal Balance and the Class M-1 Principal Balance for such Remittance Date exceeds the sum of the Pre-Funded Amount plus the Pool Scheduled Principal Balance for such Remittance Date, less distributions of principal on the Class A and Class M-1 Certificates on such Remittance Date, and

         (ii) the Class M-1 Principal Balance, less distributions of principal on the Class M-1 Certificates on such Remittance Date.

         "Class M-1 Percentage" means:
          --------------------

         (i) as to any Remittance Date prior to the Class A Cross-Over Date and on which the Class M-1 Distribution Test is not satisfied, 0%, and

                                      1-12

         (ii) as to any Remittance Date after the Class A Cross-Over Date or on which the Class M-1 Distribution Test is satisfied, a fraction, expressed as a percentage, the numerator of which is the Class M-1 Principal Balance (minus the Unpaid
                  Class M-1 Principal Shortfall, if any) and the denominator of which is the sum of:

                  (A)      the Class A Principal Balance,

                  (B) the Class M-1 Principal Balance (minus the Unpaid Class M-1 Principal Shortfall, if any),

                  (C) if the Class M-2 Distribution Test is satisfied, the Class M-2 Principal Balance (minus the Unpaid Class M-2 Principal Shortfall, if any), otherwise zero, and

                  (D) if the Class B Distribution Test is satisfied, the sum of the Class B Principal Balance and the Overcollateralization Amount, otherwise zero.

         "Class M-1 Principal Balance" means as to any Remittance Date, the sum
          ---------------------------
of the Class M-1-A Principal Balance and the Class M-1-F Principal Balance.

         "Class M-1-A Adjusted Principal Balance" means, as to any Remittance
          --------------------------------------
Date, the Class M-1-A Principal Balance as of that Remittance Date minus the Class M-1-A Liquidation Loss Amount (if any) as of the prior Remittance Date.

         "Class M-1-A Basis Risk Carryover Shortfall" means, for any Remittance
          ------------------------------------------
Date and the related Accrual Period, the excess, if any of

         (i) an amount equal to interest on the Class M-1-A Principal Balance at the lesser of LIBOR plus the Class M-1-A Margin and 14% per annum, over

         (ii)     the Class M-1-A Current Interest Amount.

         "Class M-1-A Basis Risk Reserve Shortfall" means for any Remittance
          ----------------------------------------
Date, the lesser of (a) Excess Cashflow less distributions made on such Remittance Date pursuant to clauses (i) through (xi) of Section 8.03(a), and
(b) the excess, if any, of (A) $5,000 over (B) the amount on deposit in the Basis Risk Reserve Fund, less the sum of the Unpaid Class M-1-A Basis Risk Carryover Shortfalls for such Remittance Date (after payments under Section 8.08 and before distributions pursuant to Section 8.09 on such Remittance Date).

         "Class M-1-A Certificate" means any one of the Class M-1-A Certificates
          -----------------------
executed and delivered by the Trustee substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Trust for the purposes of the REMIC Provisions.

         "Class M-1-A Current Interest Amount" means, with respect to any
          -----------------------------------
Remittance Date, an amount equal to interest accrued during the related Accrual Period at the Class M-1-A Interest Rate on the Class M-1-A Principal Balance.

                                      1-13

         "Class M-1-A Formula Distribution Amount" means, as to any Remittance
          ---------------------------------------
Date, an amount equal to the sum of:

         (i) one month's interest (or as to the first Remittance Date, interest from and including the Closing Date to but excluding the first Remittance Date) (calculated in the manner specified in Section 1.03) at the Class M-1-A Remittance Rate on the Class M-1-A Adjusted Principal Balance as of such Remittance Date,

         (ii)     the aggregate Unpaid Class M-1-A Interest Shortfall, if any,

         (iii) the Class M-1-A Percentage of the Formula Principal Distribution Amount,

         (iv)     any Unpaid Class M-1-A Principal Shortfall,

         (v) any Additional Principal Distribution Amount to be distributed to the Class M-1-A Certificates pursuant to Section 8.03(a)(xiii),

         (vi)     any Class M-1-A Liquidation Loss Interest Amount, and

         (vii)    any Unpaid Class M-1-A Liquidation Loss Interest Shortfall;

provided, however, that on the Class A Cross-Over Date, one-half of the balance of any amounts that would have been distributable on such date pursuant to clauses (iii), (iv) and (v) of the term "Class A Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the proviso to such term shall instead be included in clause (iii) or (v) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed for all Remittance Dates pursuant to clauses (iii), (iv) and (v) shall not exceed the Original Class M-1 Principal Balance.

         "Class M-1-A Interest Deficiency Amount" means, as to the Class M-1-A
          --------------------------------------
Certificates and any Remittance Date, the difference, if any, between:

         (i) the sum of the amounts described in clauses (i), (ii), (vi) and (vii) of the definition of the term "Class M-1-A Formula Distribution Amount," and

         (ii) the amount available for distribution to the Class M-1 Certificateholders pursuant to Section 8.03(a)(iv)(A) and (B) and Section 8.03(a)(viii)(C) and (D) on such Remittance Date.

         "Class M-1-A Interest Distribution Amount" means, as to any Remittance
          ----------------------------------------
Date, the amount specified in clause (i) of the definition of the term
"Class M-1-A Formula Distribution Amount" plus the Unpaid Class M-1-A Interest Shortfall, if any.

                                      1-14

         "Class M-1-A Interest Shortfall" means, as to any Remittance Date, the
          ------------------------------
excess, if any, of:

         (i)      the sum of:

                  (A) the amount distributed to Holders of the Class M-1-A Certificates on such Remittance Date pursuant to
                           Section 8.03(a)(iv)(A) and (B), and

                  (B) any amount distributed to the Holders of the Class M-1-A Certificates pursuant to Section 8.03(d) on such Remittance Date, over

         (ii) the Class M-1-A Interest Distribution Amount for such Remittance Date.

         "Class M-1-A Liquidation Loss Amount" means, as to any Remittance Date,
          -----------------------------------
one-half the Class M-1 Liquidation Loss Amount.

         "Class M-1-A Liquidation Loss Interest Amount" means, as to any
          --------------------------------------------
Remittance Date, an amount equal to interest (calculated in the manner specified in Section 1.03) at the Class M-1-A Remittance Rate on the Class M-1-A Liquidation Loss Amount (if any) for the immediately preceding Remittance Date.

         "Class M-1-A Liquidation Loss Interest Shortfall" means, as to any
          -----------------------------------------------
Remittance Date, the amount, if any, by which the amount distributed to Holders of the Class M-1-A Certificates on such Remittance Date pursuant to
Section 8.03(a)(viii)(C) is less than the Class M-1-A Liquidation Loss Interest Amount for such Remittance Date.

         "Class M-1-A Margin" means 2.05% per annum.
          ------------------

         "Class M-1-A Percentage" means, as to any Remittance Date, one-half the
          ----------------------
Class M-1 Percentage.

         "Class M-1-A Principal Balance" means, as to any Remittance Date, the
          -----------------------------
Original Principal Balance of the Class M-1-A Certificates less all amounts distributed to Holders of Class M-1 -A Certificates on account of principal on prior Remittance Dates.

         "Class M-1-A Principal Shortfall" means, as to any Remittance Date, the
          -------------------------------
amount, if any, by which the amount distributed to Holders of Class M-1-A Certificates on such Remittance Date pursuant to Section 8.03(a)(viii)(B) is less than the Class M-1-A Percentage of the Formula Principal Distribution Amount for such Remittance Date. In no event, however, shall the Class M-1-A Principal Shortfall exceed the Class M-1-A Principal Balance.

         "Class M-1-A Remittance Rate" means a floating rate per annum equal to
          ---------------------------
the least of

         (i)      LIBOR plus the Class M-1-A Margin,

         (ii)     the Net WAC Cap Rate, and

         (iii)    14% per annum.

                                      1-15

         "Class M-1-F Adjusted Principal Balance" means, as to any Remittance
          --------------------------------------
Date, the Class M-1-F Principal Balance as of that Remittance Date minus the Class M-1-F Liquidation Loss Amount (if any) as of the prior Remittance Date.

         "Class M-1-F Certificate" means any one of the Class M-1-F Certificates
          -----------------------
executed and delivered by the Trustee substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Trust for the purposes of the REMIC Provisions.

         "Class M-1-F Current Interest Amount" means, with respect to any
          -----------------------------------
Remittance Date, an amount equal to interest accrued during the related Accrual Period at the Class M-1-F Interest Rate on the Class M-1-F Principal Balance.

         "Class M-1-F Formula Distribution Amount" means, as to any Remittance
          ---------------------------------------
Date, an amount equal to the sum of:

         (i) one month's interest (or as to the first Remittance Date, interest from and including the Closing Date to but excluding the first Remittance Date) (calculated in the manner specified in Section 1.03) at the Class M-1-F Remittance Rate on the Class M-1-F Adjusted Principal Balance as of such Remittance Date,

         (ii)     the aggregate Unpaid Class M-1-F Interest Shortfall, if any,

         (iii) the Class M-1-F Percentage of the Formula Principal Distribution Amount,

         (iv)     any Unpaid Class M-1-F Principal Shortfall,

         (v) any Additional Principal Distribution Amount to be distributed to the Class M-1-F Certificates pursuant to Section 8.03(a)(xiii),

         (vi)     any Class M-1-F Liquidation Loss Interest Amount, and

         (vii)    any Unpaid Class M-1-F Liquidation Loss Interest Shortfall;

provided, however, that on the Class A Cross-Over Date, one-half of the balance of any amounts that would have been distributable on such date pursuant to clauses (iii), (iv) and (v) of the term "Class A Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the proviso to such term shall instead be included in clause (iii) or (v) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed for all Remittance Dates pursuant to clauses (iii), (iv) and (v) shall not exceed the Original Class M-1 Principal Balance.

         "Class M-1-F Interest Deficiency Amount" means, as to the Class M-1-F
          --------------------------------------
Certificates and any Remittance Date, the difference, if any, between:

         (i) the sum of the amounts described in clauses (i), (ii), (vi) and (vii) of the definition of the term "Class M-1-F Formula Distribution Amount," and

                                      1-16

         (ii) the amount available for distribution to the Class M-1 Certificateholders pursuant to Section 8.03(a)(iv)(A) and (B) and Section 8.03(a)(viii)(C) and (D) on such Remittance Date.

         "Class M-1-F Interest Distribution Amount" means, as to any Remittance
          ----------------------------------------
Date, the amount specified in clause (i) of the definition of the term
"Class M-1-F Formula Distribution Amount" plus the Unpaid Class M-1-F Interest Shortfall, if any.

         "Class M-1-F Interest Shortfall" means, as to any Remittance Date, the
          ------------------------------
excess, if any, of:

         (i)      the sum of:

                  (A) the amount distributed to Holders of the Class M-1-F Certificates on such Remittance Date pursuant to
                           Section 8.03(a)(iv)(A) and (B), and

                  (B) any amount distributed to the Holders of the Class M-1-F Certificates pursuant to Section 8.03(d) on such Remittance Date, over

         (ii) the Class M-1-F Interest Distribution Amount for such Remittance Date.

         "Class M-1-F Liquidation Loss Amount" means, as to any Remittance Date,
          -----------------------------------
one-half the Class M-1 Liquidation Loss Amount.

         "Class M-1-F Liquidation Loss Interest Amount" means, as to any
          --------------------------------------------
Remittance Date, an amount equal to interest (calculated in the manner specified in Section 1.03) at the Class M-1-F Remittance Rate on the Class M-1-F Liquidation Loss Amount (if any) for the immediately preceding Remittance Date.

         "Class M-1-F Liquidation Loss Interest Shortfall" means, as to any
          -----------------------------------------------
Remittance Date, the amount, if any, by which the amount distributed to Holders of the Class M-1-F Certificates on such Remittance Date pursuant to
Section 8.03(a)(viii)(C) is less than the Class M-1-F Liquidation Loss Interest Amount for such Remittance Date.

         "Class M-1-F Percentage" means, as to any Remittance Date, one-half the
          ----------------------
Class M-1 Percentage.

         "Class M-1-F Principal Balance" means, as to any Remittance Date, the
          -----------------------------
Original Principal Balance of the Class M-1-F Certificates less all amounts distributed to Holders of Class M-1-F Certificates on account of principal on prior Remittance Dates.

         "Class M-1-F Principal Shortfall" means, as to any Remittance Date, the
          -------------------------------
amount, if any, by which the amount distributed to Holders of Class M-1-F Certificates on such Remittance Date pursuant to Section 8.03(a)(viii)(B) is less than the Class M-1-F Percentage of the Formula Principal Distribution Amount for such Remittance Date. In no event, however, shall the Class M-1-F Principal Shortfall exceed the Class M-1-F Principal Balance.

         "Class M-1-F Remittance Rate" means a rate equal to the lesser of
          ---------------------------

                                      1-17

         (i)      7.954% per annum, and

         (ii)     the Net WAC Cap Rate.

         "Class M-2 Adjusted Principal Balance" means, as to any Remittance
          ------------------------------------
Date, the Class M-2 Principal Balance as of that Remittance Date minus the Class M-2 Liquidation Loss Amount (if any) as of the prior Remittance Date.

         "Class M-2 Certificate" means any one of the Class M-2 Certificates
          ---------------------
executed and delivered by the Trustee substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Trust for the purposes of the REMIC Provisions.

         "Class M-2 Cross-Over Date" means the Remittance Date on which the
          -------------------------
Class M-2 Principal Balance (after giving effect to the distributions of principal on the Class M-2 Certificates on such Remittance Date) is reduced to zero.

         "Class M-2 Distribution Test" means, to be considered "satisfied" for
          ---------------------------
any Remittance Date, that:

         (i)      such Remittance Date occurs in or after May 2006;

         (ii) the Average Sixty-Day Delinquency Ratio for such Remittance Date is less than or equal to 7.00%;

         (iii) the Cumulative Realized Losses Test for such Remittance Date is satisfied;

         (iv) the Current Realized Loss Ratio for such Remittance Date is less than or equal to 3.50%; and

         (v) the fraction, expressed as a percentage, the numerator of which is the sum of the Class M-2 Principal Balance, the Class B Principal Balance and the Overcollateralization Amount as of such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date, is equal to or greater than 28.125%.

         "Class M-2 Formula Distribution Amount" means, as to any Remittance
          -------------------------------------
Date, an amount equal to the sum of:

         (i) one month's interest (or as to the first Remittance Date, interest from and including the Closing Date to but excluding the first Remittance Date) (calculated in the manner specified in Section 1.03) at the Class M-2 Remittance Rate on the
                  Class M-2 Adjusted Principal Balance as of such Remittance
                  Date,

         (ii)     the aggregate Unpaid Class M-2 Interest Shortfall, if any,

         (iii) the Class M-2 Percentage of the Formula Principal Distribution Amount,

         (iv)     any Unpaid Class M-2 Principal Shortfall,

                                      1-18

         (v) any Additional Principal Distribution Amount to be distributed to the Class M-2 Certificates pursuant to Section 8.03(a)(xiv),

         (vi)     any Class M-2 Liquidation Loss Interest Amount, and

         (vii)    any Unpaid Class M-2 Liquidation Loss Interest Shortfall;

provided, however, that on the Class M-1 Cross-Over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (iii), (iv) and (v) of the term "Class M-1 Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the proviso to such term shall instead be included in clause (iii) or (v) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed for all Remittance Dates pursuant to clauses (iii), (vi) and (v) shall not exceed the Original Class M-2 Principal Balance.

         "Class M-2 Interest Deficiency Amount" means, as to the Class M-2
          ------------------------------------
Certificates and any Remittance Date, the difference, if any, between

         (i) the sum of the amounts described in clauses (i), (ii), (vi) and (vii) of the definition of the term "Class M-2 Formula Distribution Amount" and

         (ii) the amount available for distribution to the Class M-2 Certificateholders pursuant to Section 8.03(a)(v)(A) and (B) and Section 8.03(a)(ix)(C) and (D) on such Remittance Date.

         "Class M-2 Interest Distribution Amount" means, as to any Remittance
          --------------------------------------
Date, the amount specified in clause (i) of the definition of the term "Class M-2 Formula Distribution Amount" plus the Unpaid Class M-2 Interest Shortfall, if any.

         "Class M-2 Interest Shortfall" means, as to any Remittance Date, the
          ----------------------------
excess, if any, of:

         (i)      the sum of:

                  (A) the amount distributed to Holders of the Class M-2 Certificates on such Remittance Date pursuant to
                           Section 8.03(a)(v)(A) and (B), and

                  (B) any amount distributed to the Holders of the Class M-2 Certificates pursuant to Section 8.03(d) on such Remittance Date, over

         (ii)     the Class M-2 Interest Distribution Amount for such Remittance
                  Date.

         "Class M-2 Liquidation Loss Amount" means, as to any Remittance Date,
          ---------------------------------
the lesser of:

         (i) the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance for such Remittance Date exceeds the sum of the Pre-Funded Amount plus the Pool Scheduled Principal Balance for such Remittance Date, less distributions of

                                      1-19
                  principal on the Class A, Class M-1 and Class M-2 Certificates on such Remittance Date, and

         (ii) the Class M-2 Principal Balance, less distributions of principal on the Class M-2 Certificates on such Remittance Date.

         "Class M-2 Liquidation Loss Interest Amount" means, as to any
          ------------------------------------------
Remittance Date, an amount equal to interest (calculated in the manner specified in Section 1.03) at the Class M-2 Remittance Rate on the Class M-2 Liquidation Loss Amount (if any) for the immediately preceding Remittance Date.

         "Class M-2 Liquidation Loss Interest Shortfall" means, as to any
          ---------------------------------------------
Remittance Date, the amount, if any, by which the amount distributed to Holders of the Class M-2 Certificates on such Remittance Date pursuant to Section 8.03(a)(ix)(C) is less than the Class M-2 Liquidation Loss Interest Amount for such Remittance Date.

         "Class M-2 Percentage" means:
          --------------------

         (i) as to any Remittance Date prior to the Class M-1 Cross-Over Date and on which the Class M-2 Distribution Test is not satisfied, 0%, and

         (ii) as to any Remittance Date after the Class M-1 Cross-Over Date or on which the Class M-2 Distribution Test is satisfied, a fraction, expressed as a percentage, the numerator of which is the Class M-2 Principal Balance (minus the Unpaid Class M-2 Principal Shortfall, if any) and the denominator of which is the sum of:

                  (A)      the Class A Principal Balance,

                  (B) the Class M-1 Principal Balance (minus the Unpaid Class M-2 Principal Shortfall, if any),

                  (C) the Class M-2 Principal Balance (minus the Unpaid Class M-2 Principal Shortfall, if any), and

                  (D) if the Class B Distribution Test is satisfied, the sum of the Class B Principal Balance (minus the Unpaid Class B-1 Principal Shortfall, if any, and the Unpaid Class B-2 Principal Shortfall, if any) and the Overcollateralization Amount, otherwise zero.

         "Class M-2 Principal Balance" means, as to any Remittance Date, the
          ---------------------------
Original Principal Balance of the Class M-2 Certificates less all amounts distributed to Holders of Class M-2 Certificates on account of principal on prior Remittance Dates.

         "Class M-2 Principal Shortfall" means, as to any Remittance Date, the
          -----------------------------
amount, if any, by which the amount distributed to Holders of Class M-2 Certificates on such Remittance Date pursuant to Section 8.03(a)(ix)(B) is less than the Class M-2 Percentage of the Formula Principal Distribution Amount for such Remittance Date. In no event, however, shall the Class M-2 Principal Shortfall exceed the Class M-2 Principal Balance.

                                      1-20

         "Class M-2 Remittance Rate" means a rate equal to the lesser of
          -------------------------

         (i)      9.546% per annum, and

         (ii)     the Net WAC Cap Rate.

         "Class of Uncertificated Subsidiary Interests" means any one of the
          --------------------------------------------
Class S-1 or Class S-2 Interests.

         "Class Principal Balance" means, as to any Remittance Date and each
          -----------------------
Class of Certificates, the Original Principal Balance of such Class less all amounts previously distributed to Holders of such Class of Certificates on account of principal.

         "Class S-A," "Class S-B1 Interest," "Class S-B2 Interest," "Class S-M1A
          ----------------------------------------------------------------------
Interest," "Class S-M1F Interest," "Class S-M2 Interest," and "Class S-Accrual
------------------------------------------------------------------------------
Interest," means, respectively, a regular interest in the Subsidiary REMIC which
--------
is held as an asset of the Master REMIC, is entitled to monthly distributions as provided in Section 8.03(b), and has the Original Principal Balance, and bears interest at the Pass-Through Rate, specified in Section 2.05(b).

         "Closing Date" means April 11, 2002.
          ------------

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Collateral Security" means, with respect to any Contract :
          -------------------

         (i) the security interests granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Manufactured Home or Mortgage or the related Mortgaged Property, as applicable,

         (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract,

         (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and

         (iv)     all records in respect of such Contract.

         "Computer Tape" means the computer tape generated by the Originator
          -------------
which provides information relating to the Contracts and which was used by the Originator in selecting the Contracts, and includes the master file and the history file.

                                      1-21

         "Contract File" means, as to each Contract other than a Land-and-Home
          -------------
Contract:

         (i) the original copy of the Contract (or executed lost note affidavit, together with a copy of the note),

         (ii)     either:

                  (A) the original title document for the related Manufactured Home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, or

                  (B) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related Manufactured Home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit,

         (iii) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate:

                  (A) notation of such security interest on the title document,

                  (B) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or

                  (C) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located,

         (iv) the assignment of the Contract from the originator (if other than Conseco Finance Corp.) to the Originator,

         (v) evidence of any other Collateral Security, including with respect to a Land-in-Lieu Contract, the mortgage or deed of trust, and

         (vi)     any extension, modification or waiver agreement(s).

         "Contract Rate" means, with respect to any particular Contract, the
          -------------
rate of interest specified in that Contract and computed on a precomputed basis with an actuarial rebate of unearned interest upon prepayment, provided that the rebate upon prepayment of Contracts originated in California or Oklahoma may be computed on the simple interest method if so required by applicable law or regulations.

         "Contracts" means the manufactured housing installment sales contracts
          ---------
and installment loan agreements, including any Land-and-Home Contracts, described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, all related security interests and any and

                                      1-22
all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date, but excluding any rights to receive payments which are due pursuant thereto on or before the applicable Cut-off Date.

         "Corporate Trust Office" means the office of the Trustee at which at
          ----------------------
any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.08.

         "Corresponding Certificate Class" means, with respect to each Class of
          -------------------------------
Uncertificated Subsidiary Interests (other than S-Accrual), as follows:

         Uncertificated Subsidiary Interest                          Corresponding Certificate Class
--------------------------------------------------------  -------------------------------------------------
                  Class S-A                                                    Class A

                  Class S-M1A                                                  Class M-1-A

                  Class S-M1F                                                  Class M-1-F

                  Class S-M2                                                   Class M-2

                  Class S-B1                                                   Class B-1

                  Class S-B2                                                   Class B-2

         "Counsel for the Originator and Seller" means Briggs and Morgan,
          -------------------------------------
Professional Association, or other legal counsel for the Originator and the Seller.

         "Cumulative Realized Losses" means, as to any Remittance Date, the sum
          --------------------------
of the Realized Losses for that Remittance Date and each preceding Remittance Date since the Cut-off Date.

         "Cumulative Realized Losses Test" means, to be considered "satisfied"
          -------------------------------
for any Remittance Date:

         (i) if such Remittance Date occurs between May 1, 2006 and April 30, 2007 (inclusive), that the Cumulative Realized Losses as of such Remittance Date are less than or equal to 7.00% of the Cut-off Date Pool Principal Balance;

         (ii) if such Remittance Date occurs between May 1, 2007 and April 30, 2008 (inclusive), that the Cumulative Realized Losses as of such Remittance Date are less than or equal to 8.75% of the Cut-off Date Pool Principal Balance;

         (iii) if such Remittance Date occurs between May 1, 2008 and April 30, 2009 (inclusive), that the Cumulative Realized Losses as of such Remittance Date are less than or equal to 11.75% of the Cut-off Date Pool Principal Balance; and

         (iv) if such Remittance Date occurs on or after May 1, 2009, that the Cumulative Realized Losses as of such Remittance Date are less than or equal to 13.25% of the Cut-off Date Pool Principal Balance.

                                      1-23

         "Current Realized Loss Ratio" means, as to any Remittance Date, a
          ---------------------------
fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such Remittance Date and each of the two immediately preceding Remittance Dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balance as of the third preceding Remittance Date and the Pool Scheduled Principal Balance as of such Remittance Date.

         "Custodian" means at any time the Trustee or a financial institution
          ---------
organized under the laws of the United States or any State, which is subject to supervision and examination by Federal or State authorities and which is not the Originator or an Affiliate of the Originator, that is acting at such time as Custodian of the Land-and-Home Contract Files and Contract Files pursuant to
Section 4.01.

         "Cut-off Date" means February 28, 2002.
          ------------

         "Cut-off Date Pool Principal Balance" means the aggregate of the
          -----------------------------------
Cut-off Date Principal Balances of the Contracts.

         "Cut-off Date Principal Balance" means, as to any Contract, the unpaid
          ------------------------------
principal balance thereof at the applicable Cut-off Date, after giving effect to all installments of principal due on or prior thereto. With respect to any Staged-Funding Contract, the Cut-off Date Principal Balance means the principal amount stated on such Contract.

         "Defaulted Contract" means a Contract with respect to which the
          ------------------
Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

         "Delinquent Contract" means an Initial or Additional Contract that is
          -------------------
60 or more days delinquent as of the Closing Date, or a Subsequent Contract that is 60 or more days delinquent as of the applicable Subsequent Transfer Date.

         "Depository" means the initial Depository, The Depository Trust
          ----------
Company, the nominee of which is CEDE & CO., as the registered Holder of:

         (i) two certificates evidencing $439,500,000.00 in Original Principal Balance of Class A Certificates,

         (ii) one certificate evidencing $31,500,000.00 in Original Principal Balance of Class M-1-A Certificates,

         (iii) one certificate evidencing $31,500,000.00 in Original Principal Balance of Class M-1-F Certificates,

         (iv) one certificate evidencing $30,000,000.00 in Original Principal Balance of Class M-2 Certificates,

                                      1-24

         (v) one certificate evidencing $15,000,000.00 in Original Principal Balance of Class B-1 Certificates, and

         (vi) if and when the Class B-2 Certificates are delivered to the Depository as provided in Section 9.01(c), one certificate evidencing $46,500,000.00 in Original Principal Balance of the Class B-2 Certificates,

and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in the Uniform Commercial Code of the State of New York.

         "Depository Participant" means a broker, dealer, bank or other
          ----------------------
financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date" means the third Business Day preceding each
          ------------------
Remittance Date during the term of this Agreement.

         "Disqualified Organization" has the meaning assigned in Section 9.02(b)
          -------------------------
(3).

         "Distribution Amount" means, as to any Remittance Date and each Class
          -------------------
of Class A, Class M and Class B Certificates, the amount distributed to such Class under Section 8.03(a).

         "Due Date" means, as to any Contract, the date of the month on which
          --------
the scheduled monthly payment for such Contract is due.

         "Due Period" means with respect to any Remittance Date other than the
          ----------
Remittance Date in May 2002, the period from and including the 16th day of the second month preceding such Remittance Date, to and including the 15th day of the month immediately preceding such Remittance Date, and with respect to the Remittance Date in May 2002, the period from and including March 1, 2002 to and including April 15, 2002.

         "Electronic Ledger" means the electronic master record of installment
          -----------------
sale contracts of the Originator.

         "Eligible Account" means, at any time, an account which is any of the
          ----------------
following:

         (i)      an account maintained with an Eligible Institution;

         (ii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company shall have capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank

                                      1-25
                  holding company) shall have a credit rating from each of Moody's (if rated by Moody's), Standard & Poor's (if rated by Standard & Poor's) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or

         (iii) an account that will not cause Standard & Poor's, Moody's or Fitch to downgrade or withdraw their then-current ratings assigned to the Certificates, as confirmed in writing by Standard & Poor's, Moody's and Fitch.

         "Eligible Institution" means any depository institution (which may be
          --------------------
the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated P-1 by Moody's (if rated by Moody's), A-1+ by Standard & Poor's (if rated by Standard & Poor's) and F-1+ by Fitch (if rated by Fitch), or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's, Standard & Poor's (not lower than AA) and Fitch (if rated by Fitch) in the case of unsecured long-term debt.

         "Eligible Investments" are any of the following:
          --------------------

         (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

         (ii)     both

                  (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least P-1 by Moody's, at least A-1 by Standard & Poor's and at least F-1 by Fitch (if rated by Fitch), and

                  (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

         (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have

                                      1-26
                  the highest credit rating then available from Moody's and Fitch (if rated by Fitch) and are rated AAAm or AAAm-G by Standard & Poor's and whose only investments are in securities described in clauses (i), (ii) above and (iv) below;

         (iv)     repurchase obligations with respect to

                  (A)      any security described in clause (i) above or

                  (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

         (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least Aa2 from Moody's, at least AAA by Standard & Poor's and in one of the two highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

         (vi) commercial paper having a rating of at least A-1+ from Standard & Poor's and at least P-1 from Moody's (if rated by Moody's) at the time of such investment or pledge as a security;

         (vii)    money market funds rated AAAm or AAAm-G by S&P; and

         (viii) other obligations or securities that are acceptable to the Rating Agencies as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by any of the Rating Agencies below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided that any such investment must constitute a "cash flow investment" within the meaning of the REMIC Provisions.

         Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (vii) above.

         "Eligible Servicer" means the Originator, the Backup Servicer or any
          -----------------
Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than an aggregate of $100,000,000 in outstanding principal amount of manufactured housing conditional sales contracts and installment loan agreements and, so long as any FHA/VA Contract is outstanding, which Person is qualified under FHA/VA Regulations to act as a servicer of all such FHA/VA Contracts.

                                      1-27

         "Eligible Substitute Contract" means, as to any Replaced Contract for
          ----------------------------
which such Eligible Substitute Contract is being substituted pursuant to
Section 3.06(b), a Contract that

         (i) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Sections 3.02 and
                  3.03 and does not cause any of the representations and warranties in Section 3.04, after giving effect to such substitution, to be incorrect,

         (ii) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract,

         (iii) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract,

         (iv) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, and

         (v) is a Land-and-Home Contract if the Replaced Contract is a Land-and-Home Contract and is otherwise secured by a Manufactured Home that is similar in type and value to the collateral serving the Replaced Contract. If more than one Contract is being substituted pursuant to Section 3.06(b) for more than one Replaced Contract on a particular date, then the conditions specified above shall be applied to the Contracts being substituted, in the aggregate, and the Replaced Contracts, in the aggregate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended.

         "Errors and Omissions Protection Policy" means the employee errors and
          --------------------------------------
omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

         "Event of Termination" has the meaning assigned in Section 7.01.
          --------------------

         "Excess Cashflow" means, for any Remittance Date, the Adjusted Amount
          ---------------
Available less amounts distributed on such Payment Date pursuant to Sections 8.03(a)(i) through 8.03(a)(xi).

         "FHA/VA Contract" means a Contract that, at its origination, was
          ---------------
insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration.

         "FHA/VA Regulations" means, as to any FHA/VA Contract, the contractual
          ------------------
agreements and regulations of the Federal Housing Administration or the Veterans Administration, as the case may be, providing or governing the terms of the insurance for such Contract by the Federal Housing Administration or the partial guarantee for such Contract by the Veterans Administration, as the case may be.

                                      1-28

         "Fidelity Bond" means the fidelity bond maintained by the Servicer or
          -------------
any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

         "Final Remittance Date" means the Remittance Date on which the final
          ---------------------
distribution in respect of the Certificates will be made pursuant to
Section 12.03.

         "Fitch" means Fitch Ratings, or any successor thereto; provided that if
          -----
Fitch does not then have a rating outstanding on any of the Class A, Class M-1, Class M-2 or Class B Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Formula Principal Distribution Amount" means, as of any Remittance
          -------------------------------------
Date, the sum of:

         (i) all scheduled payments of principal due on each outstanding Contract during the related Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period, or by reason of any other waiver modification or extension granted by the Servicer in accordance with Section 5.06); plus

         (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period; plus

         (iii) the aggregate Scheduled Principal Balance of all Contracts that became Liquidated Contracts during the related Due Period plus the amount of any reduction in principal balance of any Contract during the related Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

         (iv) the aggregate Scheduled Principal Balance of all Contracts repurchased during the related Due Period pursuant to Section 3.06; plus

         (v) with respect to the Remittance Date in May 2002, the Unfunded Contract Shortfall, if any; plus

         (vi) without duplication of the foregoing, all collections in respect of principal on the Contracts received after the last day of the related Due Period up to and including the third Business Day prior to such Remittance Date (but in no event later than the 25th day of the month preceding the Remittance
                  Date); minus

         (vii) with respect to all Remittance Dates other than the Remittance Date in May 2002, the amount, if any, included in the Formula Principal Distribution Amount for the preceding Remittance Date by virtue of clause (vi) of the definition of Formula Principal Distribution Amount; plus

                                      1-29

         (viii)   on the Post Funding Remittance Date, the Pre-Funded Amount.

         "Funding Termination Date" means the Business Day immediately preceding
          ------------------------
the Remittance Date occurring in the calendar month that is the third calendar month following the calendar month of the Closing Date, or June 30, 2002.

         "Hazard Insurance Policy" means, with respect to each Contract, the
          -----------------------
policy of fire and extended coverage insurance (and federal flood insurance, if the Manufactured Home is secured by an FHA/VA Contract and such Manufactured Home is located in a federally designated special flood area) required to be maintained for the related Manufactured Home, as provided in Section 5.09, and which, as provided in said Section 5.09, may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of said Section 5.09.

         "Independent" means, when used with respect to any specified Person,
          -----------
Briggs and Morgan or any Person who

         (i)      is in fact independent of the Originator and the Servicer,

         (ii) does not have any direct financial interest or any material indirect financial interest in the Originator or the Servicer or in an Affiliate of either, and

         (iii) is not connected with the Originator or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

         "Initial Contracts" means the Contracts.
          -----------------

         "Insurance Proceeds" means proceeds paid by any insurer pursuant to any
          ------------------
insurance policy or contract or any FHA/VA Contract.

         "Interest Reset Period" means, with respect to any Remittance Date, the
          ---------------------
period from and including the prior Remittance Date (or, with respect to the first Remittance Date, from and including the Closing Date) to but excluding such Remittance Date.

         "Land-and-Home Contract" means a Contract that is secured by a Mortgage
          ----------------------
on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

         "Land-and-Home Contract File" means, as to each Land-and-Home Contract,
          ---------------------------

         (i) the original executed copy of the Land-and-Home Contract or a lost note affidavit in a form acceptable to the Trustee;

                                      1-30

         (ii) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title document for the related Manufactured Home;

         (iii) the assignment of the Land-and-Home Contract and the related Mortgage from the originator (if other than Conseco Finance Corp.) to the Originator;

         (iv) an endorsement of such Land-and-Home Contract by the Seller to the Trustee or in blank;

         (v) an assignment of the related Mortgage to the Trustee or in blank; and

         (vi)     any extension, modification or waiver agreement(s).

         "Land-in-Lieu Contract" means a Contract that is secured by a security
          ---------------------
interest in a Manufactured Home and a mortgage or deed of trust on real estate on which such Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

         "LIBOR" means, with respect to any Accrual Period, the offered rate, as
          -----
established by the Trustee, for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date for such Accrual Period. If on any LIBOR Rate Adjustment Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of Minneapolis selected by the Calculation Agent are quoting as of 11:00 A.M., Minnesota time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Accrual Period immediately preceding such Accrual Period; and provided, further, that if the result of the foregoing would be for three consecutive Payment Dates to base LIBOR on the rate applicable in the immediately preceding Accrual Period, for such third consecutive Remittance Date the Calculation Agent shall instead select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

                                      1-31

         "LIBOR Business Day" as used herein means a day that is both a Business
          ------------------
Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "LIBOR Cap Counterparty" means Lehman Brothers Financial Products Inc.
          ----------------------
and its permitted successors under the Yield Maintenance Agreement.

         "LIBOR Rate Adjustment Date" means the second LIBOR Business Day prior
          --------------------------
to the first day of the related Accrual Period.

         "Liquidated Contract" means any defaulted Contract as to which the
          -------------------
Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home or, in the case of a Land-and-Home Contract, the related Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

         "Liquidation Expenses" means out-of-pocket expenses (exclusive of any
          --------------------
overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home or, in the case of a Land-and-Home Contract, the related Mortgaged Property, are disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

         "Liquidation Proceeds" means cash (including Insurance Proceeds)
          --------------------
received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

         "List of Contracts" means the lists identifying each Contract
          -----------------
constituting part of the corpus of the Trust, and which lists are either delivered pursuant to Section 2.02(i) of this Agreement or attached to a Subsequent Transfer Instrument as Exhibit A, as such lists may be amended from time to time pursuant to Section 3.06(b) to add Eligible Substitute Contracts and delete Replaced Contracts. Each List of Contracts may be delivered in paper or electronic form and shall set forth as to each Contract identified on it

         (i)      the Cut-off Date Principal Balance,

         (ii)     the amount of monthly payments due from the Obligor,

         (iii)    the Contract Rate and

         (iv)     the maturity date.

         "Loan-to-Value Ratio" means:
          -------------------

         (i) with respect to any Contract other than a Land-in-Lieu Contract, one minus a fraction, the numerator of which is the total amount down (which may include

                                      1-32
                  both cash (plus, in certain cases, fees and insurance premiums financed, but not buydown points) and, for certain Contracts, the amount of any equity in land on which a lien has been granted) and the denominator of which is the sum of the original principal amount and such amount down, and

         (ii) with respect to a Land-in-Lieu Contract, one minus a fraction, the numerator of which is the appraised value of land and the denominator of which is the original principal amount.

         "Manufactured Home" means a unit of manufactured housing, including all
          -----------------
accessions thereto, securing the indebtedness of the Obligor under the related Contract.

         "Master Certificates" means all of the Certificates other than the
          -------------------
Class C Subsidiary Certificate.

         "Master REMIC" means the segregated pool of assets consisting of the
          ------------
Uncertificated Subsidiary Interests, as to which a separate REMIC election is to be made.

         "Maturity Date" means, as to any Certificate, other than a Class C
          -------------
Certificate, and as to any Uncertificated Subsidiary Interest, the latest possible maturity date for purposes of complying with the REMIC Provisions governing "regular interests." The Maturity Dates for such Certificates, Uncertificated Subsidiary Interests are set forth in Sections 2.05(c) and (d).

         "Monthly Report" has the meaning assigned in Section 6.01.
          --------------

         "Monthly Servicing Fee" means, as of any Remittance Date and (i) any
          ---------------------
Servicer other than the Backup Servicer, one-twelfth of the product of 0.50% and the Pool Scheduled Principal Balance for the immediately preceding Remittance Date (or, with respect to the first Remittance Date, the Cut-off Date Pool Principal Balance as of the Closing Date) and (ii) the Backup Servicer, should it become Servicer, one-twelfth of the product of 1.0% and the Pool Scheduled Principal Balance for the immediately preceding Remittance Date.

         "Moody's" means Moody's Investors Service, Inc., or any successor
          -------
thereto; provided that, if Moody's provided a rating on any of the Certificates, as required by Section 2.02, and does not as of any subsequent date have a rating outstanding on any of the Class A, Class M or Class B Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Mortgage" means the mortgage, deed of trust, security deed or similar
          --------
evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land-and-Home Contract.

         "Mortgaged Property" means the property subject to the lien of a
          ------------------
Mortgage.

                                      1-33

         "Net Liquidation Loss" means, as to a Liquidated Contract, the amount,
          --------------------
if any, by which the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds the Net Liquidation Proceeds for such Liquidated Contract.

         "Net Liquidation Proceeds" means, as to a Liquidated Contract, all
          ------------------------
Liquidation Proceeds received on or prior to the last day of the month in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

         "Net WAC Cap Rate" means, with respect to any Remittance Date, the
          ----------------
Weighted Average Contract Rate, minus:

         (i) the per annum rate at which the Monthly Servicing Fee and the Backup Servicing Fee is paid,

         (ii) with respect to each Remittance Date occurring prior to November 1, 2004, the Cap Provider Fee (expressed as a percentage of the Pool Scheduled Principal Balance), and

         (iii) any other fees, expenses and indemnification paid to the Backup Servicer (expressed as a percentage of the Pool Scheduled Principal Balance).

         "Non-Recoverable Liquidation Expense" means, as to any Liquidation
          -----------------------------------
Expense that has not yet been incurred by the Servicer, any portion of the amount of such prospective Liquidation Expense which the Servicer reasonably determines would, when combined with all Liquidation Expenses previously incurred with respect to that Contract, exceed the Related Proceeds; and as to any Liquidation Expense that has been incurred by the Servicer, any portion of the amount of such Liquidation Expense that has subsequently been determined by the Servicer to exceed the Related Proceeds, when combined with all Liquidation Expenses previously incurred with respect to that Contract. In determining whether a Liquidation Expense would be or has become a NonRecoverable Liquidation Expense, the Servicer may not take into account the possibility that it might recover any amounts as the result of a deficiency judgment against the related Obligor.

         "NRSRO" means any nationally recognized statistical rating
          -----
organization.

         "Obligor" means each Person who is indebted under a Contract.
          -------

         "Officer's Certificate" means a certificate signed by the Chairman of
          ---------------------
the Board, President or any Vice President of the Originator or the Seller and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may,
          ------------------
except as expressly provided herein, be salaried counsel for the Originator or the Seller, acceptable to the Trustee and the Originator or the Seller, provided that any opinion of counsel relating to the qualification of the Subsidiary REMIC, or the Master REMIC as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

                                      1-34

         "Original Class A Principal Balance" means the Original Principal
          ----------------------------------
Balance of the Class A Certificates.

         "Original Principal Balance" means, as to each Class of Master
          --------------------------
Certificates and Uncertificated Subsidiary Interests, the respective amount set forth with respect to such Class in Sections 2.05(b) and 2.05(c).

         "Overcollateralization Amount" means, as of any Remittance Date, the
          ----------------------------
amount by which the aggregate Class Principal Balance of the Certificates as of such Remittance Date is less than the sum of the Pool Scheduled Principal Balance and the Pre-Funded Amount as of the immediately preceding Remittance Date.

         "Overcollateralization Amount Increase" means, as of any Remittance
          -------------------------------------
Date, the amount by which the Overcollateralization Amount on that Remittance Date exceeds the Overcollateralization Amount as of the immediately preceding Remittance Date.

         "Partial Principal Prepayment" means
          ----------------------------

         (i) any Principal Prepayment other than a Principal Prepayment in Full and

         (ii) any cash amount deposited in the Certificate Account pursuant to the provision in Section 3.06(a) or pursuant to Section 3.06(b).

         "Paying Agent" has the meaning assigned in Section 8.01(c).
          ------------

         "Percentage Interest" means, as to any Certificate, the percentage
          -------------------
interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to, in the case of the Class A, Class M and Class B Certificates, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the Original Principal Balance of the related Class, and in the case of the Class B-3I and Class C Certificates, the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates shall equal 100%, respectively.

         "Person" means any individual, corporation, partnership, joint venture,
          ------
association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" has the meaning assigned in Section 9.02(b)(2).
          ----

         "Pool Factor" means, at any time, the percentage derived from a
          -----------
fraction, the numerator of which is the aggregate Principal Balance of each Class of Certificates at such time and the denominator of which is the Cut-off Date Pool Principal Balance.

         "Pool Scheduled Principal Balance" means, as of any Remittance Date,
          --------------------------------
the aggregate Scheduled Principal Balance of all Contracts that were outstanding during the related Due Period.

                                      1-35

         "Post-Funding Remittance Date" means the first Remittance Date after
          ----------------------------
the last day of the Pre-Funding Period.

         "Pre-Funded Amount" means with respect to any date of determination $0.
          -----------------

         "Pre-Funding Account" means the account so designated, established and
          -------------------
maintained pursuant to Section 8.07.

         "Pre-Funding Period" means the period beginning on the Closing Date and
          ------------------
ending on the earliest of

         (i) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000,

         (ii)     the Funding Termination Date or

         (iii)    the date on which an Event of Termination occurs.

         "Pre-Funding Subaccount" means the subaccount, if any, so designated,
          ----------------------
established and maintained pursuant to Section 8.07.

         "Principal Prepayment" means a payment or other recovery of principal
          --------------------
on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

         "Principal Prepayment in Full" means any Principal Prepayment of the
          ----------------------------
entire principal balance of a Contract.

         "Rating Agencies" means Standard & Poor's and Moody's.
          ---------------

         "Realized Losses" means, as to any Remittance Date, the aggregate Net
          ---------------
Liquidation Losses of all Contracts that became Liquidated Contracts during the immediately preceding month.

         "Record Date" means the Business Day immediately preceding the related
          -----------
Remittance Date.

         "Regular Certificate" means a Class A, Class M, Class B or Class B-3I
          -------------------
Certificate.

         "Related Proceeds" means, with respect to any Liquidation Expense paid
          ----------------
by the Servicer in connection with the servicing of a Contract, collections from the related Obligor or in respect of Insurance Proceeds, Liquidation Proceeds or a Repurchase Price recovered by the Servicer in respect of such Contract or the related Manufactured Home or Mortgaged Property.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
          -----
Section 860D of the Code.

                                      1-36

         "REMIC Provisions" means the provisions of the federal income tax law
          ----------------
relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Date" means the first day of each month during the term of
          ---------------
this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in May 2002.

         "Remittance Rate" means with respect to each Class of Certificates, the
          ---------------
rate set forth in Section 2.05(b), and with respect to each Class of Uncertificated Subsidiary Interests, the rate set forth in Section 2.05(c).

         "Replaced Contract" has the meaning assigned in Section 3.06(b).
          -----------------

         "Repurchase Price" means, with respect to a Contract to be repurchased
          ----------------
pursuant to Section 3.06, an amount equal to

         (i) the remaining principal amount outstanding on such Contract (or, with respect to an Unfunded Contract being repurchased pursuant to Section 3.06(c), the Cut-off Date Principal Balance of such Unfunded Contract), plus

         (ii) interest at the Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment through the end of the immediately preceding Due Period.

         "Reserve Fund Addition" means the amount, if any, received from the
          ---------------------
LIBOR Cap Counterparty pursuant to the Yield Maintenance Agreement.

         "Responsible Officer" means, with respect to the Trustee, the chairman
          -------------------
and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

         "Scheduled Principal Balance" means, as to any Contract and any
          ---------------------------
Remittance Date or the applicable Cut-off Date, the principal balance of such Contract as of the Due Date in the related Due Period or as of the Due Date immediately preceding the Cut-off Date, as applicable, as the case may be, as specified in the amortization schedule at the time relating thereto (after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

                                      1-37

         "Service Transfer" has the meaning assigned in Section 7.02.
          ----------------

         "Servicer" means the Originator until any Service Transfer hereunder
          --------
and thereafter means the Backup Servicer or any other new servicer appointed pursuant to Article VII.

         "Servicer's Assignee" has the meaning given in Section 5.14(a).
          -------------------

         "Servicing Officer" means any officer of the Servicer involved in, or
          -----------------
responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Originator, as the same may be amended from time to time.

         "Sixty-Day Delinquency Ratio" means, as to any Remittance Date, a
          ---------------------------
fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory), and the denominator of which is the Pool Scheduled Principal Balance as of such Remittance Date.

         "Staged-Funding Contract" means an Initial or Additional Contract with
          -----------------------
respect to which the Originator has agreed to make multiple disbursements (up to the related Cut-off Date Principal Balance) with respect to the purchase of the related Manufactured Home and improvement of the related real estate, but not all such disbursements have been made as of the Closing Date.

         "Staged-Funding Contract Reserve Account" means the account established
          ---------------------------------------
and maintained pursuant to Section 3.08.

         "Standard & Poor's" means Standard & Poor's Rating Services, a division
          -----------------
of The McGraw-Hill Companies, Inc., or any successor thereto; provided that if Standard & Poor's does not then have a rating outstanding on any of the Class A, Class M, or Class B Certificates, then references herein to "Standard & Poor's" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Step-up Rate Contract" means any Contract bearing interest during an
          ---------------------
initial period or periods at a fixed rate or fixed rates that are lower than the fixed rate borne thereafter.

         "Subsequent Contract" means a Contract sold by the Seller to the Trust
          -------------------
pursuant to Section 2.03, such Contract being identified on Exhibit A attached to a Subsequent Transfer Instrument.

         "Subsequent Cut-off Date" means, with respect to a Subsequent Contract,
          -----------------------
either the last day of the calendar month in which the related Subsequent Transfer Date occurs or the last day of the preceding calendar month, as specified by the Seller in the related Addition Notice.

                                      1-38

         "Subsequent Transfer Date" means, with respect to each Subsequent
          ------------------------
Transfer Instrument, the date on which the related Subsequent Contracts are sold to the Trust.

         "Subsequent Transfer Instrument" means each Subsequent Transfer
          ------------------------------
Instrument dated as of a Subsequent Transfer Date executed by the Seller substantially in the form of Exhibit O, by which the Seller sells Subsequent Contracts to the Trust.

         "Subsidiary Interest Principal Balance" means, with respect to each
          -------------------------------------
Class of Subsidiary REMIC Accretion Directed Interests, one-half the Principal Balance of the Corresponding Certificate Class and with respect to the Class S-Accrual Interest, one-half the sum of the Pool Scheduled Principal Balance, the Pre-Funded Amount and the Overcollateralization Amount.

         "Subsidiary Interest Shortfall" means, with respect to each Class of
          -----------------------------
Uncertificated Subsidiary Interests and any Remittance Date, the amount, if any, by which the amount distributed on such Class on such Remittance Date pursuant to Section 8.03(b)(i) is less than the amount specified in Section 8.03(b)(i).

         "Subsidiary REMIC" means the segregated pool of assets described as
          ----------------
follows, as to which a separate REMIC election is to be made:

         (i) all the rights, benefits, and obligations arising from and in connection with each Contract and any related Collateral Security,

         (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the owner of such Contract and proceeds from the Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Manufactured Home,

         (iii) all rights under any FHA/VA Regulation pertaining to any FHA/VA Contract,

         (iv) all remittances, deposits and payments made into the Certificate Account and amounts in the Certificate Account (other than payments on the Uncertificated Subsidiary Interests),

         (v) all proceeds in any way derived from any of the foregoing items, and

         (vi) all documents contained in the Contract Files or the Land-and-Home Contract Files.

The Staged-Funding Contract Reserve Account, the obligation and related Demand Note of the Originator pursuant to Section 3.06(c), the Pre-Funding Account, the Yield Maintenance Agreement, Basis Risk Reserve Fund and Yield Maintenance Reserve Fund are not assets of the Subsidiary REMIC.

         "Subsidiary REMIC Accretion Directed Interests" means the
          ---------------------------------------------
Uncertificated Subsidiary Interests, other than the Class S-Accrual Interest.

                                      1-39

         "Transfer Agreement" means that certain Transfer Agreement between
          ------------------
Conseco Finance Securitizations Corp., as Purchaser, and Conseco Finance Corp., as Seller, dated as of even date herewith.

         "Trust" means the trust created by this Agreement, known as
          -----
Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1, the corpus of which consists of

         (i) all the rights, benefits, and obligations arising from and in connection with each Contract and any related Collateral Security,

         (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the owner of such Contract and proceeds from the Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Manufactured Home,

         (iii) all rights under any FHA/VA Regulation pertaining to any FHA/VA Contract,

         (iv)     all rights of the Seller under the Transfer Agreement,

         (v) all remittances, deposits and payments made into the Certificate Account and amounts in the Certificate Account,

         (vi) all proceeds in any way derived from any of the foregoing items,

         (vii) all documents contained in the Contract Files or the Land-and-Home Contract Files,

         (viii)   all rights under the Yield Maintenance Agreement,

         (ix) the obligations and related demand note of the Originator delivered pursuant to Section 3.06(c) and the related Staged-Funding Contract Reserve Account, if any, and

         (x) amounts in the Pre-Funding Account, the Basis Risk Reserve Fund and the Yield Maintenance Reserve Fund.

         "Uncertificated Subsidiary Interests" means the Class S-A, Class S-M1A,
          -----------------------------------
Class S-M1F, Class S-M2, Class S-B1, Class S-B2 and Class S-Accrual Interests, collectively.

         "Undelivered Contract" means as of any date of determination an Initial
          --------------------
or Additional Contract identified, on the exception report attached to the Acknowledgement delivered by the Trustee under Section 2.04, as a Land-and-Home Contract as to which the Trustee did not receive the related Land-and-Home Contract File as of the Closing Date and has not received the related Land-and-Home Contract File and remitted payment to the Seller pursuant to
Section 8.07(c).

                                      1-40

         "Undelivered Contract Subaccount" means the subaccount so designated
          -------------------------------
and established and maintained pursuant to Section 8.07.

         "Underwriters" means Lehman Brothers, Inc., Credit Suisse First Boston
          ------------
Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Underwriting Agreement" means the Underwriting Agreement dated April
          ----------------------
5, 2002 and related Terms Agreement dated as of April 5, 2002, each among the Originator, the Seller and the Underwriters.

         "Unfunded Contract" has the meaning specified in Section 3.06(c).
          -----------------

         "Unfunded Contract Shortfall" has the meaning specified in Section
          ---------------------------
3.06(c).

         "Unpaid Class A Interest Shortfall" means, as to any Remittance Date,
          ---------------------------------
the amount, if any, of the Class A Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class A Principal Shortfall" means, as to the Class A
          ----------------------------------
Certificates and any Remittance Date, the amount, if any, by which the aggregate of the Class A Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class A Certificates pursuant to Section 8.03(a)(vii)(B).

         "Unpaid Class B-1 Interest Shortfall" means, as to any Remittance Date,
          -----------------------------------
the amount, if any, of the Class B-1 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class B-2 Interest Shortfall" means, as to any Remittance Date,
          -----------------------------------
the amount, if any, of the Class B-2 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class B-1 Liquidation Loss Interest Shortfall" means, as to any
          ----------------------------------------------------
Remittance Date, the sum of

         (i)      the amount, if any, of the remainder of:

                  (A) the Class B-1 Liquidation Loss Interest Amount, if any, for the immediately prior Remittance Date, plus

                  (B) the Unpaid Class B-1 Liquidation Loss Interest Shortfall determined as of such immediately prior Remittance Date, minus

                                      1-41

                  (C) all amounts distributed to the Holders of the Class B-1 Certificates on account of any Unpaid Class B-1 Liquidation Loss Interest Shortfall pursuant to
                           Section 8.03(a)(x)(D) on such immediately prior Remittance Date, plus

         (ii) accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Remittance Rate on the amount specified in clause (i) from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class B-1 Principal Shortfall" means, as to any Remittance
          ------------------------------------
Date, the amount, if any, by which the aggregate of the Class B-1 Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class B-1 Certificates pursuant to
Section 8.03(a)(x)(A).

         "Unpaid Class B-2 Principal Shortfall" means, as to any Remittance
          ------------------------------------
Date, the amount, if any, by which the aggregate of the Class B-2 Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class B-2 Certificates pursuant to
Section 8.03(a)(xi)(C).

         "Unpaid Class M-1-A Basis Risk Carryover Shortfall" means, as to any
          -------------------------------------------------
Remittance Date, the excess of

         (a) the aggregate amount of all Class M-1-A Basis Risk Carryover Shortfalls on such Remittance Date and all prior Remittance Dates over

         (b) the sum of all payments in reduction of Unpaid Class M-1-A Basis Risk Carryover Shortfalls on all prior Remittance Dates pursuant to Sections 8.08 and 8.09.

         "Unpaid Class M-1-A Interest Shortfall" means, as to any Remittance
          -------------------------------------
Date, the amount, if any, of the Class M-1-A Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-1-A Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class M-1-F Interest Shortfall" means, as to any Remittance
          -------------------------------------
Date, the amount, if any, of the Class M-1-F Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-1-F Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class M-2 Interest Shortfall" means, as to any Remittance Date,
          -----------------------------------
the amount, if any, of the Class M-2 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

                                      1-42

         "Unpaid Class M-1-F Liquidation Loss Interest Shortfall" means, as to
          ------------------------------------------------------
any Remittance Date, the sum of

         (i)      the amount, if any, of the remainder of:

                  (A) the Class M-1-A Liquidation Loss Interest Amount, if any, for the immediately prior Remittance Date, plus

                  (B) the Unpaid Class M-1-A Liquidation Loss Interest Shortfall determined as of such immediately prior Remittance Date, minus

                  (C) all amounts distributed to the Holders of the Class M-1-A Certificates on account of any Unpaid Class M-1-A Liquidation Loss Interest Shortfall pursuant to
                           Section 8.03(a)(viii)(D) on such immediately prior Remittance Date, plus

         (ii) accrued interest (to the extent payment thereof is legally permissible) at the Class M-1-A Remittance Rate on the amount specified in clause (i) from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class M-1-F Liquidation Loss Interest Shortfall" means, as to
          ------------------------------------------------------
any Remittance Date, the sum of

         (i)      the amount, if any, of the remainder of:

                  (A) the Class M-1-F Liquidation Loss Interest Amount, if any, for the immediately prior Remittance Date, plus

                  (B) the Unpaid Class M-1-F Liquidation Loss Interest Shortfall determined as of such immediately prior Remittance Date, minus

                  (C) all amounts distributed to the Holders of the Class M-1-F Certificates on account of any Unpaid Class M-1-F Liquidation Loss Interest Shortfall pursuant to
                           Section 8.03(a)(viii)(D) on such immediately prior Remittance Date, plus

         (ii) accrued interest (to the extent payment thereof is legally permissible) at the Class M-1-F Remittance Rate on the amount specified in clause (i) from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class M-2 Liquidation Loss Interest Shortfall" means, as to any
          ----------------------------------------------------
Remittance Date, the sum of

         (i)      the amount, if any, of the remainder of

                                      1-43

                  (A) the Class M-2 Liquidation Loss Interest Amount, if any, for the immediately prior Remittance Date, plus

                  (B) the Unpaid Class M-2 Liquidation Loss Interest Shortfall determined as of such immediately prior Remittance Date, minus

                  (C) all amounts distributed to the Holders of the Class M-2 Certificates on account of any Unpaid Class M-2 Liquidation Loss Interest Shortfall pursuant to
                           Section 8.03(a)(ix)(D) on such immediately prior Remittance Date, plus

         (ii) accrued interest (to the extent payment thereof is legally permissible) at the Class M-2 Remittance Rate on the amount specified in clause (i) from such prior Remittance Date to such current Remittance Date (calculated in the manner specified in Section 1.03).

         "Unpaid Class M-1-A Principal Shortfall" means, as to any Remittance
          --------------------------------------
Date, the amount, if any, by which the aggregate of the Class M-1-A Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class M-1-A Certificates pursuant to
Section 8.03(a)(viii)(A).

         "Unpaid Class M-1-F Principal Shortfall" means, as to any Remittance
          --------------------------------------
Date, the amount, if any, by which the aggregate of the Class M-1-F Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class M-1-F Certificates pursuant to
Section 8.03(a)(viii)(A).

         "Unpaid Class M-2 Principal Shortfall" means, as to any Remittance
          ------------------------------------
Date, the amount, if any, by which the aggregate of the Class M-2 Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Class M-2 Certificates pursuant to
Section 8.03(a)(ix)(A).

         "Unpaid Subsidiary Interest Shortfall" means, as to any Remittance Date
          ------------------------------------
and any Class of Uncertificated Subsidiary Interests, the amount, if any, of the Subsidiary Interest Shortfall for the prior Remittance Date with respect to such Class, plus accrued interest (to the extent payment thereof is legally permissible) at 1/12th of the Net WAC Cap Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

         "Weighted Average Contract Rate" means, as to any Remittance Date, the
          ------------------------------
weighted average (determined by Scheduled Principal Balance) of the Contract Rates of all Contracts that were outstanding during the prior related Due Period.

         "Yield Maintenance Agreement" means the Yield Maintenance Agreement,
          ---------------------------
also referred to as the "Cap Agreement," effective as of April 11, 2002, between the Trust and the LIBOR Cap Counterparty, relating to the Class M-1-A Certificates.

         "Yield Maintenance Reserve Fund" means the separate trust account
          ------------------------------
created and maintained pursuant to Section 8.08 in the name of the Trust in an Eligible Institution.

                                      1-44

         SECTION 1.03      Calculations.  All calculations of the amount of
                           ------------
interest accrued on the Certificates with respect to any Remittance Date shall be calculated on the basis of a 360-day year of twelve 30-day months, except with respect to the Class M-1-A Certificates. Interest on the Class M-1-A Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period

                                      1-45

                                  ARTICLE II

                ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS
                ---------------------------------------------

         SECTION 2.01      Closing.
                           -------

         (a) There is hereby created, by the Seller as settlor, a separate trust which shall be known as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1. By the execution and delivery of this Agreement, the Seller has agreed that it will elect or will cause an election to be made to treat the pool of assets comprising each of the Subsidiary REMIC and Master REMIC, excluding the Staged-Funding Contract Reserve Account, the obligation and related demand note of the Originator pursuant to
Section 3.06(c), the Pre-Funding Account, the Yield Maintenance Agreement, the Basis Risk Reserve Fund and the Yield Maintenance Reserve Fund, as a REMIC. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

         (b) The Seller hereby transfers, assigns, delivers, sells, sets over and otherwise conveys to the Trustee on behalf of the Trust, by execution of an assignment substantially in the form of Exhibit D hereto,

         (i) all the right, title and interest of the Seller in and to the Contracts, including, without limitation, all right, title and interest in and to the Collateral Security, all rights to receive payments on or with respect to the Contracts (other than the principal and interest due on the Contracts on or before the applicable Cut-off Date),

         (ii) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the owner of such Contract,

         (iii) all rights under all FHA/VA Regulations pertaining to any Contract that is an FHA/VA Contract,

         (iv)     all rights of the Seller under the Transfer Agreement,

         (v) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes,

         (vi) all documents contained in the Contract Files and the Land-and-Home Contract Files,

         (vii) $2,554,582.96 paid by the Underwriters of the Certificates to the Trustee by order of the Seller out of the proceeds of the sale of the Certificates (which such Underwriters shall, by order of the Trust, remit directly to the Staged-Funding Contract Reserve Account),

         (viii) amounts on deposit in the Pre-Funding Account, the Basis Risk Reserve Fund and the Yield Maintenance Reserve Fund,

                                      2-1

         (ix)     all rights under the Yield Maintenance Agreement, and

         (x) all proceeds and products in any way derived from any of the foregoing.

         The Seller agrees that it will use its best efforts (consistent with prudent lending practices) to cause each Staged-Funding Contract to be fully disbursed on or before the Funding Termination Date. The additional payment obligations of any Obligor attributable to any further disbursements on any Staged-Funding Contract made on or before the Funding Termination Date shall automatically become the property of the Trust, without further action by the Seller or the Trust. The payment to the Seller by the Trust and the transfer of additional obligations to the Trust pursuant to this Section 2.01(c) and
Section 3.06(c)(2) shall be a purchase by the Trust of qualified mortgages pursuant to a fixed price contract within the meaning of Section 860G(a)(3) of the Code.

         Although the parties intend that the conveyance of the Seller's right, title and interest in and to the Contracts and the Collateral Security pursuant to this Agreement and each Subsequent Transfer Instrument shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders, it is the intent of this Agreement that if such conveyances are deemed to be a pledge of security for loans from the Certificateholders or any other Persons (the "Secured Obligations"), the parties intend that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Seller shall be deemed to have granted to the Trustee, and the Seller does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in Section 2.01(b)(i) through 2.01(b)(x) above and in each Subsequent Transfer Instrument, and all proceeds thereof, to secure the Secured Obligations, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         SECTION 2.02      Conditions to the Closing.  On or before the Closing
                           -------------------------
Date, the Seller shall deliver or cause to be delivered to the Trustee each of the documents listed below:

         (i) the List of Contracts identifying all Initial and Additional Contracts, certified by the Chairman of the Board, President or any Vice President of the Seller;

         (ii) a certificate of an officer of each of the Originator and Seller substantially in the form of Exhibit E hereto;

         (iii) an Opinion of Counsel for each of the Originator and Seller substantially in the form of Exhibit F hereto;

         (iv)     the Trustee's acknowledgment in the form of Exhibit G hereto;

         (v) a letter acceptable to the Underwriters from PricewaterhouseCoopers LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Contracts on a statistical sampling basis and setting forth the results of such review;

                                      2-2

         (vi) copies of resolutions of the board of directors of the Seller or of the executive committee of the board of directors of the Seller approving the execution, delivery and performance of this Agreement, the creation of the Trust and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller;

         (vii) officially certified recent evidence of due incorporation and good standing of the Seller under the laws of the State of Minnesota;

         (viii) evidence of filing (A) with the Secretary of State of Delaware of a UCC-1 financing statement, executed by the Originator as debtor, naming the Seller as secured party and listing the Contracts as collateral, and (B) with the Secretary of State of Minnesota of a UCC-1 financing statement, executed by the Seller as debtor, naming the Trustee as secured party and listing the Contracts as collateral;

         (ix) the Land-and-Home Contract File or Contract File, as applicable, for each Initial and Additional Contract;

         (x) an executed copy of the Assignment of the Seller substantially in the form of Exhibit D hereto with respect to the Contracts;

         (xi)     an Officer's Certificate listing the Servicer's Servicing
                  Officers;

         (xii) evidence of continued coverage of the Servicer under the Errors and Omissions Protection Policy;

         (xiii) evidence of deposit in the Certificate Account of all funds received with respect to the Initial and Additional Contracts after the Cut-off Date to the Closing Date, other than amounts due on or before the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct;

         (xiv) an Officer's Certificate confirming that the Originator's internal audit department has reviewed the original or a copy of each Initial and Additional Contract and each related Contract File or Land-and-Home Contract File, as applicable, that each Initial and Additional Contract and related Contract File or Land-and-Home Contract File, as applicable, conforms in all material respects with the List of Contracts and that each such Contract File or Land-and-Home Contract File, as applicable, is complete in all material respects and that each Manufactured Home securing a Contract is covered by a Hazard Insurance Policy as required by Section 3.02(f);

         (xv) a letter from Moody's confirming that it has assigned the Class A Certificates a rating of "Aaa," the Class M-1-A Certificates and the Class M-1-F Certificates a rating of "Aa2," the Class M-2 Certificates a rating of "A2," and the Class B-1 Certificates a rating of "Baa2;"

         (xvi) a letter from Standard & Poor's confirming that it has assigned the Class A Certificates a rating of "AAA," the Class M-1-A Certificates and the Class M-1-F

                                      2-3

                  Certificates a rating of "AA-" the Class M-2 Certificates a rating of "A-" and the Class B-1 Certificates a rating of "BBB;"

         (xvii)   the demand note described in Section 3.06(c)(5);

         (xviii)  an executed copy of the Transfer Agreement;

         (xix) evidence of the deposit of $2,554,582.96 in the Staged-Funding Contract Reserve Account;

         (xx)     evidence of the deposit of $0 in the Pre-Funding Account;

         (xxi) evidence of the deposit in the Undelivered Contract Subaccount of an amount equal to the difference between the aggregate Cut-off Date Principal Balances of the Initial and
                  Additional Contracts and the aggregate Cut-off Date
                  Principal Balances of the Undelivered Contracts;

         (xxii) evidence of the deposit of $5,000 in the Basis Risk Reserve Fund; and

         (xxiii) any other documents or certificates that the Trustee may reasonably request.

         SECTION 2.03      Conveyance of the Subsequent Contracts.
                           --------------------------------------

         (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Account, the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all the right, title and interest of the Seller in and to the Subsequent Contracts identified on the List of Contracts attached to the Subsequent Transfer Instrument, including all rights to receive payments on or with respect to the Subsequent Contracts due after the applicable Cut-off Date, and all items with respect to such Subsequent Contracts in the related Contract Files and Land-and-Home Contract Files. The transfer to the Trustee by the Seller of the Subsequent Contracts shall be absolute and is intended by the Seller, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Contracts by the Seller to the Trust.

         The purchase price paid by the Trustee shall be one hundred percent (100%) of the aggregate Cut-off Date Principal Balances of such Subsequent Contracts. The purchase price of Subsequent Contracts shall be paid solely with amounts in the Pre-Funding Account. This Agreement shall constitute a fixed price contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

         (b) The Seller shall transfer the Subsequent Contracts to the Trustee, and the Trustee shall release funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

         (i) the Seller shall have provided the Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any

                                      2-4
                  information reasonably requested by the Trustee with respect to the Subsequent Contracts;

         (ii) the Seller shall have delivered the related Land-and-Home Contract File for each Subsequent Land-and-Home Contract to the Custodian at least two Business Days prior to the Subsequent Transfer Date;

         (iii) the Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit O, which shall include a List of Contracts identifying the related Subsequent Contracts;

         (iv) as of each Subsequent Transfer Date, the Seller shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency, as certified in an Officer's Certificate substantially in the form attached hereto as Exhibit P;

         (v) such sale and transfer shall not result in a material adverse tax consequence to the Trust (including the Master REMIC and the Subsidiary REMIC) or the Certificateholders;

         (vi)     the Pre-Funding Period shall not have ended;

         (vii) the Seller shall have delivered to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit P, confirming the satisfaction of each condition precedent and the representations specified in this
                  Section 2.03 and in Sections 3.01 and 3.03;

         (viii) the Seller and the Originator shall have delivered to the Trustee Opinions of Counsel addressed to the Rating Agencies and the Trustee with respect to the transfer of the Subsequent Contracts substantially in the form of the Opinions of Counsel delivered to the Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters; and

         (ix) the Seller shall have delivered to the Trustee a copy of the executed Subsequent Transfer Agreement between the Originator and the Seller, substantially in the form of Exhibit A to the Transfer Agreement and dated as of the Subsequent Transfer Date.

         (c) Before the last day of the Pre-Funding Period, the Seller shall deliver to the Trustee each of the items listed below.

         (1) A letter from PricewaterhouseCoopers LLP or another nationally recognized accounting firm retained by the Seller (with copies provided to the Rating Agencies, the Underwriters and the Trustee) that is in form, substance and methodology the same as that delivered under Section 2.02(v) of this Agreement, except that it shall address the Subsequent Contracts and their conformity in all material respects to the characteristics described in Section 3.04(c) of this Agreement.

                                      2-5

         (2) Evidence that as a result of the purchase by the Trust of the Subsequent Contracts, the Class A, Class M and Class B-1 Certificates shall not receive from any of the Rating Agencies a lower credit rating than the rating assigned to such Certificates as of the Closing Date.

         (3) Evidence that the aggregate amount on deposit in the Pre-Funding Account and the Staged-Funding Contract Reserve Account as of the Closing Date, minus the aggregate Cut-off Date Principal Balance of any Subsequent Contracts that had been specifically identified as Subsequent Contracts as of the Closing Date (and purchased by the Trust on or before the first Remittance Date), did not exceed 25% of the aggregate Original Principal Balance of the Master Certificates.

         SECTION 2.04      Acceptance by Trustee.
                           ---------------------

         (a) On the Closing Date and each Subsequent Transfer Date, if the conditions set forth in Section 2.02 and 2.03, respectively, have been satisfied, the Trustee shall deliver a certificate to the Seller substantially in the form of Exhibit G hereto acknowledging conveyance of the Contracts, identified on the applicable List of Contracts and the related Contract Files and Land-and-Home Contract Files to the Trustee and declaring that the Trustee, directly or through a custodian, will hold all Contracts that have been delivered in trust, upon the terms herein set forth, for the use and benefit of all Certificateholders and on the Closing Date the Trustee shall issue to or upon the order of the Seller Certificates representing ownership of a beneficial interest in 100% of the Trust.

         (b) If, in its review of the Land-and-Home Contract Files and the Contract Files as described in Exhibits H-1 and H-2, the Trustee or its Custodian discovers a breach of the representations or warranties set forth in Sections 2.02(xiv), 3.02, 3.03, 3.04 or 3.05, the Seller and the Originator shall cure such breach or repurchase or replace such Contract pursuant to
Section 3.06.

         SECTION 2.05      REMIC Provisions.
                           ----------------

         (a) The Originator, as Servicer, and the Class C Subsidiary Certificateholder and the Class C Master Certificateholder, by acceptance thereof, each agrees that, in accordance with the requirements of
Section 860D(b)(1) of the Code, the federal tax return of each of the Subsidiary REMIC and Master REMIC for its first taxable year shall provide that the Subsidiary REMIC or Master REMIC, as the case may be (excluding the obligation and related demand note of the Originator pursuant to Section 3.06(c), the Staged-Funding Contract Reserve Account, the Pre-Funding Account, the Yield Maintenance Agreement, the Yield Maintenance Reserve Fund and the Basis Risk Reserve Fund) elects to be treated as a REMIC for such taxable year and all subsequent taxable years. In furtherance of the foregoing, the Trustee (at the direction of the Originator, the Seller or the Servicer) and the Originator, the Seller and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of each of the Subsidiary REMIC or Master REMIC as a REMIC under the REMIC provisions of the Code, including, but not limited to, the taking of such action as is necessary to cure any inadvertent termination of REMIC status.

                                      2-6

         (b) The Regular Certificates are being issued in seven classes and are hereby designated by the Originator as constituting the "regular interests" in the Master REMIC for the purposes of Section 860G(a)(1) of the Code. The following terms of the Regular Certificates are irrevocably established as of the Closing Date:

                                                            Original Class
                                                         Principal Balance or
                             Pass-Through Rate           Notional Principal             Assumed Final
      Class                      Per Annum                     Amount                 Maturity Date/(1)/
--------------------    ----------------------------    ----------------------     ------------------------
    Class A                     6.681%                       $    439,500,000               December 2033
    Class M-1-A/(2)/      a floating rate equal to           $     31,500,000               December 2033
                          the least of one month
                          LIBOR plus 2.05% per year,
                          the Net WAC Cap Rate, and
                          14.00% per year
    Class M-1-F           the lesser of 7.954% per           $     31,500,000               December 2033
                          year or the Net WAC Cap
                          Rate
    Class M-2             the lesser of 9.546% per           $     30,000,000               December 2033
                          year or the Net WAC Cap
                          Rate
    Class B-1             the lesser of 10.00% per           $     15,000,000               December 2033
                          year or the Net WAC Cap
                          Rate
    Class B-2             the lesser of 9.860% per           $     46,500,000               December 2033
                          year or the Net WAC Cap
                          Rate
    Class B-3I                     (3)                       $    599,999,997               December 2033

------------------
/(1)/ Solely for purposes of Treas. Reg. 1.860G-1(a)(4)(iii), a hypothetical Remittance Date in the month 12 months following the month of the maturity date for the Contract with the latest maturity date has been designated as the "latest possible maturity date" for each class of Certificates that represents one or more of the "regular interests" in the Master REMIC.

/(2)/ In addition to representing a regular interest in the Master REMIC with a rate equal to the least of one-month LIBOR plus 2.05% per year, 14.00% per year and the Net WAC Cap Rate, the Class M-1-A Certificate also represents the right to receive funds from the Yield Maintenance Reserve Fund and the Basis Risk Reserve Fund pursuant to Sections 8.08 and 8.09 to the extent that the lesser of one-month LIBOR plus 2.05% per year and 14.00% per year exceeds the Net WAC Cap Rate.

/(3)/ The Class B-3I Certificates shall be entitled to the payment of the Class B-3I Formula Distribution Amount. Solely for federal income tax purposes, the Class B3-I Certificates will be comprised of two components: component one will have a principal balance equal to the Overcollateralization Amount on the Closing Date and will not bear interest; component two will have a notional balance equal to the sum of the Pool Scheduled Principal Balance and the Pre-Funded Amount and bear interest at a rate equal to the Class B-3I Remittance Rate.

The Seller does not represent that any Class of Regular Certificates will, in fact, mature on any given date, except that each regular interest of the Master REMIC will absolutely mature by the Assumed Final Maturity Date as indicated above. The Class C Master Certificate is being issued in a single Class and is hereby designated by the Seller as constituting the sole class of "residual interests" in the Master REMIC for purposes of Section 860G(a)(2) of the Code.

                                      2-7

         (c) The Uncertificated Subsidiary Interests are being issued in nine classes and are hereby designated by the Seller as constituting the "regular interests" in the Subsidiary REMIC for the purposes of
Section 860G(a)(1) of the Code. The following terms of the Uncertificated Subsidiary Interests are irrevocably established as of the Closing Date:

                                     Pass-Through                      Original                    Assumed Final
          Class                     Rate Per Annum                 Principal Balance             Maturity Date/(1)/
--------------------------   -----------------------------     --------------------------    --------------------------
 Class S-A                     Net WAC Cap Rate                     $    219,750,000           December 2033

 Class S-M1A                   Net WAC Cap Rate                     $     15,750,000           December 2033

 Class S-M1F                   Net WAC Cap Rate                     $     15,750,000           December 2033

 Class S-M2                    Net WAC Cap Rate                     $     15,000,000           December 2033

 Class S-B1                    Net WAC Cap Rate                     $      7,500,000           December 2033

 Class S-B2                    Net WAC Cap Rate                     $     23,250,000           December 2033

 Class S-Accrual               Net WAC Cap Rate                     $ 302,999,998.50           December 2033

/(1)/ Solely for purposes of Treas. Reg. 1.860G-1(a)(4)(iii), a hypothetical Remittance Date in the month 12 months following the month of the maturity date for the Contract with the latest maturity date has been designated as the "latest possible maturity date" for each class of interests that represents one or more of the "regular interests" in the Subsidiary REMIC.

The Seller does not represent that any Class of Uncertificated Subsidiary Interests will, in fact, mature on any given date, except that each regular interest of the Subsidiary REMIC will absolutely mature by the Assumed Final Maturity Date as indicated above. The Class C Subsidiary Certificate is being issued in a single Class and is hereby designated by the Seller as constituting the sole class of "residual interests" in the Subsidiary REMIC for purposes of
Section 860G(a)(2) of the Code.

         (d) The Closing Date, which is the day on which each of the Subsidiary REMIC and the Master REMIC will issue all of its regular and residual interests, is hereby designated as the "startup day" of each of the Subsidiary REMIC and the Master REMIC within the meaning of Section 860G(a)(9) of the Code.

         (e) After the Closing Date, neither the Trustee, the Originator, the Seller nor any Servicer shall:

         (i) accept any contribution of assets to the Subsidiary REMIC or the Master REMIC,

         (ii) dispose of any portion of the Subsidiary REMIC or the Master REMIC, other than as provided in Sections 3.06, 3.07 and 8.05,

         (iii) engage in any "prohibited transaction," as defined in Sections 860F(a)(2) and (5) of the Code, except as may be contemplated by Section 3.06(c),

                                      2-8

         (iv) accept any contribution after the Closing Date that is subject to the tax imposed by Section 860G(d) of the Code or

         (v)      engage in any activity or enter into any agreement that would result in the receipt by the Subsidiary REMIC or the Master REMIC of any "net income from foreclosure property" as defined in Section 860G(c)(2) of the Code, unless, prior to any such action set forth in clauses (i), (ii), (iii), (iv) or (v) the Trustee shall have received an unqualified Opinion of Counsel, which opinion shall not be an expense of the Trust, stating that such action will not, directly or indirectly,

                  (A) adversely affect the status of the Subsidiary REMIC or the Master REMIC as a REMIC or the status of the Uncertificated Subsidiary Interests as "regular interests" in the Subsidiary REMIC, the status of the Class C Subsidiary Certificate as the sole class of "residual interests" in the Subsidiary REMIC, the status of the Regular Certificates as "regular interests" in the Master REMIC, or the status of the Class C Master Certificate as the sole class of "residual interests" in the Master REMIC,

                  (B) affect the distributions payable hereunder to the Certificateholders or

                  (C) result in the imposition of any lien, charge or encumbrance upon the Subsidiary REMIC or the Master REMIC.

         (f) Upon the acquisition of any real property (including interests in real property), or any personal property incident thereto, in connection with the default of a Contract, the Servicer and the Trustee (at the direction of the Servicer) shall take, or cause to be taken, such action as is necessary to sell or otherwise dispose of such property within such period as is then required by the Code in order for such property to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, unless the Servicer and the Trustee receive an Opinion of Counsel to the effect that the holding by the Subsidiary REMIC or Master REMIC of such property subsequent to the period then permitted by the Code will not result in the imposition of any taxes on "prohibited transactions" of the Subsidiary REMIC or Master REMIC, as defined in
Section 860F of the Code, or cause the Subsidiary REMIC or Master REMIC to fail to qualify as a REMIC at any time that the Uncertificated Subsidiary Interests, Class C Subsidiary Certificate, Regular Certificates or Class C Master Certificate are outstanding. The Servicer shall manage, conserve, protect and operate such real property, or any personal property incident thereto, so that such property will not fail to qualify as "foreclosure property," as defined in
Section 860G(a)(8) of the Code, and that the management, conservation, protection and operation of such property will not result in the receipt by the Subsidiary REMIC or Master REMIC of any "income from nonpermitted assets," within the meaning of Section 860F(a)(2)(B) of the Code.

                                      2-9

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         Each of the Seller and Originator makes the following representations and warranties on which the Trustee will rely in accepting the Contracts in trust and issuing the Certificates on behalf of the Trust. The repurchase or substitution obligation of the Originator set forth in Section 3.06 constitutes the sole remedy available to the Trust or the Certificateholders for a breach of a representation or warranty of the Originator set forth in Section 2.02(xiv), 3.02, 3.03, 3.04 or 3.05 of this Agreement.

         SECTION 3.01      Representations and Warranties Regarding the Seller.
                           ---------------------------------------------------
The Seller represents and warrants to the Trustee and the Certificateholders, effective on the Closing Date and each Subsequent Transfer Date, that each of the statements set forth below is true.

         (a)      Organization and Good Standing. The Seller is a corporation
                  ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

         (b)      Authorization; Binding Obligations. The Seller has the power
                  ----------------------------------
and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c)      No Consent Required. The Seller is not required to obtain the
                  -------------------
consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         (d)      No Violations. The execution, delivery and performance of
                  -------------
this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller or Originator is a party or by which the Seller may be bound.

         (e)      Litigation. No litigation or administrative proceeding of or
                  ----------
before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened,

                                      3-1
against the Seller or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

         (f)      Licensing. The Seller is duly registered as a finance company
                  ---------
in each state in which Contracts were originated, to the extent such registration is required by applicable law.

         SECTION 3.02      Representations and Warranties Regarding Each
                           ---------------------------------------------
Contract. The Originator has made the representations and warranties set forth
--------
in this Section 3.02 to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to each Initial and Additional Contract, and as of the applicable Subsequent Transfer Date with respect to each Subsequent Contract identified on the List of Contracts attached to the related Subsequent Transfer Agreement.

         (a)      List of Contracts. The information set forth in the
                  -----------------
applicable List of Contracts is true and correct as of its date.

         (b)      Payments. As of the Cut-off Date, the most recent scheduled
                  --------
payment was made by or on behalf of the Obligor (without any advance from the Originator or any Person acting at the request of the Originator) or was not past due for more than 59 days (in the case of an Initial or Additional Contract) or 30 days (in the case of a Subsequent Contract).

         (c)      No Waivers. The terms of the Contract have not been waived,
                  ----------
altered or modified in any respect, except by instruments or documents identified in the Contract File or Land-and-Home Contract File, as applicable.

         (d)      Binding Obligation. The Contract is the legal, valid and
                  ------------------
binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

         (e)      No Defenses. The Contract is not subject to any right of
                  -----------
rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         (f)      Insurance Coverage. The Manufactured Home securing the
                  ------------------
Contract is covered by a Hazard Insurance Policy in the amount required by
Section 5.09. Each Manufactured Home secured by an FHA/VA Contract which was, at the time of origination of the related Contract, located within a federally designated special flood hazard area is covered by insurance coverage at least equal to that required by Section 5.09 or such lesser coverage as may be available under the federal flood insurance program. With respect to any other Contract that is not an FHA/VA Contract, the Originator has obtained:

                                      3-2

         (i) a statement from the Obligor's insurance agent that the Manufactured Home was, at the time of origination of the Contract, not in a federally designated special flood hazard area; or

         (ii) evidence that, at the time of origination, flood insurance was in effect, which coverage is at least equal to that required by Section 5.09 or such lesser coverage as may be available under the federal flood insurance program.

All premiums due as of the Closing Date on such insurance have been paid in full.

         (g)      Origination. The Contract was originated by a manufactured
                  -----------
housing dealer and purchased by the Originator, or originated by the Originator directly, in the regular course of its business.

         (h)      Lawful Assignment. The Contract was not originated in and is
                  -----------------
not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of Certificates, or the ownership of the Contract by the Trust, unlawful or render the Contract unenforceable. The Seller has received all consents and approvals necessary under the terms of the Contract to or of the transfer of the Contract to the Trust.

         (i)      Compliance with Law. At the date of origination of the
                  -------------------
Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

         (j)      Contract in Force. The Contract has not been satisfied or
                  -----------------
subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.

         (k)      Valid Security Interest. Each Contract (other than the
                  -----------------------
Land-and-Home Contracts) creates a valid and enforceable perfected first priority security interest in favor of the Originator in the Manufactured Home covered thereby as security for payment of the Cut-off Date Principal Balance of such Contract. The Originator has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Seller, and the Seller has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has and will have under this Agreement a valid and continuing security interest (as defined in the Minnesota UCC) in such Contract and Manufactured Home, which security interest is prior to all other liens, and is enforceable against creditors of and purchasers from the Originator and the Seller.

                                      3-3

         Each Mortgage is a valid first lien in favor of the Seller on real property securing the amount owed by the Obligor under the related Land-and-Home Contract subject only to

         (i)      the lien of current real property taxes and assessments,

         (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-and-Home Contract obtained by the Seller and

         (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

Each Land-and-Home Contract is covered by an American Land Title Association, or equivalent form, lender's title insurance policy. The Seller has assigned all of its right, title and interest in such Land-and-Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has and will have under this Agreement a valid and continuing security interest (as defined in the Minnesota UCC) in such Land-and-Home Contract, which security interest is prior to all other liens, and is enforceable against creditors of and purchasers from the Originator and the Seller.

         The Contract constitutes an instrument, tangible chattel paper, and account or a payment intangible within the meaning of the Minnesota UCC.

         (l)      Capacity of Parties. The signature(s) of the Obligor(s) on
                  -------------------
the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

         (m)      Good Title. In the case of a Contract purchased from a
                  ----------
manufactured housing dealer, the Originator purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. Except for any pledge terminated contemporaneously with or prior to the transfer of the Contract to the Seller, the Originator has not sold, assigned, pledged, granted a security interest in, or otherwise conveyed the Contract to any Person. The Originator has not authorized the filing of and is not aware of any financing statements against the Originator that include a description of collateral covering the Contract other than a financing statement relating to the security interest granted to the Seller under the Transfer Agreement. The Originator is not aware of any judgment or tax lien filings against the Originator. At the time of the transfer of the Contract by the Originator to the Seller under the terms of the Transfer Agreement, the Originator had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Seller. With respect to any Contract bearing a stamp indicating that such Contract has been sold to another party, such other party's interest in such Contract has been released.

                                      3-4

         (n)      No Defaults. As of the applicable Cut-off Date, there was no
                  -----------
default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date or the Subsequent Transfer Date, as applicable, the related Manufactured Home is, to the best of the Originator's knowledge, free of damage and in good repair. To the best of the Originator's knowledge, no Manufactured Home has suffered damage that is not covered by a Hazard Insurance Policy, including, but not limited to, hurricanes, earthquakes, floods, tornadoes, hailstorms, straight-line winds, sinkholes, mudslides, volcanic eruptions, meteorites and other natural disasters.

         (o)      No Liens. As of the Closing Date or the Subsequent Transfer
                  --------
Date, as applicable, there are, to the best of the Originator's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

         (p)      Equal Installments. Except for 31 Step-up Rate Contracts
                  ------------------
included among the Initial Contracts and no Step-up Rate Contracts included among the Additional Contracts, each Contract has a fixed Contract Rate and provides for level monthly payments which fully amortize the loan over its term. Of the Step-up Rate Contracts which are still bearing interest at their initial Contract Rates, 21 provide for two rate increases and the remaining 5 provide for a single rate increase.

         (q)      Enforceability. The Contract contains customary and
                  --------------
enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

         (r)      One Original. There is only one original executed Contract
                  ------------
(other than the original executed copy retained by the Obligor), which Contract has been delivered to the Trustee or its custodian on or before the Closing Date or the Subsequent Transfer Date, as applicable. The Custodian has acknowledged that it holds the Contract solely as the Trustee's agent.

         (s)      Loan-to-Value Ratio. At the time of their origination all of
                  -------------------
the Contracts had Loan-to-Value Ratios not greater than 100%.

         (t)      [RESERVED]

         (u)      Not Real Estate. With respect to each Contract other than a
                  ---------------
Land-and-Home Contract, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

         (v)      Notation of Security Interest. With respect to each Contract
                  -----------------------------
other than a Land-and-Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such

                                      3-5
security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Originator or its assignee as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Originator or its assignee as secured party. If the related Manufactured Home secures a Land-and-Home Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming the Seller as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Seller and the Originator and any trustee in bankruptcy of the Seller or the Originator) claiming an interest in such Manufactured Home.

         (w)      Secondary Mortgage Market Enhancement Act. The related
                  -----------------------------------------
Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). Each manufactured housing dealer from whom the Originator purchased such Contract, if any, was then approved by the Originator in accordance with the requirements of the Secretary of Housing and Urban Development set forth in 24 CFR [sec] 201.27. At the origination of each Contract, the Originator was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

         (x)      Qualified Mortgage. The Contract represents a "qualified
                  ------------------
mortgage" within the meaning of Section 860G(a)(3) of the Code. The Originator represents and warrants that, either as of the date of origination or the Closing Date, the fair market value of the property securing each Contract was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Contract. Each Manufactured Home is a "single-family residence" which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind which is customarily used at a fixed location, pursuant to the requirements of Section 25(e)(10) of the Code.

         (y)      Credit Life. Except in connection with 14 Contracts with an
                  -----------
aggregate Scheduled Principal Balance of $811,395.63, or 0.14% by Cut-off Date Principal Balance, no Obligor obtained a prepaid single-premium credit life policy in connection with the origination of the Contract.

         (z)      Section 32. Other than 11 Contracts with an aggregate
                  ----------
Scheduled Principal Balance of $1,175,158.82, or 0.20% by Cut-off Date Principal Balance, no Contract is subject to the Home Ownership and Equity Protection Act of 1994, Regulation Z ("Section 32"), or any similar state law or regulation including those relating to "high cost mortgages" and "high LTV mortgages."

         SECTION 3.03      Additional Representations and Warranties. The Seller
                           -----------------------------------------
hereby represents and warrants (a) and (b) below to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to each Initial and Additional Contract and as of each

                                      3-6

Subsequent Transfer Date with respect to each Subsequent Contract identified on the List of Contracts attached to the related Subsequent Transfer Instrument.

         (a)      Lawful Assignment. The Contract was not originated in and is
                  -----------------
not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract under this Agreement or pursuant to transfers of the Certificates unlawful or render the Contract unenforceable. The Seller has duly executed a valid blanket assignment of the Contracts transferred to the Trust, and has transferred all its right, title and interest in such Contracts. The blanket assignment, any and all documents executed and delivered by the Seller pursuant to Sections 2.01(b) and 2.03(b), and this Agreement each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms.

         (b)      Good Title. The Seller is the sole owner of the Contract and
                  ----------
has the authority to sell, transfer and assign such Contract to the Trust under the terms of this Agreement. The Seller has not sold, assigned, pledged, granted a security interest in, or otherwise conveyed the Contract to any Person. Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Contract other than a financing statement relating to the security interest granted to the Trust hereunder. The Seller is not aware of any judgment or tax lien filings against the Seller. At the time of the transfer of the Contract by the Seller to the Trust under the terms of this Agreement, the Seller had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trust.

         SECTION 3.04      Representations and Warranties Regarding the
                           --------------------------------------------
Contracts in the Aggregate. The Originator has made the representations and
--------------------------
warranties set forth below this Section 3.04 to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to the Initial and Additional Contracts, and as of each Subsequent Transfer Date with respect to the related Subsequent Contracts.

         (a)      Amounts. The aggregate principal amounts payable by Obligors
                  -------
under the Contracts (assuming all Staged-Funding Contracts were fully disbursed) as of the Cut-off Date equal the Cut-off Date Pool Principal Balance. The aggregate principal amounts payable by Obligors under the Initial Contracts (assuming all Staged-Funding Contracts included among the Initial Contracts were fully disbursed) as of the Cut-off Date equal $599,999,996.53. The aggregate principal amounts payable by Obligors under the Initial and Additional Contracts (assuming all Staged-Funding Contracts included among the Additional Contracts were fully disbursed) as of the Cut-off Date equal $599,999,996.53.

         (b)      Characteristics of Contracts. The Contracts have the
                  ----------------------------
following characteristics as of the Cut-off Date:

         (i) the Obligors on not more than 10.00% (by Cut-off Date Principal Balance) are located in any one state except for Texas; the Obligors on not more than 11.58% are located in any one state, the Obligors on not more than 0.33% are located in

                                      3-7
                  an area with the same zip code and the Obligors on not more than 0.08% are located in California in an area with the same zip code;

         (ii) no Contract has a remaining maturity of fewer than 5 months or more than 360 months;

         (iii) the final scheduled payment date on the Contract with the latest maturity is in December 2032;

         (iv) approximately 70.00% (by Cut-off Date Principal Balance) is attributable to loans to purchase new Manufactured Homes and approximately 30.00% to used Manufactured Homes;

         (v) no less than 29.00% (by Cut-off Date Principal Balance) is attributable to Land-and-Home Contracts;

         (vi) the Weighted Average Contract Rate as of the Cut-off Date is at least 11.85% per annum;

         (vii) at least 74.00% (by Cut-off Date Principal Balance) is attributable to loans for the purchase of multi-Section Manufactured Homes;

         (viii) the weighted average (by Cut-off Date Principal Balance) loan to value ratio is not more than 89.00%;

         (ix)     no Contract was originated before April 19, 1984; and

         (x) not more than 26.00% (by Cut-off Date Principal Balance) are secured by Manufactured Homes located in a mobile home park.

         (xi) not more than 12.50% of the Cut-off Date Pool Principal Balance is attributable to Obligors with a Conseco Finance credit score of between F0 and F4;

         (xii) not more than 17.50% of the Cut-off Date Pool Principal Balance is attributable to Contracts for the purchase of Manufactured Homes that had been repossessed;

         (xiii) not more than 12.50% of the Cut-off Date Pool Principal Balance is attributable to Obligors with a low side override.

         (c)      RESERVED.
                  --------

         (d)      Staged-Funding Contracts. Approximately $22,874,581.61 of the
                  ------------------------
Contracts, by Cut-off Date Principal Balance, are Staged-Funding Contracts that had not been fully disbursed by the Cut-off Date. Approximately $20,319,998.65 of such amount has been disbursed by the Closing Date, and approximately $2,554,582.96 remains to be disbursed on or before the Funding Termination Date.

                                      3-8

         (e)      Computer Tape. The Computer Tape made available by the
                  -------------
Originator was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

         (f)      Marking Records. By the Closing Date or Subsequent Transfer
                  ---------------
Date, as applicable, the Originator has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

         (g)      No Adverse Selection. Except for the effect of the
                  --------------------
representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

         SECTION 3.05      Representations and Warranties Regarding the Contract
                           -----------------------------------------------------
Files and Land-and-Home Contract Files. The Originator has made the
--------------------------------------
representations and warranties set forth below in this Section 3.05 to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to the Initial and Additional Contracts, and as of each Subsequent Transfer Date with respect to the related Subsequent Contracts.

         (a)      Possession. Immediately prior to the Closing Date or the
                  ----------
Subsequent Transfer Date, as applicable, the Originator will have possession of each original Contract and the related Contract File or Land-and-Home Contract File, except for the missing notes described in Section 3.03(r) as to which the Originator has delivered to the Trustee or its Custodian a copy of the notes and note lost affidavits. There are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Originator to make, or cause to be made, any delivery required hereunder.

         (b)      Bulk Transfer Laws. The transfer, assignment and conveyance
                  ------------------
of the Contracts and the Contract Files and Land-and-Home Contract Files by the Originator pursuant to the Transfer Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         SECTION 3.06      Repurchase of Contracts or Substitution of Contracts
                           ----------------------------------------------------
for Breach of Representations and Warranties
--------------------------------------------

         (a) The Originator shall repurchase a Contract, at its Repurchase Price, not later than the first Determination Date that is 90 or more days after the day on which the Originator, the Servicer, the Seller or the Trustee first discovers or should have discovered a breach of a representation or warranty of the Originator set forth in Sections 2.02(xiv), 3.02, 3.03 or 3.05 of this Agreement that materially adversely affects the Trust's or the Certificateholders' interest in such Contract and which breach has not been cured; provided, however, that

         (i) in the event that a party other than the Originator first becomes aware of such breach, such discovering party shall notify the Originator in writing within five Business Days of the date of such discovery and

                                      3-9

         (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the Originator may, in lieu of repurchasing such Contract, deliver to the Seller for deposit in the Certificate Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders on the immediately following Remittance Date as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

Notwithstanding the foregoing, the Originator shall repurchase any Land-and-Home Contract, at such Contract's Repurchase Price, or substitute for it an Eligible Substitute Contract as described in Section 3.06(b), if the Seller has failed to deliver the related Land-and-Home Contract File to the Trustee within 30 days of the Closing Date.

         (b) On or prior to the date that is the second anniversary of the Closing Date, the Originator, at its election, may substitute one or more Eligible Substitute Contracts for any Contracts that it is obligated to repurchase pursuant to Section 3.06(a) (such Contracts being referred to as the "Replaced Contracts") upon satisfaction of the following conditions:

         (i) the Originator shall have conveyed to the Seller the Contracts to be substituted for the Replaced Contracts and the Contract Files related to such Contracts and the Originator shall have marked the Electronic Ledger indicating that such Contracts constitute part of the Trust;

         (ii) the Contracts to be substituted for the Replaced Contracts are Eligible Substitute Contracts and the Originator delivers an Officers' Certificate, substantially in the form of Exhibit K-2 hereto, to the Trustee certifying that such Contracts are Eligible Substitute Contracts;

         (iii) the Originator shall have delivered to the Seller evidence of filing of a UCC-1 financing statement identifying the Originator as debtor and the Seller as secured party and the Seller shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement identifying the Seller as debtor and the Trustee as secured party and filed in Delaware listing such Contracts as collateral, or shall have delivered to the Seller or the Trustee, as the case may be, an amended List of Contracts;

         (iv) in respect of Eligible Substitute Contracts that are Land-and-Home Contracts:

                  (A) the Originator shall have delivered to the Seller, or its Custodian, the related Land-and-Home Contract Files; and

                  (B) the Originator shall have delivered to the Trustee an opinion of counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected

                                      3-10
                           first priority lien in the real estate securing such Eligible Substitute Contracts, or evidence of recordation of the assignment to the Trustee on behalf of the Trust of each Mortgage securing such Eligible Contracts;

         (v) the Originator shall have delivered to the Trustee an Opinion of Counsel

                  (A) to the effect that the substitution of such Contracts for such Replaced Contracts will not cause the Master REMIC or Subsidiary REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and

                  (B)      to the effect of paragraph 9 of Exhibit F hereto; and

         (vi) if the aggregate Scheduled Principal Balance of such Replaced Contracts is greater than the aggregate Scheduled Principal Balance of the Contracts being substituted, the Originator shall have delivered to the Seller for deposit in the Certificate Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

         Upon satisfaction of such conditions, the Trustee shall add such Contracts to, and delete such Replaced Contracts from, the List of Contracts. Such substitution shall be effected prior to the first Determination Date that occurs 90 or more days after the Originator becomes aware, or should have become aware, or receives written notice from the Trustee, of the breach referred to in
Section 3.06(a). Promptly after any substitution of a Contract, the Originator shall give written notice of such substitution to the Rating Agencies.

         (c) The terms and conditions in this subsection (c) apply in addition to subsections (a) and (b) above.

         (1) On or before the Funding Termination Date, the Originator or the Seller shall deliver one or more Officer's Certificates to the Trustee, identifying those Staged-Funding Contracts that have been fully disbursed in accordance with the terms of such Contract on or before the Funding Termination Date and specifying that portion of the funds held in the Staged-Funding Contract Reserve Account attributable to those Staged-Funding Contracts. On or before the Funding
                  Termination Date, the Originator or the Seller shall deliver an Officer's Certificate to the Trustee, specifying any Staged-Funding Contracts which were not fully disbursed by the Funding Termination Date (each Staged-Funding Contract that was not so fully disbursed being hereinafter referred to as an "Unfunded Contract"), and the Cut-off Date Principal Balance of each Unfunded Contract.

         (2) On or before the Funding Termination Date, the Originator shall either repurchase any Unfunded Contract in accordance with Section 3.06(a) (or the unfunded portion thereof, by depositing in the Certificate Account any undisbursed amount with respect to such Unfunded Contract), or shall substitute an Eligible Substitute Contract for such Unfunded Contract in accordance with Section 3.06(b). With

                                      3-11
                  respect to the repurchase of an Unfunded Contract pursuant to this Section 3.06(c), an amount of the Repurchase Price equal to the Unfunded Contract Shortfall attributable to such Unfunded Contract shall be treated as a refund to the Trust of the purchase price paid by the Trust for additional obligations of the Obligor on such Contract under
                  Section 2.01(c), and the remainder of the Repurchase Price shall be treated as paid to the Trust for such Unfunded Contract.

         (3) If the Originator shall have failed to repurchase an Unfunded Contract (or the unfunded portion thereof, by depositing in the Certificate Account any undisbursed amount with respect to such Unfunded Contract) or to substitute an Eligible Substitute Contract therefor in accordance with subsection (2) above, then the disbursed principal balance of such Unfunded Contract as owned by the Trust shall not be increased after the Funding Termination Date, notwithstanding any further disbursements that may be made to the related Obligor by the Originator after the Funding Termination Date. The Servicer shall thereafter allocate principal and interest collected on the Contract between the Trust and the Originator on a pro rata basis in accordance with the disbursed principal balance as of the Funding Termination Date, with the result that payments of interest and principal collected with respect to such disbursed principal balance as of the Funding Termination Date shall be deemed collected by the Trust. The aggregate differential between the Cut-off Date Principal Balance of all such Unfunded Contracts as specified in the List of Contracts and the disbursed principal balance of such Unfunded Contracts as of the Funding Termination Date (the "Unfunded Contract Shortfall") shall be added to the Formula Principal Distribution Amount with respect to the Remittance Date in March 2002.

         (4) On the Business Day prior to each Remittance Date until and including the Remittance Date immediately following the Funding Termination Date, the Originator shall pay any Class A Interest Shortfall, Class M-1-A Interest Shortfall, Class M-1-F Interest Shortfall, Class M-2 Interest Shortfall or Class B-1 Interest Shortfall occurring on such Remittance Date, if and to the extent such shortfall is caused by the difference between (i) the interest that would have been payable on all Staged-Funding Contracts in the related month had such Contracts been fully disbursed on the Closing Date and (ii) the interest actually payable on such Contracts in the related month according to the terms of such Contracts.

         (5) To further evidence its obligation to repurchase Unfunded Contracts pursuant to subsection (2) above and to deposit any Class A Interest Shortfall, Class M-1-A Interest Shortfall, Class M-1-F Interest Shortfall, Class M-2 Interest Shortfall and Class B-1 Interest Shortfall pursuant to subsection (4) above, the Originator shall deliver to the Trustee, on the Closing Date, a demand note in an amount no less than the aggregate Cut-off Date Principal Balances of the Staged-Funding Contracts. After the Funding Termination Date or such earlier date on which the Originator either has fully disbursed or repurchased each Staged-Funding Contract as required herein, the Trustee shall return such demand note to the Originator for cancellation and/or destruction.

                                      3-12

         (d) Upon receipt by the Trust by deposit in the Certificate Account of the Repurchase Price under subsection (a) or (c) above, or the delivery of an Eligible Substitute Contract pursuant to subsection (b) or (c) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit K-1 or K-2, the Trustee shall convey and assign to the Originator all of the Trust's right, title and interest in the repurchased Contract or Replaced Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee.

         (e) The Originator shall defend and indemnify the Trustee and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty.

         SECTION 3.07      No Repurchase or Substitution Under Certain
                           -------------------------------------------
Circumstances
-------------

         Notwithstanding any provision of this Agreement to the contrary, no repurchase or substitution pursuant to Section 3.06 (other than a repurchase or substitution pursuant to Section 3.06(c)) shall be made unless the Originator obtains for the Trustee an Opinion of Counsel addressed to the Trustee that any such repurchase or substitution would not, under the REMIC Provisions,

         (i) cause the Subsidiary REMIC or Master REMIC to fail to qualify as a REMIC while any regular interest in the Subsidiary REMIC or Master REMIC, respectively, is outstanding,

         (ii) result in a tax on prohibited transactions within the meaning of Section 860F(a)(2) of the Code or

         (iii) constitute a contribution after the startup day subject to tax under Section 860G(d) of the Code.

The Servicer, if other than the Originator, may attempt to obtain such Opinion of Counsel. In the case of a repurchase or deposit pursuant to Section 3.06(a) or 3.06(c), the Originator shall, notwithstanding the absence of such opinion as to the imposition of any tax as the result of such purchase or deposit, repurchase such Contract or make such deposit and shall guarantee the payment of such tax by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to
Section 6.06 hereof are insufficient to pay such tax and all other taxes chargeable under Section 6.06. Pursuant to Section 6.06, the Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class C Subsidiary Certificateholders. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Originator pursuant to the guarantee of the Originator described above and notice as to who should receive such payment.

                                      3-13

         The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Originator or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Originator.

         In the event any tax that is guaranteed by the Originator pursuant to this Section 3.07 is refunded to the Trust or otherwise is determined not to be payable, the Originator shall be repaid the amount of such refund or that portion of any guarantee payment made by the Originator that is not applied to the payment of such tax.

         SECTION 3.08      Staged-Funding Contract Reserve Account.
                           ---------------------------------------

         (a) The Trustee shall establish the Staged-Funding Contract Reserve Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein the amount specified in Section 2.02(xx). The Account shall be entitled "U.S. Bank National Association, as Trustee for the benefit of holders of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 2002-1."

         (b) Upon receipt by the Trustee of an Officer's Certificate pursuant to Section 3.06(c)(1) to the effect that one or more Staged-Funding Contracts have been fully disbursed in accordance with the terms of such Contract, on or before the Funding Termination Date, the Trustee shall release to the Originator that portion of the funds held in the Staged-Funding Contract Reserve Account attributable to those Staged-Funding Contracts (as specified in such Officer's Certificate).

         (c)      If the Originator fails to satisfy its obligations under
Section 3.06(c)(2) hereof the Trustee shall withdraw from the Staged-Funding Contract Reserve Account that amount necessary to satisfy the Originator's obligations under Section 3.06(c)(2), and if the funds withdrawn from the Staged-Funding Contract Reserve Account are insufficient to satisfy such obligations, the Trustee shall demand payment under the demand note delivered pursuant to Section 3.06(c)(5) in the amount of such deficiency, and shall apply said funds in the fashion provided in the second sentence in Section 3.06(c)(2). Any amount so applied shall be deposited in the Certificate Account and treated for all purposes under this Agreement as an amount paid by the Originator to repurchase Contracts under Section 3.06(c).

         (d) The Staged-Funding Contract Reserve Account shall be part of the Trust but not part of the Subsidiary REMIC or Master REMIC. The Trustee on behalf of the Trust shall be the legal owner of the Staged-Funding Contract Reserve Account. The Originator shall be the beneficial owner of the Staged-Funding Contract Reserve Account, subject to the foregoing power of the Trustee to apply amounts in the Staged-Funding Contract Reserve Account to satisfy the obligations of the Originator under Section 3.06(c)(2). Funds in the Staged-Funding Contract Reserve Account shall, at the direction of the Originator, be invested in Eligible Investments that mature no later than the Funding Termination Date. All net income and gain from such investments shall be distributed to the Originator on the Funding Termination Date. Any losses on such investments shall be deposited in the Staged-Funding Contract Reserve Account by the Originator out of its own funds immediately as realized. All amounts earned on

                                      3-14
amounts on deposit in the Staged-Funding Contract Reserve Account shall be taxable to the Originator.

         (e) Any funds remaining in the Staged-Funding Contract Reserve Account after the Funding Termination Date shall be distributed to the Originator.

                                      3-15

                                   ARTICLE IV

           PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS
           -----------------------------------------------------------

         SECTION 4.01      Custody of Contract Files and Land-and-Home Contract
                           ----------------------------------------------------
Files.
-----

         (a) Subject to the terms and conditions of this Section the Trustee appoints the Custodian to maintain custody of the Contract Files and the Land-and-Home Contract Files for the benefit of the Certificateholders and the Trustee. In the event that the Trustee is no longer acting as Custodian of the Contract Files or the Land-and-Home Contract Files, upon execution and delivery of an agreement between the Trustee and the Person assuming the duties of the Trustee hereunder as Custodian with respect to such Files, the replacement Custodian shall concurrently execute an acknowledgment of receipt of such Files substantially in the form of Exhibit H hereto.

         (b) The Custodian shall agree to maintain the Contract Files and Land-and-Home Contract Files at its office where they are currently maintained, or at such other offices of the Custodian in the State of Minnesota as shall from time to time be identified to the Trustee by written notice. The Custodian may temporarily move individual Contract Files and Land-and-Home Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

         (c) The Custodian shall have and perform the following powers and duties:

         (i) hold the Contract Files and Land-and-Home Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files and Land-and-Home Contract Files held by it under this Agreement and certify to the Trustee annually that it continues to maintain possession of such Contract Files and Land-and-Home Contract Files;

         (ii) implement policies and procedures, in writing and signed by an Authorized Officer, with respect to persons authorized to have access to the Contract Files and Land-and-Home Contract Files on the Custodian's premises and the receipting for Contract Files and Land-and-Home Contract Files taken from their storage area by an employee of the Custodian for purposes of servicing or any other purposes; and

         (iii) attend to all details in connection with maintaining custody of the Contract Files and Land-and-Home Contract Files on behalf of the Certificateholders and the Trustee.

         (d) In performing its duties under this Section, the Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Custodian shall promptly report to the Trustee any failure by it to hold the Contract Files or Land-and-Home Contract Files as herein provided and

                                      4-1
shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files and Land-and-Home Contract Files, the Custodian shall agree further not to assert any beneficial ownership interests in the Contracts or the Contract Files or Land-and-Home Contract Files. The Custodian shall agree to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Custodian relating to the maintenance and custody of the Contract Files or Land-and-Home Contract Files; provided, however, that the Custodian will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder, the Trustee or the Servicer.

         SECTION 4.02      Filings. On or prior to the Closing Date, the
                           -------
Originator shall cause the UCC-1 financing statements referred to in Section 2.02(viii) to be filed. Such financing statements are sufficient when filed to perfect the security interest in the Contracts granted to the Trustee under this Agreement. The Trustee shall cause to be filed all necessary continuation statements of the UCC-1 financing statements. From time to time the Originator, as Servicer, and after a Service Transfer the Trustee, shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's first priority security interest in the Contracts and their proceeds and the Manufactured Homes against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Originator, as Servicer, and after a Service Transfer the Trustee, will maintain the Trustee's first priority perfected security interest in each Manufactured Home and a first lien on each Mortgaged Property so long as the related Contract is property of the Trust. The Seller and the Originator authorize the Trustee to file all financing statements necessary or desirable to perfect the Trustee's security interest in the Contracts and the proceeds thereof.

         All UCC-1 financing statements filed or to be filed against the Seller or Originator in favor of the Trust in connection with this Agreement describing the Contracts shall contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party."

         SECTION 4.03      Name Change or Relocation.
                           -------------------------

         (a) During the term of this Agreement, the Originator shall not change its name, identity, structure or jurisdiction of incorporation or relocate its chief executive office without first giving notice thereof to the Seller, the Trustee, the Servicer and the Backup Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Originator, the Originator shall give written notice of any such change to the Rating Agencies.

         (b) If any change in the Originator's name, identity, structure or jurisdiction of incorporation or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether

                                      4-2
immediately or with lapse of time), the Originator, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interest in the Contracts and proceeds thereof and in the Manufactured Homes.

         SECTION 4.04      Chief Executive Office. During the term of this
                           ----------------------
Agreement, the Originator will maintain its chief executive office in one of the States of the United States, except Tennessee.

         SECTION 4.05      Costs and Expenses. The Originator, as Servicer, and
                           ------------------
following a Service Transfer the Trustee, agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interests in the Manufactured Homes granted thereby).

                                      4-3

                                    ARTICLE V

                              SERVICING OF CONTRACTS
                              ----------------------

         SECTION 5.01      Responsibility for Contract Administration. The
                           ------------------------------------------
Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of Conseco Finance Corp., for so long as such subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

         SECTION 5.02      Standard of Care. In managing, administering,
                           ----------------
servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that

         (i) such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts for institutional investors and

         (ii) notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract.

The Servicer shall comply with FHA/VA Regulations in servicing any FHA/VA Contracts (and will pay any required premiums) so that the related insurance of the Federal Housing Administration or partial guarantee of the Veterans Administration remains in full force and effect, except for good faith disputes relating to FHA/VA Regulations that will not cause the termination or reduction of such insurance or guarantee.

         SECTION 5.03      Records. The Servicer shall, during the period it is
                           -------
servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

         SECTION 5.04      Inspection; Computer Tape.
                           -------------------------

         (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records, which have not previously been provided to the Trust, relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may,

                                      5-1
using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

         (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

         (c) On or before the ninth Business Day of each related Due Period, the Servicer will provide to the Trustee a Computer Tape setting forth a list of all the outstanding Contracts and the outstanding principal balance of each such Contract as of the end of the next related Due Period.

         SECTION 5.05      Certificate Account.
                           -------------------

         (a) On or before the Closing Date, the Servicer shall establish the Certificate Account on behalf of the Trust, which must be an Eligible Account. The Certificate Account shall be entitled "U.S. Bank National Association as Trustee for the benefit of holders of Manufactured Housing Contract Pass-Through Certificates, Series 2002-1 (Conseco Finance Corp., Servicer)." The Servicer shall pay into the Certificate Account as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors and all Liquidation Proceeds, other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Contracts. All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Trustee and the Certificateholders until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Certificate Account.

         (b) If the Servicer so directs, the institution maintaining the Certificate Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Certificate Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Remittance Date. Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Certificate Account and distributed on such Remittance Date pursuant to Section 8.03(a). An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the Class C Subsidiary Certificateholder out of its own funds immediately as realized. The Servicer and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation.

         The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

         The Originator, the Servicer and the Seller acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Originator, Seller or Servicer the right to receive brokerage confirmations of security transactions as they occur, the Originator, the Seller and the Servicer specifically waive receipt of such confirmations.

                                      5-2

         (c) If at any time the Trustee receives notice (from Standard & Poor's, Moody's, the Servicer or otherwise) that the Certificate Account has ceased to be an Eligible Account, the Trustee must, as soon as practicable but in no event later than 5 Business Days of the Trustee's receipt of such notice, transfer the Certificate Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Trustee must notify each of the Rating Agencies, the Servicer and the Backup Servicer of the location of the Certificate Account.

         SECTION 5.06      Enforcement.
                           -----------

         (a) The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts.

                  The Servicer shall exercise its discretion, consistent with customary servicing procedures and the terms of this Agreement, with respect to the enforcement of defaulted Contracts in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Contract to a third party, the modification of such Contract, or foreclosure upon the related Collateral Security and disposition thereof.

         (b) The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

         (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the person against whom recourse exists at the price set forth in the document creating the recourse.

         (d) So long as Conseco Finance Corp. is the Servicer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

         (e) So long as Conseco Finance Corp. is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with
Section 5.02, grant to the Obligor on any Contract an extension or deferral of payments due under such Contract, provided that:

         (i)      Obligors may not be solicited for extensions,

         (ii) no such extension may be extended beyond the Maturity Date of the Certificate with the latest maturity, as specified in
                  Section 2.05(b), and

                                      5-3

         (iii) all re-aging, extensions, deferrals, renewals and re-writes of Contracts must be pursuant to a set of written servicing guidelines that comply with the Retail Credit Classification and Account Management Policy of the Federal Financial Institutions Examination Counsel, published in Fed. Reg. 36903 (June 12, 2000).

         (f) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer upon conveyance of the related Manufactured Home, the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and add such assumption agreement to the related Contract File or Land-and-Home Contract File.

         (g) Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract if such modification or waiver would be treated as a taxable exchange under the REMIC Provisions.

         (h) In the event that any Contract that was 60 or more days delinquent as of the Closing Date, or Subsequent Transfer Date if a Subsequent Contract (each, a "Delinquent Contract") goes into foreclosure, if acquiring title to the related Mortgaged Property or Manufactured Home would cause the adjusted basis, for federal income tax purposes, of Delinquent Contracts that are currently in foreclosure or repossession, along with any other assets owned by the Subsidiary REMIC other than "qualified mortgages", qualified "foreclosure property" and "permitted investments" within the meaning of Section 860G of the Code, to exceed 0.75% of the Pool Scheduled Principal Balance, the Servicer shall not acquire title to that Mortgaged Property or Manufactured Home on behalf of the Subsidiary REMIC. Instead, the Servicer shall dispose of the Mortgaged Property or Manufactured Home for cash in a foreclosure sale. In addition, if the Servicer determines that the adjusted basis of Delinquent Contracts that are currently in foreclosure or repossession on any Remittance Date, along with any other assets owned by the Subsidiary REMIC, other than "qualified mortgages", "foreclosure property" and "permitted investments" with the meaning of Section 860G of the Internal Revenue Code, exceeds 1.0% of the Pool Scheduled Principal Balance after giving effect to prepayments on the Contracts, then prior to such Remittance Date, the Servicer shall dispose of sufficient Mortgaged Properties and Manufactured Homes securing Delinquent Contracts and acquired upon foreclosure repossession, for cash, so that the adjusted basis of Delinquent Contracts that are currently in foreclosure or repossession, along with any other assets owned by the Subsidiary REMIC, other than "qualified mortgages", "foreclosure property" and "permitted investments" within the meaning of Section 860G of the Code, will be less than 1.0% of the Pool Scheduled Principal Balance. In either event, the Servicer may acquire, for its own account and not on behalf of the Subsidiary REMIC, the Mortgaged Property or Manufactured Home at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the Mortgaged Property or Manufactured Home, as determined by the Servicer in good faith.

                                      5-4

         SECTION 5.07      Trustee to Cooperate.
                           --------------------

         (a) Upon payment in full on any Contract, the Servicer will notify the Trustee and Conseco Finance Corp. (if Conseco Finance Corp. is not the Servicer) on the next succeeding Remittance Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related real estate. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

         (b) From time to time as appropriate for servicing and foreclosure in connection with any Land-and-Home Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Land-and-Home Contract and the related Land-and-Home Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Land-and-Home Contract to be released to the Servicer with a notation that the Land-and-Home Contract has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' and Class C Certificateholders' rights and remedies with respect to Contracts.

         (c) The Servicer's receipt of a Land-and-Home Contract and/or Land-and-Home Contract File shall obligate the Servicer to return the original Land-and-Home Contract and the related Land-and-Home Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased or replaced as described in Section 3.06.

         SECTION 5.08      Costs and Expenses. All costs and expenses incurred
                           ------------------
by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed for any Liquidation Expense not in excess of the Related Proceeds pursuant to Section 8.02(iii). The Servicer shall not incur any Liquidation Expense unless it determines in its good faith business judgment that (i) incurring such expense will increase the Net Liquidation Proceeds on the related Contract, and (ii) that the Liquidation Expense, if incurred, would not constitute a Non-Recoverable Liquidation Expense. Any Liquidation Expense previously incurred by the Servicer that is determined by the Servicer to have become a Non-Recoverable Liquidation Expense shall be reported on the related Monthly Report. The Trustee shall not be responsible for determining whether any such determination was reasonable.

                                      5-5

         SECTION 5.09      Maintenance of Insurance.
                           ------------------------

         (a)      Except as otherwise provided in subsection (b) of this
Section 5.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. With respect to: (x) a Manufactured Home securing an FHA/VA Contract, if such Manufactured Home's location was, at the time of origination of the related FHA/VA Contract, within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program; and (y) any Contract that is not an FHA/VA Contract, the Originator shall obtain (i) a statement from the Obligor's insurance agent that the Manufactured Home was, at the time of origination of the Contract, not in a federally designated special flood hazard area, or (ii) evidence that, at the time of origination, flood insurance was in effect, which coverage was at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

         (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses on the creditor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Certificate Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

         (c) With respect to each Manufactured Home that has been repossessed in connection with a defaulted Contract, the Servicer shall either
(i) maintain one or more Hazard Insurance

                                      5-6

Policies thereon or (ii) self-insure such Manufactured Homes and deposit into the Certificate Account from its own funds any losses caused by damage to such Manufactured Home that would have been covered by a Hazard Insurance Policy.

         (d) The Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of manufactured housing installment sales contracts and installment loan agreements having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

         SECTION 5.10      Repossession. The Servicer shall commence procedures
                           ------------
for the repossession of any Manufactured Home or the foreclosure upon any Mortgaged Property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Manufactured Home or Mortgaged Property (which may include retitling or filing a recorded assignment of the Mortgage) subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract; provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Land-and-Home Contract File with respect to the related Contract. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

         SECTION 5.11      Commingling of Funds. So long as Conseco Finance
                           --------------------
Corp. is the Servicer, any collections in respect of Contracts collected by Conseco Finance Corp. shall, prior to the deposit thereof in the Certificate Account, be held in bank accounts entitled substantially as follows: "[name of depository], as agent for U.S. Bank National Association as Trustee, other trustees, and Conseco Finance Corp., as their interests may appear."

         SECTION 5.12      Retitling; Security Interests.
                           -----------------------------

         (a) If, at any time, a Service Transfer has occurred and Conseco Finance Corp. is no longer the Servicer and the new Servicer is unable to foreclose upon a Manufactured Home because the title document for such Manufactured Home does not show such Servicer or the Trustee as the holder of the first priority security interest in the Manufactured Home, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trustee as the secured party.

                                      5-7

         (b) In order to facilitate the Servicer's actions, as described in subsection (a) of this section, Conseco Finance Corp. will provide the Servicer with any necessary power of attorney permitting it to retitle the Manufactured Home.

         (c) If the Servicer is still unable to retitle the Manufactured Home, Conseco Finance Corp. will take all actions necessary to act with the Servicer to foreclose upon the Manufactured Home, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Manufactured Home that constitutes a fixture under the laws of the jurisdiction in which it is located and all actions necessary to perfect the security interest in any Manufactured Home that is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

         (d)      The Originator shall

         (i) deliver to the Trustee an Opinion of Counsel to the effect that assignment and recordation of the Mortgages, securing Land-and-Home Contracts relating to real estate located in any state other than those states specified in such Opinion of Counsel (the "recordation states"), is not necessary to effect the assignment to the Trustee of the Originator's lien on the real property securing such Land-and-Home Contracts, and

         (ii) file in the appropriate recording offices within 60 days after the Closing Date (or within 30 days after receipt of the recorded Mortgage, if later) the assignments to the Trustee on behalf of the Trust of the Mortgages securing all Land-and-Home Contracts secured by Mortgages relating to real estate located in the recordation states.

         SECTION 5.13      Covenants, Representations and Warranties of
                           --------------------------------------------
Servicer. By its execution and delivery of this Agreement, the Originator, as
--------
Servicer, makes the following representations, warranties and covenants on which the Trust relies in accepting the Contracts and issuing the Certificates. The following representations and warranties will not be made or affirmed by any successor Servicer, including without limitation, the Backup Servicer, and notwithstanding anything herein such successor Servicers will not be liable for any breach of the following representations and warranties.

         (a)      Organization and Good Standing. The Servicer is a corporation
                  ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer, or its ability to carry out its obligations hereunder.

         (b)      Authorization; Binding Obligations. The Servicer has the power
                  ----------------------------------
and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution,

                                      5-8
delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c)      No Consent Required. The Servicer is not required to obtain
                  -------------------
the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals and authorizations as have been obtained.

         (d)      No Violations. The execution, delivery and performance by the
                  -------------
Servicer of this Agreement and the fulfillment of its terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

         (e)      Litigation. No litigation or administrative proceeding of or
                  ----------
before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

         (f)      Chief Executive Office and Jurisdiction of Incorporation. The
                  --------------------------------------------------------
chief executive office of the Servicer is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639. The Servicer is a Delaware corporation.

         (g)      No Default. The Servicer is not in default with respect to any
                  ----------
order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder. The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement.

         (h)      No Impairment. The Servicer shall do nothing to impair the
                  -------------
rights of the Trust, or the Certificateholders in the Certificates.

         (i)      No Amendments. The Servicer shall not extend or otherwise
                  -------------
amend the terms of any Contract, except in accordance with Section 5.06.

         SECTION 5.14      Advance Facility.
                           ----------------

         (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 5.14(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to

                                      5-9
be reimbursed for any or all Liquidation Expenses incurred by it as to which it is entitled to reimbursement pursuant to Section 8.02(iii) (a "Servicer Expense Advance") to a special-purpose bankruptcy-remote entity (an "SPV"), which in turn, directly or through other assignees and/or pledgees, assigns or pledges such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund some or all Servicer Expense Advances required to be incurred by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Servicer Expense Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to incur Liquidation Expenses pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. If the Servicer enters into an Advance Facility, and for so long as an Advance Financing Person remains entitled to receive reimbursement for any Servicer Expense Advances incurred and previously unreimbursed pursuant to this Agreement, then the Trustee shall not reimburse the Servicer for Servicer Expense Advances pursuant to Section 8.02(iii), but instead the SPV, as the Servicer's assignee and designee (the "Servicer's Assignee"), and the Advance Financing Person, as the pledgee and assignee of the Servicer's Assignee, shall have the right to receive out of the Certificate Account collections that the Servicer would otherwise have the right to receive from the Certificate Account, pursuant to Section 8.02(iii), amounts available to reimburse previously unreimbursed Servicer Expense Advances ("Reimbursement Amounts"). Notwithstanding anything to the contrary herein, in no event shall Reimbursement Amounts related to Liquidation Expenses that have been recovered out of Related Proceeds be included in the Amount Available, and in no event shall any Reimbursement Amount be distributed to Certificateholders.

         (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee a written notice of the existence of such Advance Facility (an "Advance Facility Notice"), stating the identity of the Advance Financing Person and the related Servicer's Assignee, and specifying what Servicer Expense Advances are owned by the Advance Facility. An Advance Facility may only be terminated by the joint written direction of the applicable Servicer and the related Advance Financing Person. Once an Advance Facility Notice has been delivered to the Trustee, and until a joint written direction that the Advance Facility has been terminated is delivered to the Trustee, no amendment to this Agreement may be made without the prior written consent of the Advance Financing Person unless a transfer of servicing has occurred pursuant to Article VII and the Advance Finance Person related to the prior Servicer has recovered all Servicer Expense Advances.

         (c) Reimbursement Amounts shall consist solely of amounts in respect of Servicer Expense Advances incurred in connection with the liquidation of Contracts for which the Servicer would be permitted to be reimbursed in accordance with Section 8.02(iii), assuming the Servicer had incurred the related Servicer Expense Advances.

         (d) An Advance Financing Person who receives an assignment or pledge of rights to receive Reimbursement Amounts and/or whose obligations hereunder are limited to the funding of Servicer Expense Advances shall not be required to meet the criteria for qualification as an Eligible Servicer.

                                      5-10

         (e) The documentation establishing any Advance Facility shall require that Reimbursement Amounts be allocated to outstanding unreimbursed Servicer Expense Advances on a "first-in, first out" ("FIFO") basis. In the event that, as a result of this FIFO allocation, some or all of a Reimbursement Amount related to Servicer Expense Advances were made by a Person other than Conseco Finance Corp. or the Advance Financing Person, then the Servicer's Assignee shall be required to remit any portion of such Reimbursement Amount to each person entitled to such portion of such Reimbursement Amount. At any time when the Advance Financing Person shall have ceased funding Servicer Expense Advances, including without limitation upon a servicing transfer pursuant to
Article VII, and the Trustee shall have withdrawn from the Certificate Account, and remitted to the Advance Financing Person, Reimbursement Amounts sufficient to reimburse all Servicer Expense Advances, the right to reimbursement for which was assigned to the Servicer's Assignee and pledged and assigned to the Advance Financing Person, then the Servicer's Assignee and the Advance Financing Person and the Servicer shall deliver a written notice to the Trustee terminating the Advance Facility Notice, whereupon the applicable Servicer shall again be entitled to payment of the related Reimbursement Amounts pursuant to Section 8.02(iii). Without limiting the generality of the foregoing, the Servicer shall remain entitled to reimbursement from the Servicer's Assignee and/or the Advance Financing Person for all Servicer Expense Advances funded by the Servicer to the extent the related Reimbursement Amount(s) have not been assigned or pledged to an Advance Financing Person or related Servicer's Assignee. By way of illustration, and not by way of limiting the generality of the foregoing, if a Servicer who is a party to an Advance Facility resigns or is terminated, and is replaced by a successor Servicer, and the successor Servicer directly incurs Servicer Expense Advances with respect to a Contract and does not assign or pledge the related Reimbursement Amounts to an Advance Financing Person, then after all Reimbursement Amounts attributable to that Contract that are owed to the predecessor Servicer and the related Advance Financing Person, which were made prior to any Servicer Expense Advances made by the successor Servicer, have been reimbursed in full, then the successor Servicer shall be entitled to receive all Reimbursement Amounts subsequently collected with respect to that Contract.

         (f) The parties hereto acknowledge that Conseco Finance Corp., as Servicer, has assigned, conveyed and transferred all of its rights to reimbursement, pursuant to Section 8.02(iii), in respect of now existing outstanding Servicer Expense Advances and, to the extent described in the Advance Facility Indenture referred to below, Servicer Expense Advances that may be incurred by the Servicer in the future, to Conseco Finance Liquidation Expense Advance Receivables Corp. Conseco Finance Liquidation Expense Advance Receivables Corp. is the Servicer's Assignee with respect to this Advance Facility. The Servicer's Assignee has assigned its right to receive Reimbursement Amounts to U.S. Bank National Association, as Trustee (the "Advance Facility Trustee") under the Indenture (the "Advance Facility Indenture") dated as of April 1, 2002, by and among Conseco Finance Liquidation Expense Advance Receivables Corp., as issuer, U.S. Bank National Association as trustee, verification agent and paying agent, and Conseco Finance Corp., individually and as servicer of the Qualified Trusts (as defined in the Advance Facility Indenture). Accordingly, the Advance Facility Trustee shall be entitled to payment of Reimbursement Amounts pursuant to Section 8.02(iii). The Advance Facility Trustee is the Advance Financing Person for purposes of the other provisions of this Section 5.14 with respect to an Advance Facility described in this Section 5.14. The parties hereto further agree that any rights of set-off that the Trustee or the Trust may otherwise have against Conseco Finance Corp. or the Servicer hereunder shall not attach to any rights to be reimbursed for

                                      5-11

Servicer Expense Advances that have been sold, transferred, conveyed and otherwise assigned to Conseco Finance Liquidation Expense Advance Receivables Corp. and pledged and assigned to the Advance Facility pursuant to the Advance Facility Indenture. The parties hereto further covenant and agree that this
Section 5.14(f) may not be amended or otherwise modified without the prior written consent of 100% of the holders of the notes issued pursuant to the Advance Facility Indenture, unless and until such notes shall have been paid in full or the Advance Facility Indenture shall have been discharged and terminated.

         SECTION 5.15      Backup Servicer.
                           ---------------

         (a)      Appointment Period.  Any time during the period beginning on
                  ------------------
the Closing Date and ending on the earliest of (a) the date on which the Class Principal Balance of all Certificates then rated by S&P has been reduced to zero, (b) the date on which Conseco Finance Corp., if then the Servicer, delivers to the Trustee and the Backup Servicer, with a copy to the Rating Agencies, written evidence that its long-term debt rating by S&P is "BBB-" or higher, and (c) the date on which S&P notifies the Trustee, Conseco Finance Corp. and the Backup Servicer that S&P no longer requires a backup servicer (such period, the "Appointment Period"), the Trustee may appoint the Backup Servicer as the successor Servicer, subject to the terms of this Agreement. Upon the appointment by the Trustee of the Backup Servicer as successor Servicer, the Backup Servicer shall deliver such written evidence of its acceptance of appointment as successor Servicer as the Trustee shall reasonably require. During the Appointment Period, the Backup Servicer shall be paid the Backup Servicing Fee in accordance with Section 8.03 of this Agreement.

         (b)      Transfer of Servicing.  Within 60 calendar days of receipt of
                  ---------------------
notice from the Trustee of such appointment, the Backup Servicer shall assume the duties of Servicer under this Agreement, at which time the Backup Servicer shall succeed to all rights of the Servicer under this Agreement, including the right to the Monthly Servicing Fee. The Backup Servicer shall be reimbursed under Section 8.03(a)(i) for any and all costs and expenses incurred by it in and related to the transfer of servicing to the Backup Servicer under this Agreement. Such costs and expenses include, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Backup Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Backup Servicer to service the Contracts properly and effectively.

         (c)      Due Diligence.  The Backup Servicer shall perform such due
                  -------------
diligence and auditing of Conseco Finance Corp. and its servicing programs and systems as it requires to permit the Backup Servicer to, and on or before 90 days after closing the Backup Servicer shall, (i) perform a complete "data mapping" of Conseco Finance Corp.'s servicing systems, (ii) identify the data (including format) (the "Data") required to permit the Backup Servicer to assume the duties of Servicer under this Agreement without delay caused by the absence of relevant servicing information, and (iii) deliver to Conseco Finance Corp., the Trustee and S&P a description of such Data. The Backup Servicer expects the Data will include, without limitation, the information described on Schedule
5.15. Conseco Finance Corp. shall provide full access to the Backup Servicer, its employees and agents, for the performance of such due diligence and auditing. The Backup Servicer shall conduct all such reviews in a manner which does not unreasonably interfere with the normal operations of Conseco Finance Corp. or its customer or

                                      5-12
employee relations. Conseco Finance Corp. will reimburse the Backup Servicer for all reasonable costs and expenses associated with the performance of such due diligence in an amount not to exceed $100,000.

         (d)      Initial Information.  Conseco Finance Corp. has delivered to
                  -------------------
the Backup Servicer a complete data file for each Contract, collateral and Certificate cashflows, price and yield information for each Class of Certificates, collateral modeling assumptions, tax treatment of the collateral and each Class of Certificates, and such other initial information as the Backup Servicer has requested.

         (e)      Monthly Information.  On each Remittance Date beginning with
                  -------------------
the Remittance Date in June 2002, Conseco Finance Corp. shall deliver to the Backup Servicer the then-current Data. The Backup Servicer shall promptly notify the Trustee, Conseco Finance Corp. and the Rating Agencies if the Backup Servicer does not receive the Data from Conseco Finance Corp. each month during the Appointment Period or if the Backup Servicer determines that the Data received by it is not sufficient to enable it to act as Servicer. Except as provided in the foregoing sentence, unless and until the Backup Servicer becomes the Servicer, the Backup Servicer will have no obligations with respect to servicing data received by it, nor any reporting obligations. If the Backup Servicer determines it reasonably requires additional information to enable it to assume the duties of Servicer, it will notify Conseco Finance Corp., the Trustee and the Rating Agencies of such additional required information and thereafter the "Data" to be delivered under this Section 5.15(e) shall include such additional information; provided that Conseco Finance Corp. shall have a reasonable time to take such action as may reasonably be required to enable it to furnish such additional information on a monthly basis.

         (f)      Quarterly and Annual Information.  Conseco Finance Corp. will
                  --------------------------------
provide to the Backup Servicer, on a quarterly basis, copies of all Form 1099 and Form 1066 filings, and, on an annual basis, copies of all Form 1099 and Schedule Q filings.

         (g)      Periodic Inspection.  During the Appointment Period, Conseco
                  -------------------
Finance Corp. will permit the Backup Servicer, upon reasonable notice and during normal working hours, to perform periodic, on-site due diligence reviews of Conseco Finance Corp.'s performance of its obligations as Servicer and to review all records in the custody of Conseco Finance Corp. relating to the Contracts. The Backup Servicer will conduct all such reviews in a manner which does not unreasonably interfere with the normal operations of Conseco Finance Corp. or customer or employee relations. The Backup Servicer will be entitled to reimbursement for all reasonable expenses incurred with regard to such inspections under Section 8.03(a)(i). Without otherwise limiting the scope of the examination that the Backup Servicer may make, the Backup Servicer may, using generally accepted auditing procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for (i) conformity to the servicing records provided pursuant to Section 5.15(d) and (ii) compliance with the representations in this Agreement regarding the Contracts. If Conseco Finance Corp. in any way materially changes its servicing system or reporting format, it will promptly notify the Backup Servicer.

         (h)      Confidentiality.  The Backup Servicer agrees to hold any
                  ---------------
servicing information in confidence and to disclose such information only as required by this Agreement, applicable law or as necessary in the course of prudent servicing practices.

                                      5-13

         (i)      Representations.  The Backup Servicer represents and warrants
                  ---------------
to Conseco Finance Corp. and the Trustee that:

                  (i) The Backup Servicer is a national banking association;

                  (ii) The execution and delivery of this Agreement by the Backup Servicer and its performance of and compliance with the terms of this Agreement will not violate the Backup Servicer's charter or by laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Backup Servicer is a party or which may be applicable to the Backup Servicer or any of its assets;

                  (iii) The Backup Servicer has the power and authority to enter into and consummate all transactions contemplated by this Agreement and has duly authorized the execution, delivery and performance of this Agreement. This Agreement, assuming due authorization, execution and delivery by Conseco Finance Corp. and the Trustee, constitutes a valid, legal and binding obligation of the Backup Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) The Backup Servicer is not in violation of, and the execution and delivery of this Agreement by the Backup Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Backup Servicer or materially and adversely affect the performance of the Backup Servicer' duties hereunder;

                  (v) There are no actions or proceedings against, or investigations of, the Backup Servicer pending, or, to the knowledge of the Backup Servicer, threatened, before any court, administrative agency or other tribunal that, if determined adversely, in the opinion of the Backup Servicer, would prohibit or materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement against the Backup Servicer;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Backup Servicer of, or compliance by the Backup Servicer with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date; and

                                      5-14

                  (vii) The Backup Servicer or an affiliate is duly licensed or otherwise qualified in each state to the extent required to perform its obligations hereunder, and the Backup Servicer or an affiliate is an FHLMC-approved servicer.

         (j)      Financial Statements.  If at any time the corporate parent of
                  --------------------
the Backup Servicer ceases to be a reporting company under the Securities Exchange Act of 1934, as amended, the Backup Servicer will thereafter deliver to S&P its, and its corporate parent's quarterly financial statements, in a form reasonably satisfactory to S&P, within 45 days after the end of each calendar quarter occurring during the Appointment Period.

         (k)      Limitation of Liability.  The Backup Servicer, as Servicer,
                  -----------------------
shall have no liability for errors in allocating collections, as required by
Section 3.06(c)(3), or withholding tax as required by Section 3.07, provided that no provision of this Agreement shall be construed to relieve the Backup Servicer from liability for its own negligence.

         (l)      Successor Backup Servicer.  The Backup Servicer may at any
                  -------------------------
time resign and be discharged from its obligations under this Agreement, provided that a successor Backup Servicer acceptable (as evidenced in writing) to the Rating Agencies shall have executed and delivered to the Servicer, the Originator, and the predecessor Backup Servicer, an instrument accepting such appointment and agreeing to be bound by the terms of this Agreement. Upon such acceptance, the resignation of the predecessor Backup Servicer shall become effective. The predecessor Backup Servicer shall cooperate in effecting the transfer of its obligations to the successor.

         (m)      Termination.  All rights and obligations of the Backup
                  -----------
Servicer under this Agreement shall terminate upon the expiration of the Appointment Period.

                                      5-15

                                   ARTICLE VI

                             REPORTS AND TAX MATTERS
                             -----------------------

         SECTION 6.01      Monthly Reports.
                           ---------------

         (a) No later than 1:00 p.m. on each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, the Originator (if the Originator is not the Servicer), the Backup Servicer (if the Backup Servicer is not the Servicer) and the Rating Agencies a "Monthly Report," substantially in the form of Exhibit M hereto, or such other form as shall disclose the information required by this Agreement.

         (b) If the applicable Monthly Report indicates that there is a Class M-1-A Interest Deficiency Amount, a Class M-1-F Interest Deficiency Amount, a Class M-2 Interest Deficiency Amount and/or a Class B-1 Interest Deficiency Amount, the Servicer shall promptly notify the Trustee, by telephone, of the aggregate amount of such Class M-1-A Interest Deficiency Amount, Class M-1-F Interest Deficiency Amount, Class M-2 Interest Deficiency Amount and
Class B-1 Interest Deficiency Amount. On the day one Business Day prior to the related Remittance Date, the Trustee shall determine the total amount of funds in the Certificate Account available to pay such deficiency in accordance with
Section 8.03(d) and shall promptly notify the Servicer of such amount. If the total amount of funds in the Certificate Account is not sufficient to pay the deficiency, the Trustee shall promptly notify the Servicer, and shall reflect such deficiency in the reports delivered to Certificateholders pursuant to
Section 6.05.

         SECTION 6.02      Certificate of Servicing Officer.  Each Monthly
                           --------------------------------
Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit I, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

         SECTION 6.03      Other Data.  In addition, the Originator and (if
                           ----------
different from the Originator) the Servicer shall, on request of the Trustee, Standard & Poor's, Moody's, or a Certificateholder, furnish the Trustee and/or Standard & Poor's, Moody's, or a Certificateholder such underlying data as may be reasonably requested.

         SECTION 6.04      Annual Report of Accountants.  On or before May 1 of
                           ----------------------------
each year, commencing May 1, 2003, the Servicer, if the Originator, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to issue to the Servicer a report that such firm has examined selected documents, records and management's assertions relating to loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards require it to report.

                                      6-1

         SECTION 6.05      Statements to Certificateholders.
                           --------------------------------

         (a) The Servicer shall prepare and furnish to the Trustee the statements specified below relating to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3I Certificates on or before the third Business Day next preceding each Remittance Date. The Trustee and the Servicer shall inform any Certificateholder or any Underwriter inquiring by telephone of the information contained in the most recent Monthly Report.

         (b) Concurrently with each distribution charged to the Certificate Account the Trustee, so long as it has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Holder of a Certificate and (if the Originator is not the Servicer) the Originator a statement setting forth the following:

         (i) the amount of such distribution to Holders of each Class of Certificates allocable to interest, separately identifying any Unpaid Class A, Class M-1, Class M-2 and Class B Interest Shortfall included in such distribution, any remaining Unpaid Class A, Class M-1, Class M-2 and Class B Interest Shortfall after giving effect to such distribution, any Unpaid
                  Class M-1-A Basis Risk Carryover Shortfall and any Class M-1-A, Class M-1-F, Class M-2 and Class B-1 Liquidation Loss Interest Amount and any Unpaid Class M-1-A, Class M-1-F, Class M-2 and Class B-1 Liquidation Loss Interest Shortfall remaining;

         (ii) the amount of such distribution to Holders of each Class of Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein, and any remaining Unpaid Class A, Class M-1-A, Class M-1-F, Class M-2 and Class B Principal Shortfall after giving effect to such distribution;

         (iii) the Class Principal Balance for each Class of Certificates, and the Class M-1-A, Class M-1-F, Class M-2, and Class B-2 Adjusted Principal Balance, after giving effect to the distribution of principal on such Remittance Date;

         (iv) the Class A, Class M-1-A, Class M-1-F, Class M-2, and Class B Percentage for such Remittance Date and the following Remittance Date;

         (v) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

         (vi)     the Pool Factor;

         (vii) the number and aggregate principal balances of Contracts delinquent (a) 30-59 days and (b) 60 or more days;

         (viii) the number of Manufactured Homes that were repossessed during the month ending immediately prior to such Remittance Date, the number of repossessed Manufactured Homes that remain in inventory as of the last day of the related Due Period and repossessed Manufactured Homes purchased by the Originator or a subsidiary of the Originator from the Trust (during the related Due Period and

                                      6-2
                  cumulatively) by number of Contracts, aggregate Scheduled Principal Balance of such Contracts and aggregate purchase price;

         (ix) number of Contracts and aggregate Scheduled Principal Balance of Contracts extended or otherwise amended during the Due Period preceding current Remittance Date.

         (x) the Class M-1 Distribution Test (as set forth in Exhibit M hereto);

         (xi) the Class M-2 Distribution Test (as set forth in Exhibit M hereto);

         (xii) the Class B Distribution Test (as set forth in Exhibit M hereto);

         (xiii)   the Weighted Average Contract Rate and Net WAC Cap Rate;

         (xiv) the Class M-1-A, Class M-1-F, Class M-2 and Class B-1 Interest Deficiency Amount, if any, for such Remittance Date;

         (xv)     the Overcollateralization Amount, if any, for such Remittance
                  Date;

         (xvi) Servicer Advances for such Remittance Date and Liquidation Expenses not in excess of Related Proceeds;

         (xvii) Deposits to and withdrawals from the Yield Maintenance Reserve Fund and Basis Risk Reserve Fund;

         (xviii) the Additional Principal Distribution Amount, if any, to be distributed on such Remittance Date pursuant to
                  Section 8.03(a)(xiv); and

         (xix) the Class B-3I Formula Distribution Amount and Class B-3I Distribution Amount for such Remittance Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts distributed in respect of principal and interest shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

         (c) Copies of all reports provided to the Trustee for the Certificateholders shall also be provided to the Rating Agencies and to the Class C Certificateholders. In addition, Certificate Owners may receive copies of any reports provided to the Trustee for the Certificateholders, upon written request together with a certification that they are Certificate Owners and payment

                                      6-3
of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at the Corporate Trust Office.

         SECTION 6.06      Payment of Taxes.  The Servicer shall be responsible
                           ----------------
for and agrees to prepare, make and file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Subsidiary REMIC or Master REMIC pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Subsidiary REMIC or Master REMIC by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents. The Servicer, if and for so long as it is a Class C Certificateholder, shall be designated the "tax matters person" on behalf of the Subsidiary REMIC and Master REMIC, respectively, in the same manner as a partnership may designate a "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code. To the extent permitted by the REMIC Provisions, any subsequent holder of a Class C Certificate, by acceptance thereof, irrevocably designates and appoints the Servicer as its agent to perform the responsibilities of the "tax matters person" on behalf of the Subsidiary REMIC and Master REMIC, respectively, if, and during such time as, the Servicer is not the holder of a Class C Certificate. The Servicer may, at its expense, retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph.

         Each of the Holders of the Certificates, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Subsidiary REMIC or Master REMIC. The Originator, as agent for the tax matters person, shall represent the Subsidiary REMIC or the Master REMIC in connection with all examinations of the affairs of the Subsidiary REMIC or Master REMIC by tax authorities, including resulting administrative and judicial proceedings. Each of the holders of the Certificates, by acceptance thereof, agrees to cooperate with the Originator in such matters and to do or refrain from doing any or all things reasonably required by the Originator to conduct such proceedings, provided that no such action shall be required by the Originator of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

         The Class C Subsidiary Certificateholder and Class C Master Certificateholder shall pay, on behalf of the Subsidiary REMIC or Master REMIC, respectively, any foreign, federal, state or local income, property, excise, sales, receipts or any other similar or related taxes or charges which may be imposed upon the Subsidiary REMIC or Master REMIC as a REMIC or otherwise and shall, to the extent provided in Section 10.06, be entitled to be reimbursed out of the Certificate Account or, if such tax or charge results from a failure by the Trustee, the Originator or any Servicer to comply with the provisions of
Section 2.04 or 3.07, the Trustee, the Originator or such Servicer, as the case may be, shall indemnify the Class C Certificateholders for the payment of any such tax or charge. The Trustee shall be entitled to withhold from amounts

                                      6-4
otherwise distributable to the Class C Certificateholders any taxes or charges payable by the Class C Certificateholders hereunder.

         In the event a Class C Certificate is transferred to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code, pursuant to
Section 860D(a)(6)(B) of the Code the Seller shall provide to the Internal Revenue Service and the persons specified in Sections 860E(e)(3) and (6) of the Code all information necessary for the application of Section 860E(e) and any other applicable provision of the Code with respect to the transfer of such Class C Certificate to such a disqualified organization including, without limitation, a computation showing the present value of the total anticipated excess inclusions with respect to such Class C Certificate for periods after the transfer as defined in the REMIC Provisions. In addition, to the extent required by the REMIC Provisions, the Seller shall, upon the written request of persons designated in Section 860E(e)(3) of the Code, furnish to such requesting party and the Internal Revenue Service information sufficient to compute the present value of anticipated excess inclusions within 60 days of the receipt of such written request.

                                      6-5

                                   ARTICLE VII

                                 SERVICE TRANSFER
                                 ----------------

         SECTION 7.01      Event of Termination.
                           --------------------

         "Event of Termination" means the occurrence of any of the following,
          --------------------
subject to the last sentence of this Section 7.01:

         (i) any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware, or should have become aware, that such deposit was required;

         (ii) failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by Holders of Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates evidencing, as to any such Class, Percentage Interests aggregating not less than 25%;

         (iii) any assignment by the Servicer of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

         (iv) if, so long as the Originator acts as the Servicer, (x) the Servicer's long-term debt rating from Standard & Poor's is not then "BBB-" or higher, or (y) the Servicer's long-term debt rating from Moody's is not then "Baa3" or higher, and

                  (A) if such Remittance Date occurs between May 1, 2002 and April 30, 2003, the Cumulative Realized Losses as of such Remittance Date are greater than 2.50% of the Cut-off Date Pool Principal Balance;

                  (B) if such Remittance Date occurs between May 1, 2003 and April 30, 2004, the Cumulative Realized Losses as of such Remittance Date are greater than 5.50% of the Cut-off Date Pool Principal Balance;

                  (C) if such Remittance Date occurs between May 1, 2004 and April 30, 2003, the Cumulative Realized Losses as of such Remittance Date are greater than 7.50% of the Cut-off Date Pool Principal Balance;

                  (D) if such Remittance Date occurs between May 1, 2005 and April 30, 2005, the Cumulative Realized Losses as of such Remittance Date are greater than 10.50% of the Cut-off Date Pool Principal Balance;

                                      7-1

                  (E) if such Remittance Date occurs between May 1, 2006 and April 30, 2007, the Cumulative Realized Losses as of such Remittance Date are greater than 12.60% of the Cut-off Date Pool Principal Balance;

                  (F) if such Remittance Date occurs between May 1, 2007 and April 30, 2008, the Cumulative Realized Losses as of such Remittance Date are greater than 13.50% of the Cut-off Date Pool Principal Balance;

                  (G) if such Remittance Date occurs between May 1, 2008 and April 30, 2009, the Cumulative Realized Losses as of such Remittance Date are greater than 14.25% of the Cut-off Date Pool Principal Balance;

         (v) if, so long as the Originator acts as the Servicer, (x) the Servicer's long-term debt rating from each of Standard & Poor's and Fitch is then "BBB-" or higher, and (y) the Servicer's long-term debt rating from Moody's is then "Baa3" or higher, and

                  (A) if such Remittance Date occurs between May 1, 2002 and April 30, 2003, the Cumulative Realized Losses as of such Remittance Date are greater than 3.25% of the Cut-off Date Pool Principal Balance;

                  (B) if such Remittance Date occurs between May 1, 2003 and April 30, 2004, the Cumulative Realized Losses as of such Remittance Date are greater than 6.90% of the Cut-off Date Pool Principal Balance;

                  (C) if such Remittance Date occurs between May 1, 2004 and April 30, 2005, the Cumulative Realized Losses as of such Remittance Date are greater than 9.60% of the Cut-off Date Pool Principal Balance;

                  (D) if such Remittance Date occurs between May 1, 2005 and April 30, 2006, the Cumulative Realized Losses as of such Remittance Date are greater than 13.65% of the Cut-off Date Pool Principal Balance;

                  (E) if such Remittance Date occurs between May 1, 2006 and April 30, 2007, the Cumulative Realized Losses as of such Remittance Date are greater than 16.40% of the Cut-off Date Pool Principal Balance;

                  (F) if such Remittance Date occurs between May 1, 2007 and April 30, 2008, the Cumulative Realized Losses as of such Remittance Date are greater than 17.50% of the Cut-off Date Pool Principal Balance;

                  (G) if such Remittance Date occurs between May 1, 2008 and April 30, 2009, the Cumulative Realized Losses as of such Remittance Date are greater than 18.45% of the Cut-off Date Pool Principal Balance;

         (vi) a court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law

                                      7-2
                  now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

         (vii) the Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

         (viii) the failure of the Servicer (if other than the Backup Servicer) to be an Eligible Servicer.

         Any "Termination Event" that occurs while the Originator is the Servicer and results in appointment of the Backup Servicer as the Servicer shall cease to be a Termination Event upon the acceptance of the appointment by the Backup Servicer.

         SECTION 7.02      Transfer.  If an Event of Termination has occurred
                           --------
and is continuing, either the Trustee or Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust, by notice in writing to the Servicer and the Backup Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). Upon a Service Transfer during the Appointment Period, the Trustee may appoint the Backup Servicer as the successor Servicer. On the Servicer's receipt of such notice from the Trustee or Certificateholders (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 12.01, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files, the Land-and-Home Contract Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Backup Servicer, if appointed as the primary Servicer during the Appointment Period, and otherwise the Trustee, pursuant to and under this Section 7.02 and, without limitation, the Backup Servicer or the Trustee or its designee, as appropriate is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record of each Manufactured Home) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Originator and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Backup Servicer or the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the

                                      7-3

Contracts and the execution of any documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Manufactured Home. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under the Agreement, at the time of the termination of its activities as Servicer. The Servicer shall promptly transfer to the new servicer

         (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and

         (ii) any Contracts, Contract Files and Land-and-Home Contract Files in the Servicer's possession.

         SECTION 7.03      Trustee to Act; Appointment of Successor.  On and
                           ----------------------------------------
after the time the Servicer receives a notice of termination pursuant to
Section 7.02 or the resignation of the Servicer in accordance with
Section 12.01, the Backup Servicer, following its appointment, or the Trustee, as applicable, shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that neither the Trustee nor the Backup Servicer (i) shall assume any obligations of the Originator pursuant to Section 3.06 or (ii) shall be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement; and provided further that no removal or resignation of the Servicer shall become effective until the Backup Servicer, a successor Servicer or the Trustee, as applicable, shall have assumed the Servicer's responsibilities and obligations. As compensation therefor, the Backup Servicer shall be entitled to the Monthly Servicing Fee and Backup Servicing Fee, or to the extent that the Trustee assumes the servicing responsibilities, the Trustee shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee and the Additional Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it and the Backup Servicer shall be unwilling so to act, or shall, if it and the Backup Servicer are legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed the Monthly Servicing Fee and the Additional Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                                      7-4

         SECTION 7.04      Notification to Certificateholders.
                           ----------------------------------

         (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, the Rating Agencies, the Backup Servicer and the Certificateholders at their respective addresses appearing on the Certificate Register.

         (b) Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to the Rating Agencies and the Certificateholders at their respective addresses appearing on the Certificate Register.

         (c) The Trustee shall give written notice to the Rating Agencies at least 30 days prior to the date upon which the Backup Servicer or any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

         SECTION 7.05      Effect of Transfer.  (a)  After the Service Transfer,
                           ------------------
the Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

         (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that (i) the Backup Servicer shall have no responsibility or obligation for any act or omission of the replaced Servicer and (ii) the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

         (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Originator pursuant to Article X and Sections 3.06, 11.06 and 11.11(f)) other than those relating to the management, administration, servicing or collection of the Contracts.

         SECTION 7.06      Transfer of Certificate Account.  Notwithstanding the
                           -------------------------------
provisions of Section 7.02, if the Certificate Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                      7-5

                                  ARTICLE VIII

                                    PAYMENTS
                                    --------

         SECTION 8.01      Monthly Payments.
                           ----------------

         (a) Subject to the terms of this Article VIII, each Holder of a Certificate as of a Record Date shall be paid on the next succeeding Remittance Date by check mailed on such Remittance Date to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds a Class of Class A Certificates, Class M Certificates, or Class B Certificates with an aggregate Percentage Interest of at least 5% or a Class B-3I, Class C Subsidiary or Class C Master Certificateholder holds a Class B-3I, Class C Subsidiary or Class C Master Certificate with an aggregate Percentage Interest of at least 20% and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Remittance Date), the sum equal to such Certificateholder's Percentage Interest of all amounts distributed on the applicable Class of Certificates. Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

         (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book Entry Certificates. Neither the Trustee, the Certificate Registrar, the Originator, the Seller nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Class A, Class M, and Class B Certificates as set forth in Exhibits A, B and C hereto.

         (c) The Trustee shall either act as the paying agent or shall appoint an institution meeting the eligibility requirements set forth in
Section 11.06 to be the paying agent (in either case, the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee's Corporate Trust Office at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Tamara Schultz-Fugh, shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates.

         SECTION 8.02      Permitted Withdrawals from the Certificate Account.
                           --------------------------------------------------
The Trustee may, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to
Section 5.05 that are attributable to the Contracts for the following purposes:

                                      8-1

         (i) to make payments in the amounts and in the manner provided for in Section 8.03;

         (ii) to pay to the Originator with respect to each Contract or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.06, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

         (iii) only on a Remittance Date, prior to the Trustee's remittance of the Amount Available pursuant to Section 8.03, to pay to the Servicer, the Servicer's Assignee or the Advance Financing Person, as appropriate, the amount of any Liquidation Expenses as to which Related Proceeds, net of all Liquidation Expenses previously reimbursed pursuant to this Section 8.02(iii) with respect to the related Contract, exceed such Liquidation Expenses;

         (iv) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein; or

         (v) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d), but not out of collections in respect of any Contract that constitute Related Proceeds, to the extent a Liquidation Expense has been paid by the Servicer with respect to that Contract which has not yet been reimbursed.

         SECTION 8.03      Payments.
                           --------

         (a) On each Remittance Date the Trustee shall withdraw from the Certificate Account the Amount Available (as determined on the immediately preceding Determination Date), plus (x) on the Post-Funding Remittance Date any Pre-Funded Amount, (y) on the Funding Termination Date any amount withdrawn from the Staged-Funding Contract Reserve Account and deposited in the Certificate Account as described in Section 3.08(c), and (z) any amount withdrawn from the Yield Maintenance Reserve Fund and deposited in the Certificate Account, and apply such funds to make payment in the following order of priority, subject to
Section 8.03(d):

         (i) to the Servicer the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to Sections 7.03 and 11.05; to the Backup Servicer, the Backup Servicing Fee and any other fees, expenses or indemnification (subject to the limitations contained in Section 10.01) owed to the Backup Servicer pursuant to this Agreement; provided that no amounts paid to the Backup Servicer under this Section 8.03(a)(i) in respect of indemnification shall exceed $100,000 in any calendar year or $1,000,000 in the aggregate; and to the Trustee, any fees incurred by it under Section 4.02 and 4.05;

         (ii) On each Remittance Date occurring in May 2002 through and including October 2004 and from the Class B-3I Formula Distribution Amount otherwise payable to the Class B-3I Certificateholders, any current Cap Provider Fee outstanding to the LIBOR Cap Counterparty;

                                      8-2

         (iii) after payment of the amount specified in clauses (i)-(ii) above, to the Class A Certificateholders as follows:

                  (A) the amount in clause (i) of the definition of Class A Formula Distribution Amount to the Class A Certificateholders;

                  (B)      the Unpaid Class A Interest Shortfall;

         (iv) after payment of the amounts specified in clauses (i)-(iii) above, to the Class M-1 Certificateholders as follows:

                  (A) the amount in clause (i) of the definition of Class M-1-A Formula Distribution Amount to the Class M-1-A Certificateholders and the amount in clause (i) of the definition of Class M-1-F Formula Distribution Amount to the Class M-1-F Certificateholders; or if the available amount is less than the sum of the amounts specified in this clause (A), pro rata to the Class M-1-A and Class M-1-F Certificates based on their respective entitlement;

                  (B) any Unpaid Class M-1-A Interest Shortfall to the Class M-1-A Certificates and to the Class M-1-F Certificates any Unpaid Class M-1-F Interest Shortfall, pro rata based on their respective entitlement;

         (v) after payment of the amounts specified in clauses (i)-(iv) above, to the Class M-2 Certificateholders as follows:

                  (A) the amount in clause (i) of the definition of Class M-2 Formula Distribution Amount;

                  (B)      any Unpaid Class M-2 Interest Shortfall;

         (vi) after payment of the amounts specified in clauses (i)-(v) above, to the Class B-1 Certificateholders as follows:

                  (A) the amount in clause (i) of the definition of Class B-1 Formula Distribution Amount;

                  (B)      any Unpaid Class B-1 Interest Shortfall;

         (vii) after payment of the amounts specified in clauses (i)-(vi) above, to the Class A Certificateholders as follows:

                  (A) if there is a Class A Principal Deficiency Amount as of such Remittance Date, the remaining Amount Available (but in no event shall such amount exceed the Class A Principal Balance);

                  (B) the Unpaid Class A Principal Shortfall to the Class A Certificateholders, but no more than the Unpaid
                           Class A Principal Shortfall;

                                      8-3

                  (C) if such Remittance Date is on or prior to the Class A Cross-Over Date, the Class A Percentage of the Formula Principal Distribution Amount to the Class A Certificateholders, but in no event more than the Class A Principal Balance;

         (viii) after payment of the amounts specified in clauses (i)-(vii) above, to the Class M-1 Certificateholders as follows:

                  (A) any Unpaid Class M-1 Principal Shortfall and Unpaid Class M-1 Principal Shortfall;

                  (B) the Class M-1-A and Class M-1-F Percentage of the Formula Principal Distribution Amount (plus, if such Remittance Date is on the Class A Cross-Over Date, the amount by which the Class A Percentage of the Formula Principal Distribution Amount exceeds the Class A Principal Balance on such date), but in no event more than the Class M-1 Principal Balance, pro rata to the Class M-1-A and Class M-1-F Certificateholders based on their respective entitlement;

                  (C) any Class M-1-A Liquidation Loss Interest Amount and Class M-1-F Liquidation Loss Interest Amount, pro rata to the Class M-1-A and Class M-1-F Certificateholders based on their respective entitlement;

                  (D) any Unpaid Class M-1-A Liquidation Loss Interest Shortfall and Unpaid Class M-1-F Liquidation Loss Interest Shortfall, pro rata to the Class M-1-A and Class M-1-F Certificateholders based on their respective entitlement;

         (ix) after payment of the amounts specified in clauses (i)-(viii) above, to the Class M-2 Certificateholders as follows:

                  (A)      any Unpaid Class M-2 Principal Shortfall;

                  (B) the Class M-2 Percentage of the Formula Principal Distribution Amount (plus, if such Remittance Date is on the Class M-1 Cross-Over Date, the amount, if any, by which the sum of the Class A Percentage and the Class M-1 Percentage of the Formula Principal Distribution Amount exceeds the sum of the Class A and Class M-1 Principal Balances on such date), but in no event more than the Class M-2 Principal Balance;

                  (C)      any Class M-2 Liquidation Loss Interest Amount;

                  (D)      any Unpaid Class M-2 Liquidation Loss Interest
                           Shortfall;

         (x) after payment of the amounts specified in clauses (i)-(ix) above, to the Class B-1 Certificateholders as follows:

                  (A)      any Unpaid Class B-1 Principal Shortfall;

                                      8-4

                  (B) the Class B Percentage of the Formula Principal Distribution Amount (plus, if such Remittance Date is on the Class M-2 Cross-Over Date, the amount, if any, by which the sum of the Class A, Class M-1 and Class M-2 Percentages of the Formula Principal Distribution Amount exceeds the sum of the Class A, Class M-1 and Class M-2 Principal Balances on such date), but in no event more than the Class B-1 Principal Balance;

                  (C)      any Class B-1 Liquidation Loss Interest Amount;

                  (D)      any Unpaid Class B-1 Liquidation Loss Interest
                           Shortfall;

         (xi) after payment of the amounts specified in clauses (i)-(x) above, to the Class B-2 Certificateholders as follows:

                  (A) the amount in clause (i) of the definition of Class B-2 Formula Distribution Amount;

                  (B)      any Unpaid Class B-2 Interest Shortfall;

                  (C)      any Unpaid Class B-2 Principal Shortfall;

                  (D) if such Remittance Date is on or after the Class B-1 Cross-Over Date, the Class B Percentage of the Formula Principal Distribution Amount (minus, if such Remittance Date is on the Class B-1 Cross-Over Date, the amount of the Class B Percentage of the Formula Principal Distribution Amount actually distributed to the Class B-1 Certificateholders on such date, and plus, if such Remittance Date is on the Class B-1 Cross-Over Date, the amount, if any, by which the Formula Principal Distribution Amount exceeds the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance on such date);

         (xii) to the Basis Risk Reserve Fund from the Class B-3I Formula Distribution Amount otherwise payable to the Class B-3I Certificateholders, the sum of (A) the Unpaid Class M-1-A Basis Risk Carryover Shortfall after taking into account any amounts to be applied to the payment thereof in accordance with Section 8.08 hereof and (B) the Basis Risk Reserve Shortfall;

         (xiii) after payment of the amounts specified in clauses (i)-(xii) above, to the Certificateholders any Additional Principal Distribution Amount, as follows and in no case more than the Class Principal Balance of any Class:

                  (A) to the Class A Certificateholders, until the first Remittance Date on which the Overcollateralization Amount equals $21,000,000; and

                  (B) on each Additional Principal Payment Date (as defined in Section 8.05(d)), to the Class M-1, Class M-2, Class B-1 and Class B-2

                                      8-5

                           Certificateholders pro rata based upon the Class Principal Balance of each Class and then, if the Class M and Class B Certificates have been paid in full, to the Class A Certificateholders;

         (xiv)    after payment of the amounts specified in clauses (i) to
                  (xiii) above, to the Backup Servicer any indemnification owed to it and unreimbursed under Section 8.03(a)(i);

         (xv) after payment of the amounts specified in clauses (i)-(xiv) above, the Class B-3I Distribution Amount to the Class B-3I Certificateholders;

         (xvi) after payment of the amounts specified in clauses (i)-(xv) above, to reimburse the Class C Certificateholders for expenses incurred by and reimbursable to them pursuant to
                  Section 10.06; and any remaining funds to the Class C Master Certificateholders.

         (b) On each Remittance Date, the Uncertificated Subsidiary Interests shall receive distributions, to the extent of the Adjusted Amount Available plus the amounts described in Section 8.03(c), in the following order of priority:

         (i) to each Class of Uncertificated Subsidiary Interests, pro rata based on its respective entitlement, accrued interest as follows:

                  (A) 1/12th of the Net WAC Cap Rate times the Subsidiary Interest Principal Balance of such Class; provided
                                                                     --------
                           that interest accrued on the Class S-Accrual Interest shall be paid as principal to the Subsidiary REMIC Accretion Directed Interests pursuant to Section 8.03(b)(ii), and added to the Subsidiary Interest Principal Balance of the Class S-Accrual Interest, in an amount equal to the sum of (x) one-half the Overcollateralization Amount Increase for that Remittance Date plus (y) any amount by which one-half the aggregate of the Overcollateralization Amount Increases on prior Remittance Dates exceeds the aggregate amount so paid to the Subsidiary REMIC Accretion Directed Interests and added to the Class S-Accrual Interest (such excess not to accrue interest); and

                  (B) any Unpaid Subsidiary Interest Shortfall with respect to such Class;

         (ii) To the Class S-Accrual Interest, principal in an amount equal to one-half the principal distributed on the Class A, Class
                  M and Class B Certificates on such Remittance Date; and to each Subsidiary REMIC Accretion Directed Interest, principal (including that payable to the Subsidiary REMIC Accretion Directed Interests as described in Section 8.03(b)(i)(A)) in an amount equal to one-half the principal distributed to its Corresponding Certificate Class on such Remittance Date. Realized losses shall be allocated to each Class of Uncertificated Subsidiary Interests in an amount sufficient to reduce the Subsidiary REMIC Principal Balance of (i) the Class S-Accrual Interest to one-half the sum of (A) the Pool Scheduled Principal Balance, (B) the Pre-Funded Amount and
                  (C) the Overcollateralization Amount and (b) each Class of Subsidiary REMIC Accretion

                                      8-6

                  Directed Interests to one-half the Class Principal Balance of its Corresponding Certificate Class after giving effect to distributions on such Remittance Date.

         (iii) To the Class C Subsidiary Certificateholder, any remaining Amount Available.

         (c) If the applicable Monthly Report indicates a Class M-1-A Interest Deficiency Amount, a Class M-1-F Interest Deficiency Amount, a Class M-2 Interest Deficiency Amount and/or a Class B-1 Interest Deficiency Amount for such Remittance Date, the Trustee shall withdraw from the Certificate Account (to the extent of funds on deposit therein one Business Day prior to such Remittance Date, after distribution of the Amount Available pursuant to Section 8.03(a)) an amount equal to the Class M-1-A Interest Deficiency Amount, the Class M-1-F Interest Deficiency Amount, the Class M-2 Interest Deficiency Amount and the Class B-1 Interest Deficiency Amount (or the amount of such funds in the Certificate Account, if less) and distribute such amount, first to the Class M-1-A Certificateholders up to the amount of the Class M-1-A Interest Deficiency Amount (or pro rata, if such funds are less than the Class M-1-A Interest Deficiency Amount), if any, to the Class M-1-F Certificateholders up to the amount of the Class M-1-F Interest Deficiency Amount (or pro rata, if such funds are less than the Class M-1-F Interest Deficiency Amount) then to the Class M-2 Certificateholders up to the amount of the Class M-2 Interest Deficiency Amount (or pro rata, if such funds are less than the Class M-2 Interest Deficiency Amount), if any, and then to the Class B-1 Certificateholders up to the amount of the Class B-1 Interest Deficiency Amount (or pro rata, if such remaining funds are less than the Class B-1 Interest Deficiency Amount); provided, however, that

         (i) no such withdrawal shall be made with respect to the Class M-1-A Interest Deficiency Amount or the Class M-1-F Interest Deficiency Amount if the Cumulative Realized Losses as of such Remittance Date are greater than $169,350,000;

         (ii) no such withdrawal shall be made with respect to the Class M-2 Interest Deficiency Amount if the Cumulative Realized Losses as of such Remittance Date are greater than $106,350,000;

         (iii) no withdrawal with respect to Class B-1 Interest Deficiency Amount shall be made if the Cumulative Realized Losses as of such Remittance Date are greater than $76,350,000;

         (iv) no withdrawal with respect to a Class M-1-A Interest Deficiency Amount or Class M-1-F Interest Deficiency Amount shall be made if the aggregate withdrawals with respect to all prior Class M-1-A and Class M-1-F Interest Deficiency Amounts equal $3,758,265;

         (v) no withdrawal with respect to a Class M-2 Interest Deficiency Amount shall be made if the aggregate withdrawals with respect to all prior Class M-2 Interest Deficiency Amounts equal $2,147,850; and

         (vi) no withdrawal with respect to a Class B-1 Interest Deficiency Amount shall be made if the aggregate withdrawals with respect to all prior Class B-1 Interest Deficiency Amounts equal $1,125,000.

                                      8-7

         (d) Notwithstanding the priorities set forth above, any Pre-Funded Amount deposited in the Certificate Account shall be applied solely to pay principal of the Class A Certificates and any amount withdrawn from the Yield Maintenance Reserve Fund and deposited in the Certificate Account shall be applied solely to the payment of Class A, Class M-1-A, Class M-1-F, Class B-1 or Class B-2 Interest Shortfall and Principal Shortfall (as calculated on such Remittance Date prior to the application of amounts from the Yield Maintenance Reserve Fund).

         (e) If the Trustee shall not have received the applicable Monthly Report by any Remittance Date, the Trustee shall distribute all funds then in the Certificate Account to Certificateholders in accordance with Section 8.03(a), to the extent of such funds, on such Remittance Date.

         SECTION 8.04      [RESERVED].
                            ---------

         SECTION 8.05      Class C Subsidiary Certificateholder's Purchase
                           -----------------------------------------------
Option; Additional Principal Distribution Amount.
------------------------------------------------

         (a) Subject to the conditions in subsection (b) below, the Class C Subsidiary Certificateholder shall have the option to purchase all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at a price (such price being referred to as the "Minimum Purchase Price") equal to the greater of:

         (i) the sum of (A) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (B) below), plus (B) the fair market value of such acquired property (as determined by the Originator as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to
                  Section 12.04) or

         (ii) the aggregate fair market value (as determined by the Originator as of the close of business on such third Business
                  Day) of all of the assets of the Trust,

plus, in either case, (x) any Unpaid Class A Interest Shortfall, any Unpaid Class M-1-A Interest Shortfall, any Unpaid Class M-1-A Liquidation Loss Interest Shortfall, any Unpaid Class M-1-F Interest Shortfall, any Unpaid Class M-1-F Liquidation Loss Interest Shortfall, any Unpaid Class M-2 Interest Shortfall, any Unpaid Class M-2 Liquidation Loss Interest Shortfall, any Unpaid Class B-1 Interest Shortfall, any Unpaid Class B-1 Liquidation Loss Interest Shortfall and any Unpaid Class B-2 Interest Shortfall as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed) and (y) the excess of $4,050,000 over the sum of the Cap Provider Fees paid under Section 8.03(a)(ii) on all Remittance Dates preceding the purchase date.

         (b) The purchase by the Class C Subsidiary Certificateholder of all of the Contracts pursuant to Section 8.05(a) above shall be at the option of the Class C Subsidiary Certificateholder, but shall be conditioned upon (i) the Pool Scheduled Principal Balance, at the

                                      8-8
time of any such purchase, aggregating not more than 10% of the Original Principal Balance of the Certificates, (ii) such purchase being made pursuant to a plan of complete liquidation of each of the Subsidiary REMIC and Master REMIC in accordance with Section 860F of the Code, as provided in Section 12.03,
(iii) the Class C Subsidiary Certificateholder having provided the Trustee, the Servicer and the Depository (if any) with at least 30 days' written notice specifying the purchase date, which shall be a Remittance Date, and (iv) the Class C Subsidiary Certificateholder having delivered to the Trustee an unqualified Opinion of Counsel stating that payment of the purchase price to the Certificateholders will not constitute a voidable preference or fraudulent transfer under the United States Bankruptcy Code.

         The Trustee shall acknowledge in writing its receipt of notice given under this Section 8.05(b). On the purchase date specified in its notice, the Class C Subsidiary Certificateholder shall deliver the purchase price to the Trustee, in immediately available funds, the Trustee shall pay the sum described in Section 8.06(a)(y) to the LIBOR Cap Counterparty and deposit the balance of the purchase price in the Certificate Account for distribution in accordance with Section 12.03, and the Trustee and the Servicer shall release to the Class C Subsidiary Certificateholder the Contract Files and Land-and-Home Contract Files for all the purchased Contracts. The Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

         (c) The Class C Subsidiary Certificateholder may assign its rights under this Section 8.05, separately from its other rights as Holder of the Class C Subsidiary Certificate, by giving written notice of such assignment to the Trustee and the Servicer. Following the Trustee's receipt of such notice of assignment, the Trustee shall recognize only such assignee (or its assignee in turn) as the Person entitled to exercise the purchase option set forth in
Section 8.05(a).

         (d) The Servicer shall notify the Trustee, any assignee described in Section 8.05(c), and the Class C Subsidiary Certificateholder (whether or not the Class C Subsidiary Certificateholder has then assigned its rights under this
Section 8.05 pursuant to subsection (c)), no later than two Business Days after the Determination Date occurring in the first Due Period which includes the date on which the Pool Scheduled Principal Balance first becomes less than or equal to 10% of the Original Principal Balance of the Certificates, to the effect that the Pool Scheduled Principal Balance is then less than or equal to 10% of the Original Principal Balance of the Certificates.

         (e) If the Class C Subsidiary Certificateholder (or its assignee) has not delivered to the Trustee the notice of exercise of its purchase option described in subsection (b) by the Remittance Date occurring in the month following the Determination Date specified in subsection (C), then on the following Remittance Date and each Remittance Date thereafter (each, an "Additional Principal Payment Date") the Certificates shall be entitled to receive the Additional Principal Distribution Amount pursuant to Section 8.03(a)(xiv).

         SECTION 8.06      [RESERVED].
                           ----------

         SECTION 8.07      Pre-Funding Account.
                           -------------------

                                      8-9

         (a) On or before the Closing Date, the Trustee shall establish the Pre-Funding Account on behalf of the Trust, which must be an Eligible Account. The Pre-Funding Account shall be entitled "Pre-Funding Account, U.S. Bank National Association as Trustee for the benefit of holders of Certificates, Series 2002-1." The Trustee shall maintain within the Pre-Funding Account two subaccounts, the Pre-Funding Subaccount and the Undelivered Contract Subaccount. The Undelivered Contract Subaccount pertains to those Land-and-Home Contracts transferred to the Trust on the Closing Date that are Undelivered Contracts. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Certificates for the uses and purposes set forth herein.

         (b) Amounts on deposit in the Pre-Funding Subaccount shall be withdrawn by the Trustee as provided below.

         (1) On any Subsequent Transfer Date, the Trustee shall withdraw an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Contract transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

         (2) On the Business Day immediately preceding the Post-Funding Remittance Date, the Trustee shall deposit into the Certificate Account any amounts remaining in the Pre-Funding Subaccount, net of investment earnings.

         (c) The Trustee shall deposit in the Undelivered Contract Subaccount the amount received from the Seller pursuant to Section 2.02(xxi). Amounts on deposit in the Undelivered Contract Subaccount shall be withdrawn by the Trustee as described below.

         (1) If the Seller delivers the related Land-and-Home Contract File for an Undelivered Contract to the Trustee at least two Business Days before the last day of the Pre-Funding Period, the Trustee shall withdraw an amount equal to 100% of the Cut-off Date Principal Balance of such Contract and pay such amount to or upon the order of the Seller.

         (2)      [Reserved]

         (3) The Seller shall give the Trustee telephonic notice of its intended delivery of Land-and-Home Contract Files. The Trustee will use reasonable efforts to process the Land-and-Home Contract Files and remit any amount payable for them to the Seller in a timely manner.

         (4) On the Business Day immediately preceding the Post-Funding Remittance Date, the Trustee shall deposit into the Certificate Account any amounts remaining in the Undelivered Contract Subaccount, net of investment earnings.

         (d) The Pre-Funding Account shall be part of the Trust but not part of the Master REMIC or Subsidiary REMIC. The Trustee on behalf of the Trust shall be the legal owner of the Pre-Funding Account. The Seller shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Trustee to transfer amounts in the Pre-Funding Account to

                                      8-10
the Certificate Account. Funds in the Pre-Funding Account shall, at the direction of the Servicer, be invested in Eligible Investments of the kind described in clauses (i) and (ii)(A) of the definition of "Eligible Investment" and that mature no later than the Business Day prior to the next succeeding Remittance Date. All amounts earned on deposits in the Pre-Funding Account shall be taxable to the Seller. Any losses on such investments shall be deposited in the Pre-Funding Account by the Seller immediately as realized. The Trustee shall release to the Seller all investment earnings in the Pre-Funding Account on the Post-Funding Remittance Date.

         SECTION 8.08      Yield Maintenance Reserve Fund.
                           ------------------------------

         (a) On or before the Closing Date, the Trustee shall establish a Yield Maintenance Reserve Fund, which must be an Eligible Account, on behalf of the Class M-1-A Certificateholders. The Trustee shall deposit in the Yield Maintenance Reserve Fund any Reserve Fund Addition received from the LIBOR Cap Counterparty pursuant to the Yield Maintenance Agreement. The Trustee shall demand payment of all money payable by the LIBOR Cap Counterparty under the Yield Maintenance Reserve Agreement. The Yield Maintenance Reserve Fund shall be entitled "Yield Maintenance Reserve Fund, U.S. Bank National Association as Trustee for the benefit of holders of Manufactured Housing Certificates, Series 2002-1, Class M-1-A."

         (b) On each Remittance Date the Trustee shall distribute amounts in the Yield Maintenance Reserve Fund in the following priority:

                  (i) The Trustee shall pay directly to the Class M-1-A Certificateholders the lesser of the Unpaid Class M-1-A Basis Risk Carryover Shortfall and the amount on deposit in the Yield Maintenance Reserve Fund.

                  (ii) The Trustee shall deposit in the Certificate Account the lesser of the amount remaining on deposit in the Yield Maintenance Reserve Fund and the sum of the Class A, Class M-1-A, Class M-1-F, Class M-1, Class B-1 and Class B-2 Interest Shortfall and Principal Shortfall (as calculated on such Remittance Date prior to the application of amounts from the Yield Maintenance Reserve Fund).

                  (iii) The Trustee shall pay any remainder to the Class B-3I Certificateholder.

         (c) The Yield Maintenance Reserve Fund is an outside reserve fund and shall be part of the Trust but not part of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Yield Maintenance Reserve Fund. The Class B-3I Certificateholder shall be the beneficial owner of the Yield Maintenance Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 8.08(b). Amounts in the Yield Maintenance Reserve Fund shall, at the direction of the Class B-3I Certificateholder, be invested in Eligible Investments that mature no later than the Business Day prior to the next succeeding Remittance Date. All net income and gain from such investments shall be distributed to the Class B-3I Certificateholder on such Remittance Date. All amounts earned on amounts on deposit in the Yield Maintenance Reserve Fund shall be taxable to the Class B-3I Certificateholder. Any losses on such investments shall be deposited in the Yield Maintenance Reserve Fund by the Class B-3I Certificateholder out of its own funds immediately as realized.

                                      8-11

         SECTION 8.09      Basis Risk Reserve Fund.
                           -----------------------

         (a) On or before the Closing Date, the Trustee shall establish the Basis Risk Reserve Fund on behalf of the Trust, which must be an Eligible Account. The Trustee shall deposit therein on each Payment Date any amount available for that purpose pursuant to Section 8.03(a)(xii). The Basis Risk Reserve Fund shall be entitled "Basis Risk Reserve Fund, U.S. Bank Trust National Association as Trustee for the benefit of holders of Manufactured Housing Certificates, Series 2002-1, Class M-1-A." On each Remittance Date the Trustee shall pay directly to the Class M-1-A Certificateholders, the Unpaid Class M-1-A Basis Risk Carryover Shortfall (reduced by amounts paid pursuant to
Section 8.08(b)(i)). Any remainder in excess of $5,000 shall be paid to the Class B-3I Certificateholder, until the final Remittance Date when any remainder shall be so paid.

         (b) The Basis Risk Reserve Fund is an outside reserve fund and shall be part of the Trust but not part of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Basis Risk Reserve Fund. The Class B-3I Certificateholder shall be the beneficial owner of the Basis Risk Reserve Fund, subject to the power of the Trustee to transfer amounts under
Section 8.09(a). For all Federal tax purposes, all amounts transferred by a REMIC to the Basis Risk Reserve Fund pursuant to Section 8.03(a)(xii) shall be treated as amounts distributed by a REMIC to the Class B-3I Certificateholder or its transferee. Funds in the Basis Risk Reserve Fund shall, at the direction of the Class B-3I Certificateholder, be invested in Eligible Investments that mature no later than the Business Day prior to the next succeeding Remittance Date. All net income and gain from such investments shall be distributed to the Class B-3I Certificateholder on such Remittance Date. All amounts earned on amounts on deposit in the Basis Risk Reserve Fund shall be taxable to the Class B-3I Certificateholder. Any losses on such investments shall be deposited in the Basis Risk Reserve Fund by the Class B-3I Certificateholder out of its own funds immediately as realized.

                                      8-12

                               ARTICLE IX

         THE CERTIFICATES AND UNCERTIFICATED SUBSIDIARY INTERESTS
         --------------------------------------------------------

         SECTION 9.01      The Certificates.
                           ----------------

         (a) The Uncertificated Subsidiary Interests shall be issued as nontransferable (except to a successor Trustee) uncertificated interests evidencing, as to each such Class, 100% of the interest in distributions required to made to such Class, and having the original Subsidiary Interest Principal Balance specified with respect to such Class of Uncertificated Subsidiary Interests. The Class C Subsidiary Certificate shall be substantially in the form set forth in Exhibit J hereto, and shall, on original issue, be executed by the Trustee on behalf of the Trust upon order of the Originator. The Class C Subsidiary Certificate shall be issuable in Percentage Interests, and shall be evidenced by a single Class C Subsidiary Certificate issued on the Closing Date to Green Tree Finance Corp.-Two.

         (b) The Class A, the Class M, the Class B, the Class B-3I and the Class C Master Certificates shall be substantially in the forms set forth in Exhibits A, B, C-1, C-2, J and K, respectively, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Originator. The Class A, the Class M, and the Class B Certificates shall be evidenced by

         (i) one or more Class A Certificates representing $439,500,000 initial aggregate principal balance,

         (ii) one or more Class M-1-A Certificates representing $31,500,000 initial aggregate principal balance,

         (iii) one or more Class M-1-F Certificates representing $31,500,000 initial aggregate principal balance,

         (iv) one or more Class M-2 Certificates representing $30,000,000 initial aggregate principal balance,

         (v) one or more Class B-1 Certificates representing $15,000,000 initial aggregate principal balance,

         (vi) one or more Class B-2 Certificates representing $46,500,000 initial aggregate principal balance.

Beneficial ownership of the Class A, Class M and Class B-1 Certificates shall be held through Book-Entry Certificates. The Class B-2 Certificates shall not be Book-Entry Certificates as of the Closing Date but may at the option of the Class B-2 Certificateholder be converted into Book-Entry Certificates at any time thereafter, upon compliance with the normal procedures of the Trustee and the Depository. The Class A, Class M and Class B Certificates shall be issuable in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof. The Class B-3I, Class C Master and Class C Subsidiary Certificates shall be issuable in

                                      9-1

Percentage Interests and shall each be evidenced by a single certificate issued on the Closing Date to Green Tree Finance Corp.-Two.

         (c) The Certificates shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been executed by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their execution, except for those Certificates executed on the Closing Date, which shall be dated the Closing Date.

         SECTION 9.02      Registration of Transfer and Exchange of
                           ----------------------------------------
Certificates.
------------

         (a) The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders, the Backup Servicer and the Servicer of any change in the Certificate Registrar.

         (b) The provisions of this Subsection (b) also apply with respect to any transfers of Certificates.

         (1) Subject to clauses (2) and (3) below, no transfer of a Class B-2 Certificate, Class B-3I Certificate or Class C Certificate shall be made by the Originator or any other Person unless such transfer is exempt from the registration requirements of the Act, as amended, and any applicable state securities laws or is made in accordance with the Act and laws. In the event that any such transfer is to be made, (a) the Originator may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Originator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Originator, and (b) the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trustee or the Originator. Any Class B-2 Certificateholder, Class B-3I Certificateholder or Class C Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Originator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                                      9-2

         (2) No transfer of a Class B-2 Certificate, a Class B-3I Certificate or a Class C Certificate or any interest therein, shall be made to any employee benefit plan, trust or account that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code (each, a "Plan"), or to any person investing on behalf of or with "plan assets" or a plan unless the prospective transferee of a Certificate or interest therein provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer, the Originator or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

         (3)      Notwithstanding anything to the contrary contained herein,

                  (A) neither the Class C Subsidiary Certificate nor the Class C Master Certificate, nor any interest therein, shall be transferred, sold or otherwise disposed of to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code (a "Disqualified Organization"), including, but not limited to,

                           (i) the United States, a state or political subdivision thereof, a foreign government, an international organization or an agency or instrumentality of any of the foregoing,

                           (ii) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from the taxes imposed by Chapter 1 of the Code and not subject to the tax imposed on unrelated business income by
                                    Section 511 of the Code, or

                           (iii)    a cooperative described in Section
                                    1381(a)(2)(C) of the Code, and

                  (B) prior to any registration of any transfer, sale or other disposition of the Class C Subsidiary Certificate or Class C Master Certificate, the proposed transferee shall deliver to the Trustee, under penalties of perjury, an affidavit that such transferee is not a Disqualified Organization, with respect to which the Trustee shall have no actual knowledge that such affidavit is false, and the transferor and the proposed transferee shall each deliver for the Trustee an affidavit with respect to any other information reasonably required by the Trustee pursuant to the REMIC Provisions, including, without limitation, information regarding the transfer of noneconomic residual interests and transfers of any residual interest to or by a foreign person;

                  provided, however, that, upon the delivery to the Trustee of an Opinion of Counsel, in form and substance satisfactory to the Trustee and rendered by Independent counsel, to the effect that the beneficial ownership of the Class C Certificate by any Disqualified Organization will not result in the imposition of

                                      9-3
                  federal income tax upon the Subsidiary REMIC or Master REMIC or any Certificateholder or any other person or otherwise adversely affect the status of the Subsidiary REMIC or Master REMIC as a REMIC, the foregoing prohibition on transfers, sales and other dispositions, as well as the foregoing requirement to deliver a certificate prior to any registration thereof, shall, with respect to such Disqualified Organization, terminate. Notwithstanding any transfer, sale or other disposition of the Class C Certificate, or any interest therein, to a Disqualified Organization or the registration thereof in the Certificate Register, such transfer, sale or other disposition and any registration thereof, unless accompanied by the Opinion of Counsel described in the preceding sentence, shall be deemed to be void and of no legal force or effect whatsoever and such Disqualified Organization shall be deemed to not be the Class C Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on the Class C Certificate, and shall be deemed to have no interest whatsoever in the Class C Certificate. Each Class C Certificateholder, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this
                  Section 9.02(b)(3).

         (4) Any transfer, sale or other disposition not in compliance with the provisions of this Section 9.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed to not be the Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Certificate, and shall be deemed to have no interest whatsoever in such Certificate.

         (5) The Trustee shall give notice to Standard & Poor's and Moody's promptly following any transfer, sale or other disposition of a Class B-3I or Class C Certificate.

         (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (d) Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

         (i) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

         (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates;

                                      9-4

         (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;

         (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and

         (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (e)      If

         (i) the Seller or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and

         (ii) the Trustee or the Originator is unable to locate a qualified successor OR

         (iii) the Originator at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository,

the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class A Certificates, Class M Certificates and Class B Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Originator nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive

                                      9-5

Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (f) On or prior to the Closing Date, there shall be delivered to the Depository two Class A Certificates, one Class M-1-A Certificate, one Class M-1-F Certificate, one Class M-2 Certificate, and one Class B-1 Certificate, each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the related Original Principal Balance, respectively. At any time after the Closing Date, subject to compliance with the normal procedures of the Trustee and the Depository, the Class B-2 Certificateholders may deliver to the Depository one Class B-2 Certificate, registered in the name of Cede & Co. (or other nominee of the Depository), the total face amount of which represents 100% of the Original Principal Balance of the Class B-2 Certificate. If, however, the aggregate principal amount of a Class of Class A Certificates, Class M Certificates or Class B Certificates exceeds $400,000,000, one such Class A Certificate, Class M Certificate and/or Class B Certificate will be issued with respect to each $400,000,000 of principal amount and an additional Certificate of such Class or Classes will be issued with respect to any remaining principal amount. Each such Class A, Class M and Class B Certificate registered in the name of the Depository's nominee shall bear the following legend:

         "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         SECTION 9.03      No Charge; Disposition of Void Certificates. No
                           -------------------------------------------
service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

         SECTION 9.04      Mutilated, Destroyed, Lost or Stolen Certificates. If
                           -------------------------------------------------
any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and original denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage

                                      9-6

Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

         SECTION 9.05      Persons Deemed Owners. Prior to due presentation of a
                           ---------------------
Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Backup Servicer, the Seller, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Backup Servicer, the Seller, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

         SECTION 9.06      Access to List of Certificateholders' Names and
                           -----------------------------------------------
Addresses. The Certificate Registrar will furnish to the Trustee and the
---------
Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Originator, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 9.07      Authenticating Agents. The Trustee may appoint one or
                           ----------------------
more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates. For all purposes of this Agreement, the execution and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."

                                      9-7

                                    ARTICLE X

                                   INDEMNITIES
                                   -----------

         SECTION 10.01     Seller's and Originator's Indemnities. The Seller and
                           -------------------------------------
Originator will jointly and severally defend and indemnify the Trust, the Trustee (including the Custodian, the Paying Agent and any other agents of the Trustee), the Backup Servicer and the Certificateholders, or their respective Affiliates, officers, directors, employees or agents, against any and all costs, expenses, losses, damages, claims, actions, judgments, suits and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims

         (i) arising out of or resulting from the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, claim or liability is not provided for by the Originator's repurchase of such Contract pursuant to
                  Section 3.06);

         (ii) arising out of or resulting from the use or ownership of any Manufactured Homes by the Originator or the Servicer or any Affiliate of either; or

         (iii) with respect to the Backup Servicer (whether then acting as Backup Servicer or Servicer), arising out of actions taken or not taken by the Backup Servicer, its Affiliates, officers, directors, employees or agents under this Agreement, unless such action or inaction constitutes a breach of this Agreement.

Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Originator under this Section shall not relate to the actions of the Backup Servicer or any other subsequent Servicer after a Service Transfer. To the extent the Seller and Originator fail to indemnify the Backup Servicer or its Affiliates, officers, directors, employees or agents for any amounts due under this Section 10.01 within 15 Business Days of written demand for such indemnification hereunder, the Backup Servicer or its Affiliates, officers, directors, employees or agents will be entitled to the payment of such amounts under Section 8.03(a) of this Agreement.

         SECTION 10.02     Liabilities to Obligors. No obligation or liability
                           -----------------------
to any Obligor under any of the Contracts is intended to be assumed by the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust and the Certificateholders expressly disclaim such assumption.

         SECTION 10.03     Tax Indemnification. The Originator agrees to pay,
                           -------------------
and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian, the Paying Agent and any other capacities of or agents of the Trustee), the Backup Servicer and the Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales,

                                      10-1
gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates), any tax imposed on the Trust as a result of the Originator's repurchase of any Contract pursuant to
Section 3.06(c), and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Originator, the Seller, the Servicer, the Backup Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder or otherwise.

         SECTION 10.04     Servicer's Indemnities. The Servicer shall defend and
                           ----------------------
indemnify the Trust, the Trustee (including the Custodian, the Paying Agent and any other capacities of or agents of the Trustee), the Backup Servicer and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Originator of, any such Contract.

         SECTION 10.05     Operation of Indemnities. Indemnification under this
                           ------------------------
Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any indemnity payments to the Trustee, the Backup Servicer or the Certificateholders pursuant to this Article and the Trustee thereafter collects any of such amounts from others, they will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

         SECTION 10.06     REMIC Tax Matters. If a Class C Certificateholder,
                           -----------------
pursuant to Section 6.06, pays any taxes or charges imposed upon the Subsidiary REMIC or Master REMIC, as the case may be, as a REMIC or otherwise, such taxes or charges, except to the extent set forth in the following proviso, shall be expenses and costs of the Trust and the Class C Certificateholder shall be entitled to be reimbursed therefor out of the Certificate Account as provided in
Section 8.03; provided, however, that any such taxes or charges shall not be expenses or costs of the Trust, nor will the Class C Certificateholder be entitled to reimbursement therefor out of the Certificate Account, if and to the extent that such taxes or charges resulted from a failure by the Originator, the Trustee or any Servicer to comply with the provisions of Section 2.04.

         SECTION 10.07     Limitation of Liability. In no event shall the Backup
                           -----------------------
Servicer be liable for any consequential, incidental or punitive damages.

                                      10-2

                                   ARTICLE XI

                                  THE TRUSTEE
                                  -----------

         SECTION 11.01     Duties of Trustee. The Trustee, prior to the
                           -----------------
occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

         Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that subsections (a) - (d) below apply.

         (a) Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

         (b) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

         (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         (d) The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more.

                                      11-1

         None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Originator, the Seller, the Servicer or the Backup Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 11.02     Certain Matters Affecting the Trustee. Except as
                           -------------------------------------
otherwise provided in Section 11.01, subsections (a) - (e) below apply.

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The Trustee may consult with counsel and any opinion of any counsel for the Originator, the Seller or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

         (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer, if the Originator, upon demand.

                                      11-2

         (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

         SECTION 11.03     Trustee Not Liable for Certificates or Contracts. The
                           ------------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Certificates (other than its execution thereof) or of any Contract, Contract File, Land-and-Home Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer, the Originator or the Seller of funds paid to the Originator or the Seller, as applicable, in consideration of conveyance of the Contracts to the Trust by the Originator and the Seller or deposited into or withdrawn from the Certificate Account by the Servicer.

         SECTION 11.04     Rights of Certificateholders to Direct Trustee and to
                           -----------------------------------------------------
Waive Event of Termination. Holders of Class A Certificates, Holders of Class M
--------------------------
Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests representing 25% or more shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of Holders of Class A Certificates, Holders of Class M Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests aggregating 51% or more whenever it receives conflicting directions from Class A Certificateholders, Class M Certificateholders and Class B Certificateholders. Holders of Class A Certificates, Holders of Class M Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests representing 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon. Following the Class M-2 Cross-Over Date, if all distributions payable to the Class A Certificateholders, and the Class M Certificateholders have either been made or provided for in accordance with this Agreement, then the Holders of Class B-1 Certificates may exercise the rights given to the Class A Certificateholders, the Class M Certificateholders and Class B-1 Certificateholders under this Section. Following the Class B-1 Cross-Over Date, if all distributions payable to the Class A Certificateholders, and the Class M Certificateholders have either been made or provided for in accordance with this Agreement, then the Holders of

                                      11-3

Class B-2 Certificates may exercise the rights given to the Class A Certificateholders, the Class M Certificateholders and Class B-1
Certificateholders under this Section.

         SECTION 11.05     The Servicer to Pay Trustee's Fees and Expenses. The
                           -----------------------------------------------
Servicer agrees to pay the fees and expenses set forth in subsections (a) - (c) below.

         (a) The Servicer shall pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

         (b) The Servicer shall, except as otherwise expressly provided herein, reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

         (c) The Servicer shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         All such payments by the Servicer shall be made from its own funds, provided that, if for any Remittance Date the Originator is not the Servicer, the obligations of the Servicer under this Section 11.05 shall be limited to the funds remaining after distributions under Section 8.03(a)(i) (without taking into account any amounts to be reimbursed to the Backup Servicer under this
Section 11.05) for that Remittance Date. The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities as Trustee, Custodian, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement. If any entity other than the Originator or a subsidiary or affiliate of the Originator is the Servicer, the Servicer shall be reimbursed for any costs and expenses incurred by it in this Section 11.05 pursuant to Sections 8.03(a)(i).

         SECTION 11.06     Eligibility Requirements for Trustee. The Trustee
                           ------------------------------------
hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers and a Title I approved lender pursuant to FHA Regulations, shall not be an Affiliate of the Originator, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have a long-term deposit rating (or, if the Trustee is a wholly owned subsidiary of a bank holding company system and not rated, the bank holding company shall have a

                                      11-4
long-term senior unsecured debt rating) from Standard & Poor's of at least BBB, or as shall be otherwise acceptable to Standard & Poor's, and a rating from Moody's (if rated by Moody's) of at least Baa3, or as shall be otherwise acceptable to Moody's and Fitch. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 11.07.

         SECTION 11.07     Resignation or Removal of Trustee. The Trustee may at
                           ---------------------------------
any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Originator. A copy of any such notice shall be sent to the Rating Agencies. Upon receiving such notice of resignation, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer, the Backup Servicer and the Originator and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Originator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Originator may remove the Trustee. If the Originator shall have removed the Trustee under the authority of the immediately preceding sentence, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

         SECTION 11.08     Successor Trustee. Any successor Trustee appointed as
                           ------------------
provided in Section 11.07 shall execute, acknowledge and deliver to the Servicer, the Backup Servicer and the Originator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts, Contract Files and Land-and-Home Contract Files and any related documents and statements held by it hereunder; and, if the Land-and-Home Contract Files are then held by a custodian pursuant to a custodial agreement, the predecessor Trustee and the custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Originator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                                      11-5

         No successor Trustee shall accept appointment as provided in this
Section 11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 11.08, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 11.09     Merger or Consolidation of Trustee. Any Person into
                           ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Standard & Poor's and Moody's in the event it is a party to any merger, conversion or consolidation.

         SECTION 11.10     Tax Returns. Upon the Servicer's request, the Trustee
                           -----------
will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Subsidiary REMIC and the Master REMIC and the Trustee shall execute such returns.

         SECTION 11.11     Obligor Claims. In connection with any offset
                           --------------
defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. [sec] 433) as amended from time to time. The Trustee and Originator agree to the provisions set forth below.

         (a) The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of home improvements, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity.

         (b) The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions.

         (c) The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions.

                                      11-6

         (d) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders.

         (e) The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

         (f) The Originator hereby agrees to indemnify, hold harmless and defend the Trustee, Certificateholders from and against any and all liability, loss, costs and expenses of the Trustee, Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section 11.11(f) shall not terminate upon a Service Transfer pursuant to Article VII.

         SECTION 11.12     Appointment of Co-Trustee or Separate Trustee. The
                           ---------------------------------------------
Servicer shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (x) with respect to the holding of the Contracts, the Contract Files and the Land-and-Home Contract Files or (y) with respect to the enforcement of a Contract in any state in which a Manufactured Home is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

         Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Trustee;

         (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                                      11-7

         (iii) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other separate trustee, co-trustee or custodian hereunder; and

         (iv) the Servicer may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

         If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Servicer if and only to the extent the Servicer shall have consented in writing to his or its appointment, which consent shall not be unreasonably withheld.

         The Backup Servicer will not have any obligation to exercise any rights under this Section 11.12, and will have no liability upon the exercise or non-exercise of its rights under this Section 11.12.

         SECTION 11.13     Agents of Trustee. To the extent not prohibited by
                           -----------------
law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.12), the Trustee may, with the prior consent of the Servicer, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

                                      11-8

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

         SECTION 12.01     Servicer Not to Assign Duties or Resign; Delegation
                           ---------------------------------------------------
of Servicing Functions.  (a) The Servicer may not sell or assign its rights and
----------------------
duties as Servicer hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee payable to it. The Originator as Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trustee and the Backup Servicer. No such resignation shall become effective until the Backup Servicer, the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections 7.02 and 7.03.

         (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify Standard & Poor's and Moody's of any such merger to which it is a party.

         (c) Any Person acquiring all or substantially all of the manufactured housing division of Conseco Finance Corp., who assumes all of the obligations of the Servicer hereunder and who satisfies the criteria set forth in the definition of "Eligible Servicer," shall become the Servicer hereunder, unless the Backup Servicer is then acting as Servicer. The Servicer shall promptly notify Standard & Poor's and Moody's of any such acquisition.

         (d) Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of Conseco Finance Corp., for so long as said subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder.

         (e) The Backup Servicer, if it is the Servicer, may delegate some or all of its servicing duties to a wholly-owned subsidiary of its ultimate corporate parent for so long as said subsidiary remains, directly or indirectly, a wholly-owned subsidiary of its ultimate corporate parent. Notwithstanding any such delegation, the Backup Servicer shall retain all of the rights and obligations of the Servicer hereunder.

         SECTION 12.02     Maintenance of Office or Agency. The Trustee will
                           -------------------------------
maintain in St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the

                                      12-1

Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101 Attention: Tamara Schultz-Fugh. The Trustee will give prompt written notice to the Originator, the Seller, the Backup Servicer and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 12.03     Termination.
                           -----------

         (a) This Agreement, the Trust and each of the Subsidiary REMIC and Master REMIC shall terminate (after distribution of all amounts due to Certificateholders pursuant to Sections 8.01 and 8.03) on the earlier of (i) the Remittance Date on which the Pool Scheduled Principal Balance is reduced to zero and all amounts payable to Certificateholders on such Remittance Date have been distributed to Certificateholders or (ii) the Remittance Date on which the Class C Subsidiary Certificateholder (or its assignee) purchases the Contracts pursuant to Section 8.05; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof; and provided further, that the Servicer's and the Originator's representations and warranties and indemnities by the Originator and the Servicer shall survive termination.

         (b) Any termination of the Master REMIC or Subsidiary REMIC must be conducted so as to qualify as a "qualified liquidation of such REMIC within the meaning of the REMIC provisions. The Trustee's acknowledgement of a notice given under Section 8.05(b) shall constitute a plan of complete liquidation of the Subsidiary REMIC and the Master REMIC within the meaning of Section 860F of the Code. Each Certificateholder hereby irrevocably approves and appoints the Trustee as its attorney-in-fact for the purposes of adoption of the plan of complete liquidation.

         (c) Notice of any termination, specifying the Final Remittance Date (which shall be a date that would otherwise be a Remittance Date) upon which all Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon direction by the Servicer ten days prior to the date such notice is to be mailed) by letter to the Certificate Registrar, the Rating Agencies and the Certificateholders mailed no later than ten Business Days before the Final Remittance Date specifying

         (i) the Final Remittance Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated;

         (ii)     the amount of any such final payment; and

         (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

                                      12-2

Each such notice shall, to the extent required by the REMIC Provisions or other applicable law, be signed on behalf of the Trust and each of the Subsidiary REMIC and the Master REMIC by the Trustee.

         (d) On the Final Remittance Date, upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed from the Certificate Account, in the following order of priority, to Certificateholders on the Final Remittance Date in proportion to their respective Percentage Interests an amount equal to

         (i) as to Class A Certificates, the Class A Principal Balance, together with any Unpaid Class A Interest Shortfall and one month's interest at the related Remittance Rate on the related Class Principal Balance, respectively (calculated in the manner specified in Section 1.03),

         (ii) as to Class M-1-A Certificates, the Class M-1-A Principal Balance together with any Unpaid Class M-1-A Interest Shortfall, any Unpaid Class M-1-A Liquidation Loss Interest Shortfall and one month's interest at the Class M-1-A Remittance Rate on the Class M-1-A Principal Balance,

         (iii) as to Class M-1-F Certificates, the Class M-1-F Principal Balance, together with any Unpaid Class M-1-F Interest Shortfall, any Unpaid Class M-1-F Liquidation Loss Interest Shortfall and one month's interest at the Class M-1-F Remittance Rate at the Class M-1-F Principal Balance.

         (iv) as to Class M-2 Certificates, the Class M-2 Principal Balance together with any Unpaid Class M-2 Interest Shortfall, any Unpaid Class M-2 Liquidation Loss Interest Shortfall and one month's interest at the Class M-2 Remittance Rate on the Class M-2 Principal Balance,

         (v) as to Class B-1 Certificates, the Class B-1 Principal Balance together with any Unpaid Class B-1 Interest Shortfall, any Unpaid Class B-1 Liquidation Loss Interest Shortfall and one month's interest at the Class B-1 Remittance Rate on the Class B-1 Principal Balance,

         (vi) as to Class B-2 Certificates, the Class B-2 Principal Balance together with any Unpaid Class B-2 Interest Shortfall and one month's interest at the Class B-2 Remittance Rate on the Class B-2 Principal Balance,

         (vii) as to Class B-3I Certificates, the Class B-3I Distribution Amount for that Remittance Date, and

         (viii) as to Class C Master Certificate, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses
                  (i)-(vii) above;

provided, however, that if the Final Remittance Date occurs as a result of the sale of the Contracts pursuant to 8.05, the amount so distributed to the Certificateholders shall not exceed the Minimum Purchase Price, and any balance shall be paid to the purchaser of the Contracts.

                                      12-3

The distribution on the Final Remittance Date shall be in lieu of the distribution otherwise required to be made on such Remittance Date in respect of each Class of Certificates.

         (e) In the event that all of the Certificateholders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Originator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Originator shall transfer to itself all amounts remaining on deposit in the Certificate Account, to hold in trust for Certificateholders who have not surrendered their Certificates for cancellation, together with the final record list of Certificateholders, and the Originator shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

         (f) Each Certificateholder hereby irrevocably approves and appoints the Trustee as its attorney-in-fact for the purposes of adoption of the plan of complete liquidation.

         SECTION 12.04     Acts of Certificateholders.
                           --------------------------

         (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Originator if made in the manner provided in this Section.

         (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (d) The ownership of Certificates shall be proved by the Certificate Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Originator in reliance thereon, whether or not notation of such action is made upon such Security.

                                      12-4

         (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         SECTION 12.05     Calculations. Except as otherwise provided in Section
                           ------------
1.03, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

         SECTION 12.06     Assignment or Delegation by Originator. Except as
                           --------------------------------------
specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Holders of Certificates of each Class evidencing, as to each such Class, Percentage Interests aggregating 66 2/3% or more, and any attempt to do so without such consent shall be void. It is understood that the foregoing does not prohibit the pledge or assignment by the Originator of any right to payment pursuant to Article VIII.

         Notwithstanding the foregoing, any person into which the Originator may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Originator shall be a party, or any Person succeeding to the business of the Originator, shall be the successor of the Originator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Originator shall promptly notify Standard &
Poor's and Moody's of any such merger to which it is a party.

         SECTION 12.07     Amendment.
                           ---------

         (a) This Agreement may be amended from time to time by the Originator, the Servicer and the Trustee, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of each of the Subsidiary REMIC and Master REMIC as a "real estate mortgage investment conduit" under the REMIC Provisions of the Code or to otherwise effectuate the benefits of such status to the Subsidiary REMIC, Master REMIC and the Certificateholders, including, without limitation, to implement any provision permitted by law that would enable a REMIC to avoid the imposition of any tax, to add or amend any provision as required by Standard & Poor's, Moody's or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Class A Certificates, Class M Certificates or Class B Certificates, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Originator, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Servicer, the Originator and the Trustee, with the consent of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the

                                      12-5
provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall

         (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate,

         (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding,

         (iii) result in the disqualification of the Subsidiary REMIC or Master REMIC as a REMIC under the Code,

         (iv) adversely affect the status of the Subsidiary REMIC or Master REMIC as a REMIC or the status of the Regular Certificates as "regular interests" in the Master REMIC or

         (v) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
                  Section 860G(d)(1) of the Code. This Agreement may not be amended without the consent of all Class C Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which would modify in any manner the rights of the Class C Certificateholders.

         (c) This Agreement shall not be amended under this Section without the consent of 100% of Certificateholders if such amendment would result in the disqualification of any of the Subsidiary REMIC or the Master REMIC as a REMIC under the Code.

         (d) Concurrently with the solicitation of any consent pursuant to this Section 12.07, the Trustee shall furnish written notification to the Rating Agencies and the Backup Servicer of such solicitation. Promptly after the execution of any amendment pursuant to this Section 12.07, the Trustee shall furnish written notification of the substance of such amendment to the Rating Agencies and the Backup Servicer and each Certificateholder.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 12.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (f) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                      12-6

         (g) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

         (h) In the absence of the consent described in subsection (c) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment

         (i) will not adversely affect the status of the Subsidiary REMIC or Master REMIC as a REMIC or the status of the Regular Certificates as "regular interests" in the Master REMIC, and

         (ii) will not cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

         (i) Notwithstanding anything to the contrary herein, so long as the Yield Maintenance Agreement is in effect, this Agreement may not be amended without the consent of the LIBOR Cap Counterparty if such amendment would (1) reduce in any manner or delay payments to the LIBOR Cap Counterparty, (2) adversely affect in any material respect the interests of the LIBOR Cap Counterparty in any manner other than as described in clause (1), or (3) modify the consents required by the immediately preceding clauses (1) and (2).

         (j) This Agreement shall not be amended without the consent of the Backup Servicer if such amendment would result in a change in the provisions of this Agreement pertaining to the Backup Servicer or any successor Servicer.

         (k) Upon the execution of any amendment or consent pursuant to this Section 12.07, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder hereunder shall be bound thereby.

         SECTION 12.08     Notices. All communications and notices pursuant
                           -------
hereto to the Servicer, the Backup Servicer, the Originator and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

         If to the Seller:

                   Conseco Finance Securitizations Corp.
                   300 Landmark Towers
                   345 St. Peter Street
                   St. Paul, Minnesota 55102-1639
                   Attention: Chief Financial Officer
                   Telecopier Number: (651) 293-5746

                                      12-7

         If to the Originator or Servicer:

                   Conseco Finance Corp.
                   1100 Landmark Towers
                   345 St. Peter Street
                   St. Paul, Minnesota 55102-1639
                   Attention:  Chief Financial Officer
                   Telecopier Number:  (651) 293-5746

         If to the Trustee:

                   U.S. Bank National Association
                   180 East Fifth Street
                   St. Paul, Minnesota 55101
                   Attention:  Tamara Schultz-Fugh
                   Telecopier Number:  (651) 244-0089

         If to the Backup Servicer:
            Until May 6, 2002:

                   Wells Fargo Bank Minnesota, N.A.
                   11000 Broken Lane Parkway
                   Columbia, Maryland 21044
                   Attention:  Conseco 2002-1
                   Telecopier Number:  (410) 884-2363

         If to the Backup Servicer:
            After May 6, 2002:

                   Wells Fargo Bank Minnesota, N.A.
                   9062 Old Annapolis Road
                   Columbia, Maryland 21045
                   Attention:  Conseco 2002-1
                   Telecopier Number:

         If to Standard & Poor's:

                   Standard & Poor's Rating Services,
                   a division of The McGraw-Hill Companies, Inc.
                   55 Water Street, 40th Floor
                   New York, New York 10041
                   Attention: Asset Backed Securities, Surveillance Group Telecopier Number: (212) 208-1582

         If to Moody's:

                   Moody's Investors Service, Inc.
                   99 Church Street

                                      12-8

                   New York, New York 10004
                   Attention: Structured Financing, Manufactured Housing Surveillance Group
                   Telecopier Number:  (212) 298-7139

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

         All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

         SECTION 12.09     Merger and Integration. Except as specifically stated
                           ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 12.10     Headings. The headings herein are for purposes of
                           --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 12.11     Governing Law. This Agreement shall be governed by,
                           -------------
and construed and enforced in accordance with, the laws of the State of Minnesota.

                                      12-9

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this 2nd day of April, 2002.

                                   CONSECO FINANCE CORP.

                                   By:   ______________________________________
                                         Timothy R. Jacobson
                                         Vice President and Assistant Treasurer

                                   CONSECO FINANCE SECURITIZATIONS CORP.

                                   By:   _______________________________________
                                         Timothy R. Jacobson
                                         Vice President and Assistant Treasurer

                                   U.S. BANK NATIONAL ASSOCIATION
                                   not in its individual capacity but solely as Trustee

                                   By:   _______________________________________
                                         Sheryl Christopherson
                                         Vice President

                                   WELLS FARGO BANK MINNESOTA, N.A.

                                   By:   _______________________________________
                                         Peter J. Masterman
                                         Vice President

                                      12-10

                                                                       EXHIBIT A

                             FORM OF CLASS A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A (Senior)                                             No.  [R-1][R-2]

Cut-off Date:  as defined in the                             Remittance Rate:  6.681%
Pooling and Servicing Agreement
dated as of April 1, 2002                                    Denomination: [$400,000,000][$39,500,000]

First Remittance Date:                                       Aggregate Denomination of
May, 2002                                                    All Class A Certificates:  $439,500,000

Servicer:                                                    Maturity Date:  December 31, 2033
Conseco Finance Corp.                                        (or if such day is not a Business Day, then the
                                                             next succeeding Business Day)

                                                             CUSIP:  _____

                             MANUFACTURED HOUSING CONTRACT
                             -----------------------------
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                     ---------------------------------------------
                            SERIES 2002-1, CLASS A (SENIOR)
                            -------------------------------

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1 (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2002, among Conseco Finance Corp., as Originator and as the initial Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer"), and U.S. Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the first day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each month commencing in May 2002, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A Distribution Amount for such Remittance Date. The Maturity Date of this Certificate is December 1, 2033 or the next succeeding Business Day if such December 1 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, Manufactured Housing Contract Senior/ Subordinate Pass-Through Certificate Trust 2002-1 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  ____________________
                                           MANUFACTURED HOUSING CONTRACT
                                           SENIOR/SUBORDINATE PASS-THROUGH
                                           CERTIFICATE TRUST 2002-1

                                           By    U.S. BANK NATIONAL ASSOCIATION

                                           By    _______________________________
                                                 Authorized Signatory

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Date:_______________________
                                           By    _______________________________
                                                 Signature

                                                                       EXHIBIT B

                    FORM OF CLASS M-[1-A][1-F][2] CERTIFICATE
                    -----------------------------------------

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class M-[1-A][1-F][2]                                        No. R-1
(Subordinate)
                                                             Remittance Rate:  [A floating rate equal to the
Cut-off Date:  as defined in the                             least of (i) One-Month LIBOR plus 2.05%,
Pooling and Servicing Agreement                              (ii) the Net WAC Cap Rate, and (iii) 14.00%
dated as of April 1, 2002                                    per annum][A floating rate equal to the lesser
                                                             of (i) ____% and (ii) the Net WAC Cap Rate]
First Remittance Date:
May 1, 2002                                                  Denomination:  $

Servicer:                                                    Aggregate Denomination of
Conseco Finance Corp.                                        All Class M-[1-A][1-F][2]
                                                             Certificates:  $__________

                                                             Maturity Date:  December 1, 2033
                                                             (or if such day is not a Business Day, then the next
                                                             succeeding Business Day)

                                                             CUSIP:  _____

                          MANUFACTURED HOUSING CONTRACT
                          -----------------------------
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                 ---------------------------------------------
               SERIES 2002-1, CLASS M-[1-A][1-F][2] (SUBORDINATE)
               --------------------------------------------------

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1 (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of

April 1, 2002 among Conseco Finance Corp., as Originator and as the initial Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer"), and U.S. Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the first day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each month commencing in May 2002, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds a Class M-[1-A][1-F][2] Certificate with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Certificateholder's Percentage Interest of the Class [M-1-A/M-1-F/M-2] Distribution Amount for such Remittance Date. The Maturity Date of this Certificate is December 1, 2033 or the next succeeding Business Day if such December 1 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.

or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:______________________
                                             MANUFACTURED HOUSING CONTRACT
                                             SENIOR/SUBORDINATE PASS-THROUGH
                                             CERTIFICATE TRUST 2002-1

                                             By   U.S. BANK NATIONAL ASSOCIATION

                                             By    _____________________________
                                                   Authorized Signatory

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  ____________________
                                               By    ___________________________
                                                     Authorized Signatory

                                                                     EXHIBIT C-1

                         FORM OF CLASS B-[1][2] CERTIFICATE
                         ----------------------------------

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1-A CERTIFICATES, THE CLASS M-1-F CERTIFICATES [,] [AND] THE CLASS M-2 CERTIFICATES [AND THE CLASS B-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         [THIS CERTIFICATE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

         [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

Class B-[1][2]                                               No. R-1
(Subordinate)
                                                             Remittance Rate: A floating rate equal to the
Cut-off Date:  as defined in the                             lesser of (i) ____% and (ii) the Net WAC Cap
Pooling and Servicing Agreement                              Rate
dated as of April 1, 2002
                                                             Denomination: $
First Remittance Date:
May 1, 2002                                                  Aggregate Denomination of All Class B-[1][2]
                                                             Certificates: $___________

Servicer:                                                    Maturity Date:  December 1, 2033
Conseco Finance Corp.                                        (or if such day is not a Business Day, then the
                                                             next succeeding Business Day)

                                                             CUSIP:  _____

                                      C-1-1

              MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
              ------------------------------------------------
   PASS-THROUGH CERTIFICATES, SERIES 2002-1, CLASS B-[1][2] (SUBORDINATE)
    ----------------------------------------------------------------------

         [BY ACCEPTANCE OF THIS CERTIFICATE, ANY PERSON THAT ACQUIRES THIS CERTIFICATE OR ANY INTEREST HEREIN, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT THE CERTIFICATEHOLDER EITHER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT SUCH PERSON IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that _______________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1 (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2002, among Conseco Finance Corp., as Originator and as the initial Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer, (the "Backup Servicer"), and U.S. Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                                      C-1-2

         The Agreement contemplates, subject to its terms, payment on the first day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each month commencing in May 2002 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Certificateholder's Percentage Interest of the Class [B-1/B-2] Distribution Amount for such Remittance Date. The Maturity Date of this Certificate is December 1, 2033, or the next succeeding Business Day if such December 1 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         [No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.]

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon

                                      C-1-3
surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                      C-1-4

         IN WITNESS WHEREOF, Manufactured Housing Contract Senior/ Subordinate Pass-Through Certificate Trust 2002-1 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:______________________
                                            MANUFACTURED HOUSING CONTRACT
                                            SENIOR/SUBORDINATE PASS-THROUGH
                                            CERTIFICATE TRUST 2002-1

                                            By    U.S. BANK NATIONAL ASSOCIATION

                                            By    ______________________________
                                                  Authorized Signatory

                                      C-1-5

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:______________________
                                            By    ______________________________
                                                  Signature

                                      C-1-6

                                                                     EXHIBIT C-2

                         FORM OF CLASS B-3I CERTIFICATE
                         ------------------------------

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class B-3I                                     No. R-1
(Subordinate)
                                               Percentage Interest:  _____%
Cut-off Date:  as defined in the
Pooling and Servicing Agreement                Maturity Date:  December 1, 2033
dated as of April 1, 2002                      (or if such day is not a Business Day, then the
                                               next succeeding Business Day)
First Remittance Date:
May 1, 2002

Servicer:
Conseco Finance Corp.

                                      C-2-1

                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                -------------------------------------------------
       PASS-THROUGH CERTIFICATES, SERIES 2002-1, CLASS B-3I (SUBORDINATE)
       ------------------------------------------------------------------

         BY ACCEPTANCE OF THIS CERTIFICATE, ANY PERSON THAT ACQUIRES THIS CERTIFICATE OR ANY INTEREST HEREIN, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT THE CERTIFICATEHOLDER EITHER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT SUCH PERSON IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that Green Tree Finance Corp.-Two is the registered owner of the undivided Percentage Interest set forth above in Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1 (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2002, among Conseco Finance Corp., as Originator and as the initial Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer"), and U.S. Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                                      C-2-2

         The Agreement contemplates, subject to its terms, payment on the first day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each related Due Period commencing in May 2002 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B-3I Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Certificateholder's Percentage Interest of the Class B-3I Distribution Amount for such Remittance Date. The Maturity Date of this Certificate is December 1, 2033 or the next succeeding Business Day if such December 1 is not a Business Day.

         THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE CONTRACTS.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the

                                      C-2-3

Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                      C-2-4

         IN WITNESS WHEREOF, Manufactured Housing Contract Senior/ Subordinate Pass-Through Certificate Trust 2002-1 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  ____________________
                                            MANUFACTURED HOUSING CONTRACT
                                            SENIOR/SUBORDINATE PASS-THROUGH
                                            CERTIFICATE TRUST 2002-1

                                            By    U.S. BANK NATIONAL ASSOCIATION

                                            By    ______________________________
                                                  Authorized Signatory

                                      C-2-5

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  ____________________
                                           By    _______________________________
                                                 Signature

                                      C-2-6

                                                                       EXHIBIT D

                             FORM OF ASSIGNMENT
                             ------------------

         In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 2002 among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer") and U.S. Bank National Association, as Trustee (the "Trustee"), the Seller does hereby transfer, assign, set over and otherwise convey to the Trustee (i) all the right, title and interest of the Seller in and to the Contracts, including, without limitation, all right, title and interest in and to the Collateral Security and all rights to receive payments on or with respect to the Contracts (other than principal and interest due on the Contracts on or before the applicable Cut-off Date), (ii) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the owner of such Contract, (iii) all rights under all FHA/VA Regulations pertaining to any Contract that is an FHA/VA Contract, (iv) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (v) all documents contained in the Contract Files and the Land-and-Home Contract Files relating to the Contracts, (vi) an amount equal to the difference between the aggregate Cut-off Date Principal Balances of the Staged-Funding Contracts and the principal balance of the Staged-Funding Contracts as of the Closing Date paid by the underwriters of the Certificates to the Trust by order of the Originator out of the proceeds of the sale of the Certificates, (vii) amounts on deposit in the Pre-Funding Account, the Basis Risk Reserve Fund, the Yield Maintenance Reserve Fund and the Staged-Funding Contract Reserve Account, and (viii) all proceeds and products in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

         This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ___ day of April, 2002.

                                                 CONSECO FINANCE SECURITIZATIONS
                                                 CORP.

                                                 By:  __________________________
                                                      [Name]
                                                      [Title]

                                                                       EXHIBIT E

                         FORM OF CERTIFICATE OF OFFICER
                         ------------------------------

                             [CONSECO FINANCE CORP.]
                      [CONSECO FINANCE SECURITIZATIONS CORP.]

                               OFFICER'S CERTIFICATE

         We, ______________ and ______________, hereby certify that we are the duly elected _________________ and ______________, respectively, of [Conseco Finance Corp. ("Conseco Finance")] [Conseco Finance Securitizations Corp. ("Conseco Securitizations")], and that as such we are duly authorized to execute and deliver this Certificate on behalf of [Conseco Finance] [Conseco Securitizations] in connection with the Pooling and Servicing Agreement, dated as of April 1, 2002 (the "Pooling and Servicing Agreement") among Conseco Finance Corp., Conseco Finance Securitizations Corp., Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer") and U.S. Bank National Association, as Trustee, and the Underwriting Agreement relating to the Class A, Class M-1-A, Class M-1-F, Class M-2 and Class B-1 Certificates, dated _______________, 2002, (the "Underwriting Agreement"), among Conseco Finance Corp., Conseco Finance Securitizations Corp. and Lehman Brothers Inc., Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement and the Underwriting Agreement) and further certify as follows:

         (1) Attached hereto as Exhibits I and II, respectively, are true and correct copies of the [Certificate] [Articles] of Incorporation and [Restated] Bylaws of [Conseco Finance] [Conseco Securitizations], together with all amendments thereto, both of which are in full force and effect on the date hereof.

         (2) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of [Conseco Finance] [Conseco Securitizations] are pending or contemplated.

         (3) There is no litigation pending, or to our knowledge, threatened, which, if determined adversely to [Conseco Finance] [Conseco Securitizations], would affect adversely the sale of the Contracts, the execution, delivery or enforceability of the Pooling and Servicing Agreement, the Transfer Agreement and the Underwriting Agreement (the "Transaction Documents")[, or the ability of Conseco Finance to service and administer the Contracts in accordance with the terms of the Pooling and Servicing Agreement].

         (4) Each person who, as an officer or representative of [Conseco Finance] [Conseco Securitizations], signed the Transaction Documents, or any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Contracts in accordance with the Transaction Documents, was at the time of such signing and is as of the date hereof duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         (5) Neither the execution and delivery by [Conseco Finance] [Conseco Securitizations] of the Transaction Documents, nor its compliance with the terms and provisions thereof, will conflict with, or result in a breach of, any of the terms of, or constitute a default under, any judgment, order, injunction or decree of any domestic court or governmental authority to which [Conseco Finance] [Conseco Securitizations] is subject or any indenture, agreement, contract or commitment to which [Conseco Finance] [Conseco Securitizations] is a party or by which it is bound, which conflict, breach or default presents a reasonable possibility of having a materially adverse effect on the business or operations of [Conseco Finance] [Conseco Securitizations]. No UCC-1 financing statements or statements of assignment listing [Conseco Finance] [Conseco Securitizations] as debtor and describing any of the Contracts as collateral other than the UCC-1 financing statement in favor of the Trustee, have been signed on behalf of [Conseco Finance] [Conseco Securitizations] and filed by any person after ______________ and prior to the date hereof.

         (6) Attached hereto as Exhibit IV is a certified true copy of the resolutions of the Board of Directors of [Conseco Finance] [Conseco Securitizations] (the "Resolutions") adopted with respect to the authorization of [Conseco Finance] [Conseco Securitizations] to take such actions and enter into such agreements as are necessary to sell and service the Contracts in accordance with the Transaction Documents; said resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

         (7) [The Registration Statement and the Prospectus, at the time the Registration Statement became effective did comply, and as of the date hereof comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act") and the Regulations. The Registration Statement, at the time it became effective did not, and as of the date hereof does not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date thereof did not, and as of the date hereof does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to [Conseco Finance] [Conseco Securitizations] in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. The conditions to the use by [Conseco Finance] [Conseco Securitizations] of registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of [Conseco Finance] [Conseco Securitizations] which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.]

         (8) Each of the representations and warranties contained in [Sections 3.01 and 3.03 of the Pooling and Servicing Agreement] [Section 3.1 (other than Section 3.1(a)) of the Transfer Agreement] and Section 1 of the Underwriting Agreement is true and correct on and as of the date hereof. [To the best of our knowledge, the representations and warranties of Conseco Finance contained in Section 3.01(a) of the Transfer Agreement are true and correct on the date hereof.]

         (9) [Conseco Finance] [Conseco Securitizations] has complied with all the agreements by which it is bound in connection with the transactions contemplated by the Transaction Documents, and has satisfied all the conditions on its part to be performed or satisfied prior to the Closing Date in connection with the transactions contemplated by the Transaction Documents.

         (10) The Transaction Documents have been duly executed by [Conseco Finance] [Conseco Securitizations] pursuant to and in compliance with the Resolutions.

         (11) No event with respect to [Conseco Finance] [Conseco Securitizations] has occurred or is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this ___ day of April, 2002.

                                        [CONSECO FINANCE CORP.]

                                        By:  ___________________________________
                                             [Name]
                                             [Title]

                                         [CONSECO FINANCE SECURITIZATIONS CORP.]

                                         By:  __________________________________
                                              [Name]
                                              [Title]

                                                                       EXHIBIT F

                          FORM OF OPINION OF COUNSEL
                          --------------------------

         The opinion of Briggs and Morgan, Professional Association shall be to the effect that undefined capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

         (1) The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Transfer Agreement and the Underwriting Agreement (collectively, the "Transaction Documents"). The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform in its obligations under the Transaction Documents.

         (2) The Transaction Documents have been duly authorized by all requisite corporate action, duly executed and delivered by the Originator and the Seller, and constitute the valid and binding obligations of the Originator and the Seller enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         (3) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by the Originator or the Seller for the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by the Underwriters pursuant to the Underwriting Agreement.

         (4) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

         (5) Neither the transfer of the Contracts by the Originator to the Seller, nor the assignment of the Originator's security interest on the related Manufactured Homes, nor the issuance or sale of the Certificates, nor the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions contemplated in the Transaction Documents nor the fulfillment of the terms of the Certificates or the Transaction Documents by the Originator, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Certificate of Incorporation or Bylaws of the Originator or of any indenture or other agreement or instrument known to us to which the Originator is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Originator, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

         (6) Neither the transfer of the Contracts by the Seller to the Trustee acting on behalf of the Trust, nor the assignment of the Seller's security interest on the related Manufactured Homes, nor the issuance or sale of the Certificates, nor the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions contemplated in the Transaction Documents, nor the fulfillment of the terms of the Certificates or the Transaction Documents by the Seller, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Articles of Incorporation or Bylaws of the Seller or of any indenture or other agreement or instrument known to us to which the Seller is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Seller, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

         (7) There are no actions or proceedings pending, nor to the best of our knowledge, are there any investigations pending or overtly threatened against the Originator or the Seller before any court, administrative agency or other tribunal
                  (A) asserting the invalidity of the Transaction Documents, the Certificates, the hazard or flood insurance policies applicable to any Contracts or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Transaction Documents, (C) which is likely materially and adversely to affect the performance by the Originator or the Seller of its obligations under, or the validity or enforceability of, the Transaction Documents or the Certificates, or (D) seeking adversely to affect the federal income tax attributes of the Certificates described in the Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences."

         (8) The transfer of the Initial and Additional Contracts to the Trust in accordance with Section 2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. [sec] 547), as in effect on the date hereof, in the event that the Originator became a debtor under the United States Bankruptcy Code.

         (9) Pursuant to the Transfer Agreement the Originator has transferred to the Seller all of the Originator's right, title and interest in the Contracts, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Seller in and to such Contracts, and has delivered the Land-and-Home Contract Files and the Contract Files to the Trustee (as the Seller's designee) or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Delaware identifying the Contracts as collateral and naming the Originator as debtor and the Seller as secured party, and the filing of continuation statements as required by the Transfer Agreement, is necessary to perfect as against third parties the assignment of the Contracts by the Originator to the Seller. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Originator became a debtor under the United States Bankruptcy Code. However, in the event such assignment were recharacterized as a pledge securing a loan from the Seller to the Originator, it is our opinion that the Seller would be deemed to have a valid and perfected security interest in the Initial and Additional Contracts and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. [sec] 336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Contract who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Seller's security interest in such Contracts, if such purchaser acts without knowledge that such Contract was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Land-and-Home Contract Files for the purpose of perfecting the assignment to the Seller of the Contracts. We express no opinion with respect to the enforceability of any individual Contract or the existence of any claims, rights or other matters in favor of any Obligor.

         (10) Pursuant to the Pooling and Servicing Agreement the Seller has transferred to the Trustee acting on behalf of the Trust all of the Seller's right, title and interest in the Contracts, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Contracts, and has delivered the Land-and-Home Contract Files and the Contract Files to the Trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Contracts as collateral and naming the Seller as debtor and the Trustee as secured party, and the filing of continuation statements as required by the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Contracts by the Seller to the Trustee. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Seller became a debtor under the United States
                  Bankruptcy Code. However, in the event such assignment were recharacterized as a pledge securing a loan from the Certificateholders to the Seller, it is our opinion that the Trustee would be deemed to have a valid and perfected security interest in the Contracts and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. [sec] 336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Contract, who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Contract, if such purchaser acts without knowledge that such Loan was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Land-and-Home Contract Files for the purpose of perfecting the assignment to the Trustee of the Contracts. We express no opinion with respect to the enforceability of any individual Contract or the existence of any claims, rights or other matters in favor of any Obligor.

         (11) In reliance upon certain representations and warranties set forth in the Pooling and Servicing Agreement and assuming that the Originator and the Trustee comply with the requirements of the Pooling and Servicing Agreement, including the filing on behalf of each of the Master REMIC and Subsidiary REMIC of a proper election to be taxed as a REMIC, as of the date hereof each of the Master REMIC and Subsidiary REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a REMIC. Further, the Regular Certificates will evidence ownership of the "regular interests" in the Master REMIC and the Class C Master Certificate and Class C Subsidiary Certificate will evidence ownership of the single class of "residual interest" in the Master REMIC and Subsidiary REMIC respectively. For Minnesota income and franchise tax purposes, and subject to the foregoing assumptions, and the provisions of Minnesota law as of the date hereof, the Trust (excluding the Yield Maintenance Reserve Fund, the Basis Risk Reserve Fund, the Staged-Funding Contract Reserve Account and the Pre-Funding Account) will not be subject to tax and the income of the Trust will be taxable to the holders of interests therein, all in accordance with the provisions of the Code concerning REMICs. Moreover, ownership of Certificates will not be a factor in determining whether such owner is subject to Minnesota income and franchise taxes. Therefore, if the owner of Certificates is not otherwise subject to Minnesota income or franchise taxes in the State of Minnesota, such owner will not become subject to such Minnesota taxes solely by virtue of owning Certificates.

         (12) The transfer of the Initial and Additional Contracts and the proceeds thereof by the Originator to the Seller on the date hereof pursuant to the Transfer Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. [sec][sec] 513.41 through 513.51), nor, should the Originator become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under
                  Section 548 of the United States Bankruptcy Code (11
                  U.S.C. [sec] 548) as in effect on the date hereof.

         (13) The transfer of the Initial and Additional Contracts and the proceeds thereof by the Seller to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. [sec][sec] 513.41 through 513.51), nor, should the Seller become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under
                  Section 548 of the United States Bankruptcy Code (11
                  U.S.C. [sec] 548) as in effect on the date hereof.

                                                                       EXHIBIT G

                      FORM OF TRUSTEE'S ACKNOWLEDGEMENT
                      ----------------------------------

         U.S. Bank National Association, a national banking association, acting as trustee (the "Trustee") of the trust created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2002, among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer") and the Trustee (the "Pooling and Servicing Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement), acknowledges, pursuant to Section 2.03 of the Pooling and Servicing Agreement, that the Trustee has received and holds in trust thereunder the following (i) all right, title and interest in and to the manufactured housing contracts identified on the List of Contracts [delivered pursuant to
Section 2.02(i) of the Pooling and Servicing Agreement] [delivered with the Subsequent Transfer Instrument of even date herewith] (the "Contracts"), including, without limitation, all right, title and interest in and to the Collateral Security and all rights to receive payments on or with respect to the Contracts (other than the principal and interest due on the Contracts on or before the applicable Cut-off Date), (ii) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) all rights under all FHA/VA Regulations pertaining to any FHA/VA Contract, (iv) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (v) all documents contained in the Contract Files and the Land-and-Home Contract Files relating to the Contracts, (vi) an amount equal to the difference between the aggregate Cut-off Date Principal Balances of the Staged-Funding Contracts and the principal balance of the Staged-Funding Contracts as of the Closing Date paid by the underwriters of the Certificates to the Trust by order of the Originator out of the proceeds of the sale of the Certificates, (vii) amounts on deposit in the Pre-Funding Account, the Basis Risk Reserve Fund and the Yield Maintenance Reserve Fund, (viii) all rights under the Yield Maintenance Agreement, and (ix) all proceeds and products in any way derived from any of the foregoing.

         The Trustee further acknowledges that the Trustee, directly or through a custodian, will hold said rights, interests and proceeds in trust for the use and benefit of all Certificateholders.

         IN WITNESS WHEREOF, U.S. Bank National Association, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer as of the ___ day of April, 2002.

                                                 U.S. BANK NATIONAL ASSOCIATION,
                                                 as Trustee

                                                 By:  __________________________
                                                      [Name]
                                                      [Title]

                                                                     EXHIBIT H-1

                      FORM OF CUSTODIAN'S ACKNOWLEDGEMENT
                          LAND-AND-HOME CONTRACT FILES

         U.S. Bank Trust National Association, a national banking association (the "Custodian") acting as Custodian under a Custodial Agreement (the "Custodial Agreement") dated as of April 1, 2002, between the Custodian and U.S. Bank National Association, as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of April 1, 2002 among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer") and the Trustee, pursuant to which the Custodian holds on behalf of the Trustee certain "Land-and-Home Contract Files," as described in the Pooling and Servicing Agreement, hereby acknowledges receipt of such Land-and-Home Contract Files, except as noted on the exception list attached hereto. The Custodian further acknowledges that it will, within 90 days of the date of the Custodial Agreement, conduct a review of the Land-and-Home Contract Files and confirm to the Trustee and the Originator that each Land-and-Home Contract File includes (a) an original executed copy of the Land-and-Home Contract (or an executed lost note affidavit, together with a copy of the note), (b) an original or a copy of the related Mortgage, (c) an assignment of the Land-and-Home Contract and the related Mortgage from the originator (if other than the Originator) to the Originator, (d) an endorsement of the Land-and-Home Contract by the Originator to the Trustee or in blank, (e) an assignment of the related Mortgage to the Trustee or in blank, and (f) any extension, modification or waiver agreement(s), except as noted on the document exception listing to be attached to such confirmation. The Custodian will not otherwise review the Land-and-Home Contracts and Land-and-Home Contract Files for compliance with the terms of the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, U.S. Bank Trust National Association has caused this acknowledgment to be executed by its duly authorized officer as of the ___ day of April, 2002.

                                               U.S. BANK TRUST NATIONAL
                                               ASSOCIATION,
                                               as Custodian

                                               By:  ____________________________
                                                    [Name]
                                                    [Title]

                                      H-1-1

                                                                     EXHIBIT H-2

                      FORM OF CUSTODIAN'S ACKNOWLEDGEMENT
                                CONTRACT FILES

         U.S. Bank Trust National Association, a national banking association (the "Custodian") acting as Custodian under a Custodial Agreement (the "Custodial Agreement") dated as of April 1, 2002, between the Custodian and U.S. Bank National Association, as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of April 1, 2002 among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer") and the Trustee, pursuant to which the Custodian holds on behalf of the Trustee certain "Contract Files," as described in the Pooling and Servicing Agreement, hereby acknowledges receipt of such Contract Files, except as noted on the exception list attached hereto. The Custodian further acknowledges that it will, within 90 days of the date of the Custodial Agreement, conduct a review of the Contract Files and confirm to the Trustee and the Originator that each Contract File includes (a) an original executed copy of the Contract (or an executed lost note affidavit, together with a copy of the note), (b) either: (i) the original title document for the related Manufactured Home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, or (ii) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related Manufactured Home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit, (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located, (d) the assignment of the Contract from the originator (if other than Conseco Finance Corp.) to the Originator, (e) evidence of any other Collateral Security, including with respect to a Land-in-Lieu Contract, the mortgage or deed of trust, and (f) any extension, modification or waiver agreement(s), except as noted on the document exception listing to be attached to such confirmation. The Custodian will not otherwise review the Contracts and Contract Files for compliance with the terms of the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, U.S. Bank Trust National Association has caused this acknowledgment to be executed by its duly authorized officer as of the ___ day of April, 2002.

                                               U.S. BANK TRUST NATIONAL
                                               ASSOCIATION,
                                               as Custodian

                                               By:  ____________________________
                                                    [Name]
                                                    [Title]

                                      H-2-1

                                                                       EXHIBIT I

                   FORM OF CERTIFICATE OF SERVICING OFFICER
                   ----------------------------------------

                             CONSECO FINANCE CORP.

         The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 2002 among the Company, Conseco Finance Securitizations Corp., Wells Fargo Bank Minnesota, N.A. (the "Backup Servicer") and U.S. Bank National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         The Monthly Report for the period from __________ to __________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

         As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature the ___ day of _________, ____.

                                               CONSECO FINANCE CORP.

                                               By:   ___________________________
                                                     [Name]
                                                     [Title]

                                                                       EXHIBIT J

                        FORM OF CLASS C [SUBSIDIARY]
                        ----------------------------
                            [MASTER] CERTIFICATE
                            --------------------

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [UNCERTIFICATED SUBSIDIARY INTERESTS] [REGULAR CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF
SECTION 9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

Class C Subsidiary                                No.
[(Subordinate)] [(Master)]

Cut-off Date:  as defined in the Pooling
and Servicing Agreement dated as of               Percentage Interest:  100%
April 1, 2002

First Remittance Date:
May 1, 2002

               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
               ------------------------------------------------
          PASS-THROUGH CERTIFICATES, SERIES 2002-1 CLASS C [SUBSIDIARY]
          -------------------------------------------------------------
                           [MASTER] (RESIDUAL INTEREST)
                           ---------------------------

        Cut-off Date Pool Principal Balance: $600,000,000.00 (Approximate)

         BY ACCEPTANCE OF THIS CERTIFICATE, ANY PERSON THAT ACQUIRES THIS CERTIFICATE OR ANY INTEREST HEREIN, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT THE CERTIFICATEHOLDER EITHER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT SUCH PERSON IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         This certifies that Green Tree Finance Corp.-Two is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1 (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date) (the "Contracts"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2002, among Conseco Finance Corp., as Originator and the initial Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer"), and U.S. Bank National Association, as Trustee of the Trust (the "Trustee"). This Class C [Subsidiary] [Master] Certificate is one of the Class C [Subsidiary] [Master] Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class C [Subsidiary] [Master] Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the first day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each month commencing in May 2002, so long as the Agreement has not been terminated, by check (or, if such Class C [Subsidiary] [Master] Certificateholder holds Class C [Subsidiary] [Master] Certificates with an aggregate Percentage Interest of at least 20% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Remittance Date) to the registered Class C [Subsidiary] [Master] Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Class C [Subsidiary] [Master] Distribution Amount.

         The Class C [Subsidiary] [Master] Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class C [Subsidiary] [Master] Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class C [Subsidiary] [Master] Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Class C [Subsidiary] [Master] Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class C Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class C [Subsidiary] [Master] Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class C [Subsidiary] [Master] Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class C [Subsidiary] [Master] Certificates evidencing the same aggregate amount of Class C [Subsidiary] [Master] Certificates will be issued to the designated transferee or transferees.

         As provided in the Agreement and subject to certain limitations therein set forth, this Class C [Subsidiary] [Master] Certificate is exchangeable for new Class C [Subsidiary] [Master] Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

         The Originator, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class C [Subsidiary] [Master] Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         The holder of this Class C [Subsidiary] [Master] Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the [Subsidiary] [Master] REMIC elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The
[Uncertificated Subsidiary Interests] [Regular Certificates] shall be "regular interests" in the [Subsidiary] [Master] REMIC and the Class C [Subsidiary] [Master] Certificates shall be the "residual interest" in the [Subsidiary] [Master] REMIC. In addition, the holder of this Class C [Subsidiary] [Master] Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the [Subsidiary] [Master] REMIC, and (ii) agrees to cooperate with the Originator in connection with examinations of the [Subsidiary] [Master] REMIC's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in Section 6.06 of the Agreement.

         IN WITNESS WHEREOF, Manufactured Housing Contract Senior/ Subordinate Pass-Through Certificate Trust 2002-1 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  _________________
                                              MANUFACTURED HOUSING CONTRACT
                                              SENIOR/SUBORDINATE PASS-THROUGH
                                              CERTIFICATE TRUST 2002-1

                                              By  U.S. BANK NATIONAL ASSOCIATION

                                              By  ______________________________
                                                  Authorized Signatory

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate, and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  _______________
                                                   By  _________________________
                                                       Signature

                                                                     EXHIBIT K-1

              FORM OF CERTIFICATE REGARDING REPURCHASED CONTRACTS
              ---------------------------------------------------

                              CONSECO FINANCE CORP.

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS

         The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.06 of the Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2002 among the Company, Conseco Finance Securitizations Corp., Wells Fargo Bank Minnesota, N.A., as Backup Servicer and U.S. Bank National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         (1) The Contracts on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 3.06 of the Agreement.

         (2) Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section 3.06 of the Agreement, be assigned by the Trustee to the Company.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this ___ day of _______, ____.

                                               CONSECO FINANCE CORP.

                                               By:   ___________________________
                                                     [Name]
                                                     [Title]

                                      K-1-1

             FORM OF CERTIFICATE REGARDING SUBSTITUTED CONTRACTS
             ---------------------------------------------------

                            CONSECO FINANCE CORP.

                CERTIFICATE REGARDING SUBSTITUTED CONTRACTS

         The undersigned certify that they are [title] and [title], respectively of Conseco Finance Corp., a corporation organized under the laws of Delaware ("the Company"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.06(b) of the Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2002 among the Company, Conseco Finance Securitizations Corp., Wells Fargo Bank Minnesota, N.A., as Backup Servicer and U.S. Bank National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

         (1) The Contract and Contract File [or Land-and-Home Contract File, as applicable] for each such Eligible Substitute Contract [are being held by the Company, as Servicer] have been delivered to [the Trustee or its Custodian] [_________, the successor Servicer].

         (2) The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.06(b) of the Agreement and each such Contract is an Eligible Substitute Contract [description how the Contracts satisfy the definition of "Eligible Substitute Contract"].

         (3) The UCC-1 financing statements in respect of the Contracts to be substituted, in the form required by Section 3.06
                  (b)(iii) of the Agreement, have been filed with the appropriate offices.

         (4)(x) the Company shall have delivered to the Trustee, or its Custodian, the related Land-and-Home Contract Files; and
                  (y) the Company has delivered to the Trustee an opinion of counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected first priority lien in the real estate securing such Eligible Substitute Contracts, or evidence of recordation of the assignment to the Trustee on behalf of the Trust of each Mortgage securing such Eligible Contracts.

         (5) There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Contract exceeds the Scheduled Principal Balance of each Contract being substituted therefor.

                                      K-2-1

         IN WITNESS WHEREOF, we have affixed hereunto our signatures this ___ day of ___________.

                                               CONSECO FINANCE CORP.

                                               By:   ___________________________
                                                     [Name]
                                                     [Title]

                                      K-2-2

                                                                       EXHIBIT L

                         FORM OF REPRESENTATION LETTER
                         -----------------------------

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101

Conseco Finance Securitizations Corp.
300 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

         RE: Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 2002-1, Class [B-2/B-3I/C Subsidiary/C Master]

         [The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in
Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.]

Representations and Warranties
------------------------------

         The Purchaser makes the following representations and warranties in order to permit the Trustee, Conseco Finance Securitizations Corp., and [underwriter of the Class B-2/B-3I/Class C Subsidiary/Class C Master Certificate] to determine its suitability as a purchaser of Certificates and to determine that the exemption from registration relied upon by Conseco Finance Securitizations Corp. under Section 4(2) of the 1933 Act is available to it.

         (1) The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that Conseco Finance Securitizations Corp. is not required to register the Certificates and that any transfer must comply with
                  Section 9.02 of the Pooling and Servicing Agreement relating to the Certificates.

         (2) The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

         (3) [The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment. The Purchaser has reviewed the Prospectus dated April 5, 2002 and related Prospectus Supplement dated April 5, 2002, with respect to the Certificates, and has been given such information concerning the Certificates, the underlying installment sale contracts and Conseco Finance Securitizations Corp. as it has requested.]

         (4) [The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control] [The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (except for a resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act") or Regulation S under the 1933 Act), subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all time be and remain within its control.]

         (5) The Purchaser does not qualify as (i) an employee benefit plan (a "Plan") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
                  ("ERISA"), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan described in
                  Section 4975(e)(1) of the Internal Revenue Code of 1986
                  (also a "Plan"), or (iii) an entity whose underlying assets are deemed to be assets of a Plan by reason of such Plan's investment in the entity (as determined under Department of Labor Regulations, 29 C.F.R. [sec] 2510.3-101 (1990)).

         (6) The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Pooling and Servicing Agreement.

         (7) The Purchaser, as holder of the Class [B-2/B-3I/C Subsidiary/C Master] Certificate, acknowledges (i) it may incur tax liabilities in excess of any cash flows generated by the interest and (ii) it intends to pay the taxes associated with holding the Class B-3I/C Subsidiary/C Master
                  Certificate as they become due.

         (8) The Purchaser agrees that it will obtain from any purchaser of the Certificates from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 7 and in this paragraph 8.

         The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

         Executed at ______________, ________, this _____ day of ______________.

                                      Purchaser's Name (Print)

                                      By:   ____________________________________
                                            Signature

                                      Its:  ____________________________________

                                      Address of Purchaser:  ___________________
                                            ____________________________________

                                      Purchaser's Taxpayer Identification Number

                                            ____________________________________

                                                                       EXHIBIT M
                            FORM OF MONTHLY REPORT
                            ----------------------

              MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                  PASS-THROUGH CERTIFICATES, SERIES 2002-1

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-1
TRUST ACCOUNT: 3340161-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:

Available Funds                                                       Principal          Interest            Total
---------------                                                       ---------          --------            -----
Scheduled Monthly Payments Collected                                       0.00              0.00             0.00
Principal Prepayments                                                      0.00              0.00             0.00
Proceeds on Liquidated Loans                                               0.00              0.00             0.00
Servicer Reimbursement of Pre-Liquidation Expenses                         0.00              0.00             0.00
Servicer Reimbursement of Post-Liquidation Expenses                        0.00              0.00             0.00
Servicer Advance for Delinquent Payments                                   0.00              0.00             0.00
Recovery of Prior Month's Servicer Advance                                 0.00              0.00             0.00
10-Day Roll Forward of Principal Collections                               0.00              0.00             0.00
Recovery of Prior Month's 10-Day Roll Forward                              0.00              0.00             0.00
Collection Account Earnings                                                0.00              0.00             0.00
Class M & B-1 Interest Deficiencies for current Remittance                 0.00              0.00             0.00
Class M & B-1 Interest Deficiencies from prior Remittance                  0.00              0.00             0.00
Amount Withdrawn from Reserve Funds                                        0.00              0.00             0.00
Other Adjustments to Available Funds                                       0.00              0.00             0.00
                                                              ----------------------------------------------------
Total Available Funds                                                      0.00              0.00             0.00
                                                              ====================================================

Fees Payable
------------
Monthly Servicing Fee  (0.5% of Pool Scheduled Principal Balance                                              0.00
Back-up Servicing Fee  (.02% of Pool Scheduled Principal Balance)                                             0.00
Trustee Fee                                                                                                   0.00
Insurance Premium                                                                                             0.00
Cap Provider Fee       (payable May 2002 through October 2004)                                                0.00
                                                                                                 -----------------
Total Fees                                                                                                    0.00

Amount Available for Principal and Interest Distribution (see page 2)                                         0.00
                                                                                                 =================
Formula Principal Distribution
------------------------------
Scheduled Principal Payments                                                                                  0.00
Principal Prepayments (Payoffs and Curtailments)                                                              0.00
Liquidated Loans                                                                                              0.00
Repurchased / Substituted Contracts                                                                           0.00
10-Day Principal Roll Forward                                                                                 0.00
Prior Month's 10-Day Roll Forward                                                                             0.00
                                                                                                 -----------------
Total Formula Principal Distribution                                                                          0.00
                                                                                                 =================

Unpaid Class A Principal Shortfall as of Prior Month                                                          0.00
Class M and B Liquidation Loss Principal Distribution                                                         0.00
Overcollateralization     Principal    Distribution    (begins                                                0.00
05/01/2002)
                                                                                                 -----------------
Total Additional Principal Distribution and Other Principal Distribution                                      0.00
                                                                                                 =================

Pool Scheduled Principal Balance                                                                              0.00
10-Day Adjusted Pool Principal Balance                                                                        0.00
Certificate Principal Balance (excluding IO Notional Principal Amount)                                        0.00
Overcollateralization Amount (Target:) 21,000,000.00                                                          0.00
Total Outstanding Loan Count                                                                                     0

Reserve Funds / Cash Deposits                 Previous Balance         Deposits       Withdrawals   Ending Balance
-----------------------------
Prefunded Account                                         0.00             0.00              0.00             0.00
Undelivered Account                                       0.00             0.00              0.00             0.00
Stage-Funded Reserve Fund                                 0.00             0.00              0.00             0.00
Basis Risk Reserve Fund                                   0.00             0.00              0.00             0.00
Yield Maintenance Reserve Fund                            0.00             0.00              0.00             0.00

Non-Recoverable Pre-Liquidation Expenses             Incurred:             0.00      Outstanding:             0.00

Non-Recoverable Post-Liquidation Expenses            Incurred:             0.00      Outstanding:             0.00

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)                               Principal Allocation Percentage
MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES                -------------------------------
SERIES 2002-1                                                                                Current Date    Following Date
TRUST ACCOUNT:  3340161-0                                              -----------------------------------------------------
MONTHLY REMITTANCE REPORT:                                             Class A                 0.00000000        0.00000000
REMITTANCE DATE:                                                       Class M1A               0.00000000        0.00000000
                                                                       Class M1F               0.00000000        0.00000000
                                                                       Class M2                0.00000000        0.00000000
                                                                       Class B                 0.00000000        0.00000000
                                                                       -----------------------------------------------------
                                                                       Total                   0.00000000        0.00000000
                                                                       -----------------------------------------------------

       Distributions                        Current     Interest
       -------------                        -------     --------
                                Coupon      Interest    Shortfall     Interest     Principal     Principal     Ending
                                ------      --------    ---------     --------     ---------     ---------     ------
    Class          CUSIP         Rate       Payment      Payment     Per $1000      Payment      Per $1000     Balance
    -----          -----         ----       -------      -------     ---------      -------      ---------     -------
-----------------------------------------------------------------------------------------------------------------------
A1               20846QJQ2      6.681000%     0.00        0.00       0.00000000       0.00      0.00000000       0.00
M1A              20846QJR0      3.910000%     0.00        0.00       0.00000000       0.00      0.00000000       0.00
M1F              20846QJS8      7.954000%     0.00        0.00       0.00000000       0.00      0.00000000       0.00
M2               20846QJT6      9.546000%     0.00        0.00       0.00000000       0.00      0.00000000       0.00
B1               20846QJU3     10.000000%     0.00        0.00       0.00000000       0.00      0.00000000       0.00
B2               xxxxxxxxx      9.860000%     0.00        0.00       0.00000000       0.00      0.00000000       0.00
B3I              xxxxxxxxx            N/A     0.00        0.00          N/A           0.00          N/A          N/A
C                xxxxxxxxx            N/A     0.00        0.00          N/A           0.00          N/A          N/A
O/C              xxxxxxxxx            N/A     0.00        0.00          N/A           0.00          N/A          N/A
-----------------------------------------------------------------------------------------------------------------------
Totals                                        0.00        0.00                        0.00                       0.00
=======================================================================================================================

                                                  Unpaid       Unpaid
                                                  ------       ------
                  Pool          Original        Interest    Principal
                  ----          --------        --------    ---------
    Class        Factor          Balance       Shortfall    Shortfall
    -----        ------          -------       ---------    ---------
---------------------------------------------------------------------
A1             0.00000000     439,500,000.00     0.00          0.00
M1A            0.00000000      31,500,000.00     0.00          0.00
M1F            0.00000000      31,500,000.00     0.00          0.00
M2             0.00000000      30,000,000.00     0.00          0.00
B1             0.00000000      15,000,000.00     0.00          0.00
B2             0.00000000      46,500,000.00     0.00          0.00
B3I                N/A                   N/A     0.00          0.00
C                  N/A                   N/A     0.00          0.00
O/C                N/A          6,000,000.00
---------------------------------------------------------------------
Totals         0.00000000     600,000,000.00     0.00          0.00
=====================================================================

Delinquency/Default Summary
---------------------------
                                                                                                        Repossessions
                                                                                                        -------------
Delinquencies                     31-60 Days    61-90 Days     Over 90Days        Total    Extensions        Incurred
-------------                     ----------    ----------     -----------        -----    ----------        --------
-----------------------------------------------------------------------------------------------------------------------
Number of Loans                            0             0               0            0             0               0
Principal Balance                       0.00          0.00            0.00         0.00          0.00            0.00
Percent of Total (#)                 #DIV/0!       #DIV/0!         #DIV/0!      #DIV/0!       #DIV/0!         #DIV/0!
Percent of Total ($)                 #DIV/0!       #DIV/0!         #DIV/0!      #DIV/0!       #DIV/0!         #DIV/0!
-----------------------------------------------------------------------------------------------------------------------

                                Repossession    Repossessions   Liquidations/   Liquidation
                                ------------    -------------   -------------   -----------
Delinquencies                      Inventory      Repurchased     Charge-Offs        Losses
-------------                      ---------      -----------     -----------        ------
-------------------------------------------------------------------------------------------
Number of Loans                            0                0               0             0
Principal Balance                       0.00             0.00            0.00          0.00
Percent of Total (#)                 #DIV/0!          #DIV/0!         #DIV/0!       #DIV/0!
Percent of Total ($)                 #DIV/0!          #DIV/0!         #DIV/0!       #DIV/0!
-------------------------------------------------------------------------------------------
                                             ----------------------------------------------
                             Cumulative (#):                0               0             0
                             Cumulative ($):             0.00            0.00          0.00
                                             ----------------------------------------------
                                             ----------------------------------------------

Distribution Tests             Test Date:     5/1/06
                                                                Target        Actual
                                                                ------        ------
---------------------------------------------------------------------------------------
3 Month Average 60 Day Delinquency Ratio               less than 7.00%         0.00%
Current Realized Loss Ratio                            less than 3.50%         0.00%
Cumulative Realized Loss Ratio      until 4/30/2007    less than 7.00%         0.00%
(target not to exceed 8.75% from 5/1/2007 to 4/30/2008,
11.75% from 5/1/2008 to 4/30/2009, 13.25% thereafter)
----------------------------------------------------------------------------------------
Class M-1 Principal Balance                       greater than 43.875%            0%     -------------------
Class M-2 Principal Balance                       greater than 28.125%            0%     WAC            0%
Class B Principal Balance                         greater than 20.625%            0%     Net WAC Cap    0%
Class B Principal Balance                      greater than 12,000,000.00         0.0    WAM            0.0
                                                                                         -------------------
----------------------------------------------------------------------------------------

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-1
TRUST ACCOUNT:  3340161-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:

Additional Interest Distributions
---------------------------------

Basis Risk Carryover Distributions
----------------------------------
                                                    Coupon Rate      Basis Risk      Basis Risk       Interest      Unpaid Basis
                                                    -----------      ----------      ----------       --------      ------------
                           Coupon     Net WAC      in Excess of      Carryover        Interest        Payment      Risk Carryover
                           ------     -------      -------------     ---------        --------        -------      --------------
   Class       CUSIP        Rate      Cap Rate      Net WAC Cap      Shortfall        Payment        Per $1000        Shortfall
   -----       -----        ----      --------      -----------      ---------        -------        ---------        ---------
----------------------------------------------------------------------------------------------------------------------------------
M1A          20846QJR0   3.910000%    0.000000%      0.000000%          0.00            0.00         0.00000000         0.00

----------------------------------------------------------------------------------------------------------------------------------
Totals:                                                                 0.00            0.00                            0.00
----------------------------------------------------------------------------------------------------------------------------------

Liquidation Loss Interest Distributions
---------------------------------------

                                                                           Adjusted      Liquidation
                                                                           --------      -----------
                            Coupon        Principal       Liquidation      Principal    Loss Interest
                            ------        ---------       -----------      ---------    -------------
Class          CUSIP         Rate          Balance        Loss Amount       Balance         Amount
-----          -----         ----          -------        -----------       -------         ------
-----------------------------------------------------------------------------------------------------
M1A          20846QJR0       3.910000%       0.00             0.00           0.00            0.00
M1F          20846QJS8       7.954000%       0.00             0.00           0.00            0.00
M2           20846QJT6       9.546000%       0.00             0.00           0.00            0.00
B1           20846QJU3      10.000000%       0.00             0.00           0.00            0.00
B2           xxxxxxxxx       9.860000%       0.00             0.00           0.00            0.00
-----------------------------------------------------------------------------------------------------

Totals:                                                       0.00                           0.00
=====================================================================================================


                Liquidation        Interest          Unpaid          Interest
                -----------        --------          ------          --------
               Loss Interest       Payment         Liquidation      Deficiency
               -------------       -------         -----------      ----------
Class             Payment         Per $1000       Loss Interest       Amount
-----             -------         ---------       -------------       ------
-------------------------------------------------------------------------------
M1A                 0.00          0.00000000          0.00             0.00
M1F                 0.00          0.00000000          0.00             0.00
M2                  0.00          0.00000000          0.00             0.00
B1                  0.00          0.00000000          0.00             0.00
B2                  0.00          0.00000000          0.00             0.00
-------------------------------------------------------------------------------

Totals:             0.00                              0.00             0.00
===============================================================================

                                                                       EXHIBIT N

                           FORM OF ADDITION NOTICE
                           -----------------------

                                                            ______________, 2002

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101

         Re: Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2002, among Conseco Finance Corp. (the "Company"), Conseco Finance Securitizations Corp. (the "Seller"), Wells Fargo Bank Minnesota, N.A., as Backup Servicer (the "Backup Servicer") and U.S. Bank National Association as Trustee (the "Trustee") relating to Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 2002-1

Ladies and Gentlemen:

         Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Seller hereby notifies the Trustee of an assignment to the Trust of Subsequent Contracts on the date and in the amounts set forth below:

         Subsequent Transfer Date:  _________________

         Cut-off Date Principal Balance of Subsequent Contracts to be assigned to Trust on Subsequent Transfer Date: $_____________

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                           Very truly yours,

                                           CONSECO FINANCE SECURITIZATIONS CORP.

                                           By:   _______________________________
                                                 Name:
                                                 Title:

ACKNOWLEDGED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION

By: ____________________________
    Name:
    Title:

                                                                       EXHIBIT O

                       FORM OF SUBSEQUENT TRANSFER INSTRUMENT
                       --------------------------------------

         In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 2002, among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller"), Wells Fargo Bank Minnesota, N.A. as Backup Servicer (the "Backup Servicer") and U.S. Bank National Association as Trustee (the "Trustee"), the Seller does hereby transfer, assign, set over and otherwise convey, without recourse, to Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1, created by the Agreement, to be held in trust as provided in the Agreement, (i) all the right, title and interest of the Seller in and to the Subsequent Contracts identified on the list attached hereto as Exhibit A (the "Subsequent Contracts"), including, without limitation, all right, title and interest in and to the Collateral Security and all rights to receive payments on or with respect to the Subsequent Contracts (other than the principal and interest due on the Subsequent Contracts on or before the applicable Cut-off
Date), (ii) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Subsequent Contract for the benefit of the owner of such Subsequent Contract, (iii) all rights under all FHA/VA Regulations pertaining to any Subsequent Contract that is an FHA/VA Contract, (iv) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (v) all documents contained in the Contract Files and the Land-and-Home Contract Files relating to the Subsequent Contracts, (vi) all rights of the Seller under the Subsequent Transfer Agreement of even date herewith between the Originator and the Seller and (vii) all proceeds and products of the foregoing.

         This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Section 2.03 and Article III of the Agreement and no others. All undefined capitalized terms used in this Assignment have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this __ day of ________, 2002.

                                                CONSECO FINANCE SECURITIZATIONS
                                                CORP.

                                                By   ___________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT P

             FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER)

         The undersigned certifies that [s]he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Company"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of April 1, 2002 (the "Agreement") among the Company, Conseco Finance Corp., Wells Fargo Bank Minnesota, N.A., as Backup Servicer and U.S. Bank National Association as Trustee. All capitalized terms used herein without definition have the respective meanings specified in the Agreement. The undersigned further certifies that:

         This Certificate is delivered in connection with the sale to the Trust on __________________ (the "Subsequent Transfer Date") of Contracts (the "Subsequent Contracts") identified in the List of Contracts attached to the Subsequent Transfer Instrument of even date herewith.

         As of the Subsequent Transfer Date, all representations and warranties in Section 3.01 of the Agreement are true and correct and all representations and warranties in Section 3.03 of the Agreement with respect to the Subsequent Contracts are true to the best of [her][his] knowledge.

         All conditions precedent to the sale of the Subsequent Contracts to the Trust under Section 2.03 of the Agreement have been satisfied.

         As of the Subsequent Transfer Date, the Company is not insolvent and will not be made insolvent by the transfer of the Subsequent Contracts, and the undersigned is not aware of any pending insolvency of the Company.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this ___ day of _________, 2002.

                                             By  _______________________________
                                                 Name:
                                                 Tittle:

                            SCHEDULE 5.15

          INITIAL DESCRIPTION OF INFORMATION TO BE DELIVERED
                          TO BACKUP SERVICER

Back Up Servicing Reports

==================================================================================================================================
Report                                                          Delivery Period               Investor            Received
==================================================================================================================================
Copy of the most recent cutoff and related remittance           Cutoff Reports will be
information, including investor cutoff reports, remittance      delivered monthly within 5
reports. Payment, payoff and all default liquidation            Business Days of Investor
information should be included. This information should be      cutoff.
for the same period as the above reconciliation information.
                                                                Special Investor
                                                                reports/forms will be
                                                                delivered monthly within 20
                                                                Business Days after
                                                                month-end.
----------------------------------------------------------------------------------------------------------------------------------
Bank account reconciliation for P&I & T&I accounts, including   Servicer will provide
bank statements and all supporting documentation, such as       monthly "in and out"
total pages from trial balances, remittance reports, and        balance report within 5
back-up for reconciling items. For S/S investors this           Business Days after
includes the Test of Expected Cash calculation and supporting   month-end.
documentation. If wires affecting the custodial account are
completed after Transfer Date, those should be included.        Back Up Servicer can
                                                                request a random sampling
                                                                to include the "out of
                                                                balance" reconciliations
                                                                plus 2% of "in balance"
                                                                reconciliations.

                                                                All reconciliations will be
                                                                provided to Back Up
                                                                Servicer within 30 Business
                                                                Days following the Transfer
                                                                Date.
----------------------------------------------------------------------------------------------------------------------------------

OTHER

NOTE: The reports identified below, as part of the "Other" report request, will be provided to Back Up Servicer. Servicer may, at its sole discretion, remove from such reports any information not applicable to the Mortgage Loans.

==================================================================================================================================
Report

==================================================================================================================================
----------------------------------------------------------------------------------------------------------------------------------
Management                   MLSG Executive Summary Report - Monthly Report
----------------------------------------------------------------------------------------------------------------------------------
Cash Management              Suspense Balances Aging Reports (including No Master)
----------------------------------------------------------------------------------------------------------------------------------
Cash Management              Payment Clearing Reconciliations
----------------------------------------------------------------------------------------------------------------------------------
Cash Management              Return Item/NSF Header Account Recon
----------------------------------------------------------------------------------------------------------------------------------
Cash Management              Outstanding Advanced Funds
----------------------------------------------------------------------------------------------------------------------------------
Cash Management              Cash Processing Volumes Report
----------------------------------------------------------------------------------------------------------------------------------
Special Services             Monthly report on new Litigation and/or Partial Release cases
----------------------------------------------------------------------------------------------------------------------------------
Delinquency                  Stratify into the following categories:  30-, 60-, 09-, 120-, 150-, 180+ days, bky 30-, bky 60-, bky 90-, bky 120-, bky 150-, 180+ days, pre-sale fcl, post-sale fcl, inventory of repossession
----------------------------------------------------------------------------------------------------------------------------------
Disaster/Damaged Properties  Provide a list of total loans that fall into these categories, including balance, location, type of
                             Disaster or damage, and estimated loss
----------------------------------------------------------------------------------------------------------------------------------
Default Loan Loss            Provide a report of average loan loss monthly by loan type (conv ins, conv unins, FHA, VA, Title 1,
                             Other) and Investor (Pool) loan type and reason for loss; - # by state and $ by state
----------------------------------------------------------------------------------------------------------------------------------
Corporate Advances           Stratify current receivable balances by # of loans and total balance
----------------------------------------------------------------------------------------------------------------------------------
                             * Mortgagor recoverable
----------------------------------------------------------------------------------------------------------------------------------
                             * 3rd party recoverable
----------------------------------------------------------------------------------------------------------------------------------
                             * Pool buyouts (repurchases from the security)
----------------------------------------------------------------------------------------------------------------------------------
                             * Non-Recoverable Advances
----------------------------------------------------------------------------------------------------------------------------------
Loss Mitigation              Provide the following reports:  pending workouts by type and due date/status, monthly/YTD closed workouts by Investor and workout type, monthly and YTD workout income, workout Ratios mtd and
                             YTD by Investor
----------------------------------------------------------------------------------------------------------------------------------
Foreclosure/Claims           Provide the following pre-sale and post-sale reports by:  Investor, due date, referral date;
                             Investor, attorney, and referral date; Investor, attorney and state; pending evictions by sale date and state. Back Up Servicer to provide sample reports to Servicer.
----------------------------------------------------------------------------------------------------------------------------------
                             Provide a report of historical timeline performance by state, attorney, and Investor. Note any penalties assessed and any paid monthly and YTD.
----------------------------------------------------------------------------------------------------------------------------------
                             Provide a report of pending claims by:  Investor and loan type, # within guide by Investor and loan type, # within guide by Investor and state, # outside guide by Investor and loan type,
                             # outside guide by Investor and state
----------------------------------------------------------------------------------------------------------------------------------
                             Private Claims not filed within 30 days of FC Sale/Redemption

----------------------------------------------------------------------------------------------------------------------------------
                             Private final claims not filed within 30 days of REO/3rd Party/Short sale

----------------------------------------------------------------------------------------------------------------------------------
                             Private claims aging report of funds outstanding

----------------------------------------------------------------------------------------------------------------------------------
Bankruptcy                   Provide the following reports on active bankruptcies:  chapter, contractual due date, filing date;
                             chapter, pre-petition due date, state; chapter, post-petition due date, state; pending loans in motion for relief status
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
REO / Repossession           Provide a listing by Investor, state, loan type, and property type - include # of properties and outstanding balance
----------------------------------------------------------------------------------------------------------------------------------
PMI                          Open Items - 30 days prior to disbursement date

----------------------------------------------------------------------------------------------------------------------------------
Escrow                       Loans Not Analyzed Report

----------------------------------------------------------------------------------------------------------------------------------
FHA INSURANCE                Reconciliation/Billing - monthly reporting.

----------------------------------------------------------------------------------------------------------------------------------
FHA INSURANCE                ANP - monthly reporting

----------------------------------------------------------------------------------------------------------------------------------
FHA INSURANCE                Report Summary - monthly reporting

----------------------------------------------------------------------------------------------------------------------------------
Lien Release                 List of Paid in full loans

----------------------------------------------------------------------------------------------------------------------------------
Lien Release                 List of loans for which payoffs have been quoted

----------------------------------------------------------------------------------------------------------------------------------
Special Loans - Buydowns     Report of loans with a negative replacement reserve.
----------------------------------------------------------------------------------------------------------------------------------
Special Loans-P&I Mods       Servicer to provide the total number of loans where a P&I modification was processed during the month.
----------------------------------------------------------------------------------------------------------------------------------
Special Loans Dept           Servicer to provide a report of all ARM loans with unprocessed IR or P&I changes due through Each month end.
                             Report of all loans with pending IR changes

                             Servicer will provide a copy of their standard monthly reporting to Back Up Servicer

----------------------------------------------------------------------------------------------------------------------------------

MLSG Executive Summary Report - Detail

Customer Impact Indicators
--------------------------

Call stats
         total calls
         VRU handled
         % handled by VRU

Inbound Collection calls
         Total Customer Relations calls
         Customer Relations answer rate
         Customer Relations hold time
           calls offered
           calls abandoned

Tasks opened by
         Total number resolved by
         Total resolution rate

Calls received per loan
Answer rate for Customer Relations
VRU Resolution
Customer contact - contact categories
Turnaround time for response to customer inquiries
Return mail volume
Accuracy of payment applications - monthly process review
Percent of payment reversals
% of payments incorrectly applied by Financial centers (branches)
% of escrowed loans with past due hazard items
Number of hazard cancellations due to non-payment
% of taxes due and unpaid
Number of tax bills due but not paid by type
Escalated Customer Complaints - total volume # only.
Total number/percentage of loans by root cause with tax penalties assessed % of taxes due and unpaid

Operational Indicators
----------------------

Average corporate advance per loan - Private Investor only
Outstanding corporate advances/aging report - Private Investor only Source of customer payments

Team Statistics - volume data and key performance indicators for each team
--------------------------------------------------------------------------
Key Quality Indicators for:
         - Inbound Team
         - Cash/Prblem Loan Research Team
         - Escrow/New Loan Research Team
         - Mortgage Insurance Team
         - Escrow Analysis Team
         - Tax Research Team
         - Bankruptcy Team
         - Foreclosure Team
         - Records Administration
         - Post Foreclosure/REO Team
         - Outbound Collections Team
         - Loss Mitigation Team

         - Cash Processing Team & cash processing volume
         - Cash Support/Funds Control Team
                  - Private/Internal Investor Team
         - Special Loans/ARMs